Exhibit 10.12

EXECUTION VERSION

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality requested. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

P&R MANAGEMENT AGREEMENT

P&R EQUIPMENT AND FINANCE CORP,

AS OWNER,

CONTAINER APPLICATIONS INTERNATIONAL,

INCORPORATED,

AS THE MANAGER,

AND

INTERPOOL CONTAINERS LIMITED,

AS A SUBMANAGER

Dated as of

March 14, 2006

i

ii

SCHEDULE 1 – CEU VALUE BY CONTAINER TYPE

SCHEDULE 2A – FORM OF MANAGER REPORT

SCHEDULE 2B –FORM OF LIST OF CONTAINERS

SCHEDULE 3 – OPERATING EXPENSES

SCHEDULE 4A – OWNER CONTAINERS THAT ARE CAI-MANAGED CONTAINERS

SCHEDULE 4B – LEASES TO WHICH CAI-MANAGED CONTAINERS ARE SUBJECT

SCHEDULE 4C – OWNER CONTAINERS THAT ARE INTERPOOL CONTAINERS

SCHEDULE 4D – LEASES TO WHICH INTERPOOL CONTAINERS ARE SUBJECT

EXHIBIT A-1 – MASTER EQUIPMENT LEASE AGREEMENT—INTERPOOL CONTAINERS LIMITED

EXHIBIT A-2 – FINANCE LEASE—INTERPOOL CONTAINERS LIMITED

EXHIBIT A-3A – OPERATING LEASE—INTERPOOL CONTAINERS LIMITED

EXHIBIT A-3B – OPERATING LEASE—INTERPOOL CONTAINERS LIMITED

EXHIBIT A-4 – MASTER EQUIPMENT LEASE AGREEMENT—CAI

EXHIBIT A-5 – OPERATING LEASE—CAI

iii

P&R MANAGEMENT AGREEMENT

This P&R MANAGEMENT AGREEMENT (as further amended, restated or otherwise modified from time to time in accordance with the terms hereof, the “Agreement”) is made as of March 14, 2006 (the “Closing Date”) among P&R EQUIPMENT AND FINANCE CORP, a Swiss company with its chief executive office at Industriestrasse 6, 6301 Zug, Switzerland (the “Owner”), CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, a Nevada Corporation having its principal place of business at One Embarcadero Center, San Francisco, California 94111 (individually, “CAI” and, in its capacity as manager, together with its successors and permitted assigns, the “Manager”), and INTERPOOL CONTAINERS LIMITED, a Barbados company with its chief executive office at 211 College Road East, Princeton, New Jersey 08540, as a Submanager (individually, “Interpool Containers Limited” and, in its capacity as a submanager, together with its successors and permitted assigns, a “Submanager”).

RECITALS

WHEREAS, pursuant to a Sale Agreement dated as of the Closing Date, the Owner, or an Affiliate of the Owner, will purchase from Interpool Containers Limited certain intermodal marine cargo containers as of the Funding Date; and

WHEREAS, CAI is in the business of leasing Containers (as defined herein) to shipping lines and other Container users, and is experienced in the administration of a Container-management company; and

WHEREAS, the Owner desires to contract with CAI to manage the operation and leasing of the Owner Containers (as defined herein), and CAI desires to operate and lease the Owner Containers as part of the Managed Containers (as defined herein), and to perform certain specified administrative duties for the Owner, all as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS.

For purposes of this Agreement:

“Affiliate” means, when used with reference to a specified Person, any individual, partnership, corporation, trust or other entity that directly or indirectly controls, or is controlled by, or is under common control with, such Person, but that individual or entity shall be deemed an Affiliate of such Person only so long as such control continues to exist. For purposes of this definition, “control” or “controlled” or “controlling” or any variation thereof shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the sake of clarity, (i) the direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding capital stock (or other ownership interests) of a corporation or other entity having the ordinary voting power to elect directors or their equivalent managing authority shall be presumed to be a controlling interest, and (ii) none of CAI or any of its affiliates shall be considered an Affiliate of the Owner or any of its respective affiliates. For the avoidance of doubt, PRB Limited shall be considered an Affiliate of the Owner. For the avoidance of doubt, CAI and Interpool Containers Limited shall not be considered to be Affiliates.

“Agreement” shall have the meaning set forth in the Preamble of this Agreement.

“Agreement Termination Date” means the date upon which all Owner Containers have become Terminated Owner Containers.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or are obligated by law, executive order or governmental decree to be closed, and in the case of any payments hereunder, a “Business Day” shall also be a day on which dealings in US Dollars are effected in London, England.

“CAI” shall have the meaning set forth in the Preamble of this Agreement.

“CAI-Managed Container” means all Owner Containers managed by CAI pursuant to the terms of this Agreement. For the avoidance of doubt, for so long as Interpool Containers Limited is sub-managing an Owner Container in accordance with the terms of this Agreement, such Owner Container shall not be considered a CAI-Managed Container until such time as such Owner Container is no longer an Interpool Container or Interpool Containers Limited resigns or is removed as Submanager hereunder.

“CAI Management Fee” means a fee that shall not be less than zero dollars ($0), earned by the Manager for each calendar month from the Cut-Off Date for the management of the Owner Containers that are CAI-Managed Containers (and are not sub-managed by Interpool Containers Limited, in its capacity as a Submanager hereunder), equal to the sum of:

(a) the *** for such calendar month for the Owner Containers that are CAI-Managed Containers subject to a Master Lease, *** and

(b) the *** for such calendar month for the Owner Containers that are CAI-Managed Containers subject to a Term Lease, *** and

(c) for all Finance Lease Containers that are CAI-Managed Containers, the *** for such calendar month ***.

“Capital Improvements” means (a) any major structural changes required to be made to Owner Containers so as to conform with: (i) any applicable governmental and /or regulatory standards; (ii) then current IICL standards; and (b) any testing and/or re-rating of the Containers required to conform the Containers to changes in prevailing regulatory or generally accepted commercial standards in the container leasing and/or intermodal shipping industries. Capital Improvements do not include repairs or maintenance, which are required as a result of normal wear and tear or damage caused in the operation of the Containers.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Casualty Loss” means any of the following events with respect to any Container:

(a) if such Container is not subject to a Lease, (i) the actual total loss of such Container, (ii) the Manager’s Knowledge that such Container has become lost, stolen or destroyed, (iii) thirty (30) days following the Manager’s determination that such Container is damaged beyond economic repair or permanently rendered unfit for use for any reason whatsoever, or (iii) the seizure, condemnation or confiscation of such Container for a period exceeding sixty (60) days, or

(b) if such Container is subject to a Lease, such Container shall have been deemed under its Lease to have suffered a casualty loss.

“Casualty Proceeds” means, for any accounting period, all proceeds received by the Manager from insurance or other sources, including amounts received from the insurance specified in Sections 10.1 and 10.2, as a result of a Casualty Loss with respect to the Owner Containers during such accounting period.

“CEU” means a cost-equivalent unit that is a fixed unit of measurement based on the cost of a Container relative to the cost of a twenty (20) foot standard dry freight Container.

“CEU Available Days” means, with respect to the Managed Containers or the Owner Containers, as the case may be, the aggregate of the individual products, for each Container Type, of: (a) the total number of days in a given period that all Containers of such Container Type are managed by the Manager, multiplied by (b) the CEU Value of such Container Type.

“CEU Value” means, (a) for an individual Container, the value of such Container based on its Container Type, as set forth in Schedule 1 hereto, and, (b) for a group of Containers, the sum of the individual products, for each Container Type in such group, of (x) the total number of Containers of such Container Type in such group, multiplied by (y) the value of such Container based on its Container Type, as set forth in Schedule 1 hereto.

“Claims or Losses” shall have the meaning set forth in Section 20.1.

“Closing Date” shall have the meaning set forth in the Preamble of this Agreement.

“Collateral Tracking System” shall have the meaning set forth in Section 7.6.

“Confidential Information” shall have the meaning set forth in Section 7.8(a).

“Consequential Damages” shall have the meaning set forth in Section 8.2.

“Container” means any dry cargo, refrigerated, open top, flat rack, domestic storage, tank, high cube or other type of marine intermodal container.

“Container Disposal” shall have the meaning set forth in Section 3.3(g).

“Container Identification Number” means, for any Container, the unique alpha-numeric reference assigned to such Container which is painted on or affixed to such Container.

“Container Lender” means any bank, financial institution or credit company which lends money to the Owner which loan is secured by one or more Owner Containers and the related Leases.

“Container Lender Agent” means such Person who may be designated in writing from time to time by the Container Lenders to accept notices and reports required to be delivered hereunder to the Container Lenders; initially, such Person shall be Fortis Capital Corp.

“Container Sale” means, for any Owner Container, a completed sale transaction, authorized and consented to in advance in writing by the Owner, other than a Container Disposal, Casualty Loss, Fleet Sale, Owner Affiliate Container Sale or any sale to Manager or Submanager.

“Container Type” means the type of a Container, as set forth in Schedule 1 hereto.

“Contingency Insurance” shall have the meaning set forth in Section 10.2.

“Cut-Off Date” shall mean April 1, 2006.

“Distributable Net Owner Proceeds” shall have the meaning set forth in Section 6.1(a).

“Event of Manager Default” shall have the meaning set forth in Section 13.3(a).

“Event of Owner Default” shall have the meaning set forth in Section 13.3(b).

“Finance Lease” means, as of any period of determination, any Lease of one or more Containers that satisfies the criteria for classification as a direct financing lease pursuant to GAAP.

“Finance Lease Containers” means, as of any date of determination, all Owner Containers that are subject to a Finance Lease.

“Finance Lease Payments” means, for any period of determination, all amounts received by the Manager, on behalf of the Owner, in connection with the ownership, use or operation of any Finance Lease Containers, including but not limited to rental, handling, Location Revenue and other rental-related charges arising from the leasing of such Finance Lease Containers, but excluding Miscellaneous Owner Proceeds, Casualty Proceeds, Indemnification Proceeds and Sales Proceeds.

“Fleet Sale” shall have the meaning set forth in Section 9.3.

“Force Majeure” shall have the meaning set forth in Section 18.

“Funding Date” shall have the meaning set forth in the Sale Agreement.

“GAAP” means those generally accepted accounting principles in the United States as in effect from time to time. Unless otherwise defined or the context otherwise requires, all accounting terms used herein shall be construed, and all accounting determinations and computations required hereunder shall be made, in accordance with GAAP in effect on the date on which they are applied, and shall be applied consistently throughout the relevant periods.

“Governmental Authority” means (a) any national, state or other sovereign government, and any federal, regional, state, provincial, local, city government or other political subdivision, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Gross Revenue” means all revenue (without reduction for expenses or costs), calculated on an accrual basis in accordance with GAAP, earned in connection with the ownership, use or operation of the Owner Containers, or the relevant portion thereof (or where indicated the Managed Containers), including, but not limited to, rental, handling, repair bill proceeds, Location Revenue, damage protection, interchange fees and other rental-related charges arising from the leasing of such Containers, but excluding Miscellaneous Owner Proceeds, Casualty Proceeds, Indemnification Proceeds, Finance Lease Payments and Sales Proceeds.

“IICL” means the Institute of International Container Lessors.

“Indemnification Proceeds” means, for any accounting period, all proceeds received by the Manager from Lessees pursuant to the Leases, insurance or other sources, including amounts received from the insurance specified in Sections 10.1 and 10.2, for indemnification of liability and loss with respect to the Owner Containers during such accounting period, but excluding Casualty Proceeds and Miscellaneous Owner Proceeds.

“Independent Accountant” means an independent certified public accounting firm of recognized national or regional standing in the United States.

“Interpool” means Interpool, Inc., a Delaware corporation.

“Interpool Containers Limited” shall have the meaning set forth in the Preamble.

“Interpool Containers” means those Owner Containers subject to an Interpool Lease (determined by reference to Schedule 4C of the PRB Management Agreement), including any renewal or extension of the term thereof, and any other Owner Container that becomes subject to an Interpool Lease from time to time. Upon the redelivery of any Interpool Containers subject to an Interpool Lease, whether upon expiration of such Interpool Lease, or upon a default by a Lessee or otherwise, such Owner Container shall no longer be deemed an Interpool Container for purposes of this Agreement, including, without limitation, for purposes of calculating the Interpool Management Fee.

“Interpool Lease” means (i) those Leases that relate to an Owner Container (determined by reference to Schedule 4D of the PRB Management Agreement) (solely to the extent they relate to an Owner Container); and, (ii) any such additional Leases as may be arranged by Interpool Containers Limited (or an Affiliate thereof) after the Funding Date to the extent related to Owner Containers that are Interpool Containers.

“Interpool Management Fee” shall mean a fee that shall not be less than zero dollars ($0), earned by Interpool Containers Limited, in its capacity as Submanager for each calendar month from the Cut-Off Date for the management of the Owner Containers that are Interpool Containers, payable for so long as Interpool Containers Limited is a Submanager hereunder, equal to the sum of:

(a) the *** for such calendar month for the Owner Containers that are Interpool Containers subject to a Master Lease, *** and

(b) the *** for such calendar month for the Owner Containers that are Interpool Containers subject to a Term Lease, *** and

(c) for all Finance Lease Containers that are Interpool Containers, the *** for such calendar month ***.

“Knowledge” means, with respect to a Person and a particular fact or other matter, one of the following: (i) such Person is actually aware of such fact or other matter or (ii) (except when Knowledge is stated to be “actual Knowledge”) a prudent Person would more likely than not have discovered or otherwise become aware of such fact or other matter in the course of their ordinary responsibilities. Each party hereto shall be deemed to have “Knowledge” of a particular fact or other matter if any of their respective directors and officers with the authority to establish policy for the party is actually aware of such fact or other matter, or (except when Knowledge is stated to be “actual Knowledge”) such party would more likely than not have discovered or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent investigation concerning the truth or existence of such fact or other matter.

“Lease” means a lease, or a sublease through one or more Affiliates of the Manager or the Submanager, for one or more Owner Containers (but only to the extent such Lease relates to the Owner Containers): (i) between the Manager (or an Affiliate of the Manager) and a Lessee; or (ii) with respect to Interpool Containers, between Interpool Containers Limited (or an Affiliate of Interpool Containers Limited) and a Lessee.

“Lessee” means the lessee or sublessee of one or more Managed Containers under a Lease.

“Lien” means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

“List of Containers” A true and complete list of all Owner Containers as of the end of each calendar month: (i) Container Indentification Number, (ii) description and type, (iii) acquisition date, (iv) if subject to a Lease, the identity of the Lessee, the related Lease number and Lease type, the per diem rental in effect at month end, the Lease start and expiry dates, whether an option to purchase such Owner Container has been granted and amount for which any such purchase option may be exercised, and whether the Owner Container is covered by Damage Protection Plan coverage, and (v) if not subject to a Lease, its location and repair status.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Location Revenue” means the net amount (which can be a positive or negative number) of charges and credits to Lessees related to delivery and return of Containers in geographic locations, including but not limited to Container pick-up charges and Container drop-off charges.

“Managed Containers” means all of the Containers managed by the Manager and sub-managed by the Submanager as of the relevant date of determination, including, but not limited, to the Owner Containers.

“Management Fee” means the CAI Management Fee and/or the Interpool Management Fee, as applicable.

“Manager” means CAI until a Replacement Manager Effective Date, and thereafter the Replacement Manager.

“Manager Change of Control” means that: (a) (i) the Manager or, so long as it acts as in such capacity, any Submanager, sells, assigns, conveys, transfers, leases or otherwise disposes of (in each case, whether in one transaction or a series of related transactions) in excess of *** of its assets to any Person; or (ii) (x) the Manager or, so long as it acts as in such capacity, any Submanager, amalgamates or consolidates with, or merges with or into, another Person, or (y) any Person amalgamates or consolidates with, or merges with or into, the Manager or such Submanager, and, after giving effect to the transactions described in clause (i) or (ii), the beneficial owners of Manager or such Submanager immediately prior to the transaction own less than *** of the beneficial ownership of Manager or such Submanager immediately after the transaction.

“Manager Default” shall have the meaning set forth in Section 13.1.

“Manager Indemnified Parties” shall have the meaning set forth in Section 20.1.

“Manager Reports” means reports, in the format which the Manager uses for the Managed Containers, which itemize Gross Revenue, Operating Expenses, NOI, Net Owner Proceeds, Distributable Net Owner Proceeds, utilization, Container additions, disposals, lease outs and returns and on-hire status for the Owner Containers and Owner Affiliate Containers, or the relevant portions thereof, and which includes a list of the Manager’s top ten customers (in terms of gross lease revenues) and a list of Leases which the Manager has declared to be in default, such reports to be produced by the Manager in substantially the form as shown in Schedule 2A hereto.

“Master Lease” means a Lease, other than a Finance Lease or a Term Lease.

“Miscellaneous Owner Proceeds” means amounts received by the Manager (a) from the manufacturers or sellers of Owner Containers for breach of sale warranties relating thereto, and (b) in payment or settlement of any claims, losses, disputes or Proceedings relating to the Owner Containers, including proceeds from the insurance specified in Sections 10.1 and 10.2 for damage to such Containers; provided however that Miscellaneous Owner Proceeds shall not include Sales Proceeds, Casualty Proceeds, Finance Lease Payments and Indemnification Proceeds.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Net Owner Proceeds” means, for any period of determination, an amount equal to the excess of:

(a) the sum of (i) Gross Revenue for the Owner Containers, (ii) Casualty Proceeds, (iii) Sales Proceeds, (iv) Finance Lease Payments, (v) Miscellaneous Owner Proceeds, and (vi) Indemnification Proceeds for the Owner Containers, in each case determined pursuant to the provisions of this Agreement, over

(b) the sum of (i) Operating Expenses for the Owner Containers, (ii) the applicable Management Fee; (iii) any Sales Fees, plus (iv) any other payments that are owed by Owner to Manager pursuant to this Agreement, in each case determined pursuant to the provisions of this Agreement.

“NOI” means, for any accounting period, Gross Revenue for the Owner Containers, or the relevant portion thereof, for such period minus Operating Expenses for the Owner Containers, or the relevant portion thereof, for such period.

“OFAC” The Office of Foreign Assets Control of the United States Department of the Treasury.

“Operational Review” shall have the meaning set forth in Section 7.7(a).

“Operating Expenses” means all direct and indirect expenses and costs, calculated on an accrual basis in accordance with GAAP, incurred by the Manager in connection with the ownership, use or operation of the Owner Containers, or the relevant portion thereof (or, where indicated, the Managed Containers), including but not limited to: (i) agency costs and expenses; (ii) depot fees, handling, and storage costs and expenses; (iii) survey, maintenance and repair expenses (including the actual or estimated cost of repairs to be made pursuant to a damage protection plan); (iv) repositioning expense; (v) the cost of inspecting, marking and remarking such Containers; (vi) third-party fees for bankruptcy recovery; (vii) bad debt expense; (viii) audit fees related to the annual review by the Manager’s (or any Submanager’s) Independent Accountant of the Gross Revenue, Operating Expenses and Management Fees for the Managed Containers (but excluding the accounting fees for the audit or accounting work referenced in Section 7.2); (ix) expenses, liabilities, claims and costs (including without limitation reasonable attorneys’ fees) incurred in connection with enforcing rights under the Leases of such Containers or repossessing such Containers; (x) insurance expense (including, without limitation, insurance obtained by the Manager pursuant to the provisions of Section 3.3(h)); (xi) taxes, levies, duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against such Containers, including but not limited to ad valorem, gross receipts and other property taxes imposed against such Containers or against the revenues generated by such Containers, but excluding for the avoidance of doubt any income, net profits or similar taxes, or any interest or penalties or additions related thereto imposed on the Manager in respect of its services; (xii) expenses, liabilities, claims and costs (including without limitation reasonable attorneys’ fees) incurred by the Manager or made against the Manager by any third party arising directly or indirectly (whether wholly or in part) out of the state, condition, operation, use, storage, possession, repair, maintenance or transportation of such Containers; (xiii) expenses and costs (including without limitation reasonable attorneys’ fees) of pursuing claims against manufacturers or sellers of such Containers on behalf of the Owner; and (xiv) non-recoverable sales and value-added taxes on such expenses and costs. Notwithstanding the foregoing, Operating Expenses shall in no event include ***. See Schedule 3 hereto for a list of the most common Operating Expenses with notations as to the method used to charge such expenses to Owner.

“Owner” shall have the meaning set forth in the Preamble of this Agreement.

“Owner Affiliate Container” means any Containers owned by PRB Limited as of the Funding Date, as listed on Schedules 4A and 4C to the PRB Management Agreement, excluding those Containers that are subsequently the subject of Owner Affiliate Container Sales (as set forth in the PRB Management Agreement) pursuant to the PRB Management Agreement.

“Owner Affiliate Container Sale” means any sale of an Owner Container (as defined in the PRB Management Agreement) by PRB Limited to Owner.

“Owner Bank Account” means a bank account identified by Owner to the Manager as the account to which all payments from the Manager to the Owner under the terms of this Agreement are to be deposited.

“Owner Containers” means any Containers acquired by the Owner pursuant to an Owner Affiliate Container Sale and of which PRB Limited has given the Manager notice pursuant to Section 9.5 of the PRB Management Agreement, but excluding any Terminated Owner Containers. For the avoidance of doubt, any Container that is subject to the terms of the PRB Management Agreement shall not be subject to this Agreement, provided that all calculations provided for in this Agreement and all reporting requirements required by this Agreement shall be combined with all reporting requirements under the PRB Management Agreement.

“Owner Default” shall have the meaning set forth in Section 13.2.

“Owner Indemnified Parties” shall have the meaning set forth in Section 20.2.

“PRB Limited” shall mean PRB Limited, a Bermuda corporation.

“PRB Management Agreement” shall mean that certain PRB Management Agreement, dated as of the Closing Date, among PRB Limited, a Bermuda corporation, the Manager, and Interpool Containers Limited, as a submanager.

“Permitted Liens” means, with respect to any Owner Container, any or all of the following: (i) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves are maintained; (ii) carriers’, warehousemen’s, mechanics, or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves are maintained; provided, however, in no event shall any such contest result in the loss of the affected Container; (iii) Leases entered into in the

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ordinary course of business providing for the leasing of such Container; (iv) with respect to any Container then on lease to a Lessee, any purchase option in favor of such Lessee that is set forth in such Lease; provided that any proceedings of the type described in clauses (i) and (ii) above could not (A) reasonably be expected to subject the Owner to any civil or criminal penalty or liability or (B) involve any significant risk of material loss, sale or forfeiture of all, or any material portion of, the Owner Containers.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an estate, a Governmental Authority or other entity.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any court or other tribunal or Governmental Authority, or any arbitrator or arbitration panel.

“Recipient” shall have the meaning set forth in Section 7.8(a).

“Recipient Parties” shall have the meaning set forth in Section 7.8(a).

“Remittance Date” shall have the meaning set forth in Section 6.1(a).

“Reporting Period” means, with respect to any Remittance Date, the period from the first day of the calendar month two months prior to such Remittance Date through the last day of such calendar month, such that an April 30 Remittance Date would correspond to amounts accrued under GAAP in February; provided that the initial Reporting Period shall be from the Cut-Off Date through the last day of such calendar month, unless otherwise agreed between the Owner and the Manager.

“Replacement Manager” means any other Person appointed by the Owner in accordance with the terms of this Agreement to replace CAI (or Interpool Containers Limited, as Submanager) as manager of the Owner Containers (or Interpool Containers Limited, as Submanager of the Interpool Containers) hereunder upon (a) the resignation of CAI as Manager (pursuant to the provisions of Section 12.2) or (b) the termination of CAI as Manager (pursuant to the provisions of Section 13.4).

“Replacement Manager Effective Date” means the date that a Replacement Manager has assumed the responsibilities of the Manager in accordance with the terms of this Agreement.

“Sale Agreement” means that certain Sale Agreement, dated as of the Closing Date, among Interpool Containers Limited, Interpool, Inc., and P&R Equipment and Finance Corp.

“Sales Fee” means a fee payable by the Owner to the Manager in connection with the sale of an Owner Container in accordance with the provisions of Section 3.3(g), in an amount equal to the product of (i) ***and (ii) the Sales Proceeds received by, or on behalf of, the Owner in connection with the sale of such Container.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Sales Proceeds” means the gross proceeds received from the sale of a Container (excluding an Owner Affiliate Container Sale or a sale through a Finance Lease or an operating lease with a purchase option) less any repair costs, payments on account of accrued rent, any taxes, commissions, administrative fees, handling charges or other amounts paid or to be paid to unaffiliated third parties in connection with such sale, as determined in the reasonable discretion of the Manager.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” means any of the following currently or in the future: (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent the agency, organization, or person is subject to a sanctions program administered by OFAC.

“Split Lease” means any lease to which an Owner Container is subject that also relates to containers that are not Owner Containers.

“Submanager” means any submanager appointed pursuant to the provisions of Section 15 hereof, including, without limitation, Interpool Containers Limited for so long as it serves as a Submanager hereunder in accordance with Section 15.2.

“Term” shall have the meaning set forth in Section 12.1.

“Term Lease” means a Lease of Containers, other than a Finance Lease, having an initial term of twenty-four (24) months or greater.

“Terminated Owner Container” means any Owner Container: (i) that has suffered a Casualty Loss and for which all Casualty Proceeds and any other amounts payable in connection therewith have been paid, (ii) that has been sold or otherwise disposed pursuant to the terms of this Agreement, or (iii) as to which the Manager has no further obligation under Section 12.2.

“Termination Date” shall have the meaning set forth in Section 13.3(a).

“Transaction Manager” shall mean such Person who may be designated in writing from time to time by the Owner to Manager to accept and deliver such notices and reports and otherwise exercise such rights as are expressly provided in this Agreement to be exercised by the Transaction Manager. In the absence of such designation, or during the continuance of any vacancy, such Person shall be the Owner. Initially, such Person shall be Hakman Capital Corporation.

“Transaction Manager Report” shall have the meaning set forth in Section 6.1(a).

“Transactions” shall have the meaning set forth in Section 7.8(f).

“US$ or US Dollars” means the lawful currency of the United States of America.

ARTICLE II.

APPOINTMENT.

Section 2.1 Appointment. Upon and pursuant to the terms and conditions hereinafter provided, the Owner hereby appoints the Manager for the Term to operate, lease and manage the Owner Containers on behalf of the Owner. Subject to the provisions of this Agreement, in furtherance of the foregoing the Owner hereby grants to the Manager the authority as its lawful agent to: (i) enter into, administer and terminate Leases with respect to the Owner Containers, (ii) sell, transfer or otherwise dispose of the Owner Containers and (iii) collect monies and make disbursements on behalf of the Owner with respect to the Owner Containers. The Owner Containers shall remain subject to the provisions of this Agreement and the Manager shall be entitled to retain possession and control of such Containers, subject to the Leases, until such Containers become Terminated Owner Containers. The Manager hereby accepts such appointment and agrees to perform such functions upon the terms and conditions herein.

Section 2.2 Standard of Performance. The duties of the Manager and the Submanager will be limited to those expressly set forth in this Agreement, and neither the Manager nor the Submanager will have any fiduciary or other implied duties or obligations to the Owner.

Section 2.3 Relationship between Owner, Manager and Submanager. All of the functions, duties and services performed by the Manager and the Submanager under this Agreement shall be performed by the Manager and the Submanager, respectively, as an independent contractor and not as agent of the Owner except to the limited extent set forth in the following sentence. The Manager does not have the authority to act as agent of the Owner, and the Manager, in its capacity as such, does not, except to the extent of its role as agent of the Owner specified in Sections 2.1 and 9.3, have the authority to bind the Owner or its assets. The Owner does not have liability for the acts of the Manager.

Section 2.4 Retention of Rights. The Owner shall at all times retain any and all rights and interests as the owner of the Owner Containers pursuant to the terms and conditions of this Agreement, notwithstanding the management thereof by the Manager hereunder. The Manager shall not make reference to or otherwise deal with or treat the Owner Containers in any manner except in conformity with this Section 2; and the Manager shall defend the right, title, and interest of the Owner and its successors and assigns in, to, and under the Owner Containers against all claims of third parties (including Lessees) asserting any Lien thereon (other than Permitted Liens) or other interest therein arising through or due to any actions of the Manager or any Lessee.

Section 2.5 Non-Disclosure. The Manager shall not be required to disclose to any Lessee the interest of the Owner or any lessor in and to any Owner Container or whether the Manager may be acting as principal, agent or otherwise with respect to any specific Container.

ARTICLE III.

TENDER OF CONTAINERS; DUTIES OF MANAGER.

Section 3.1 Tender of Containers. Owner shall tender all of the Owner Containers on the Funding Date. In connection with tendering such Owner Containers:

(a) Owner shall reimburse Manager for all expenses incurred by Manager in accepting and assuming control of Owner Containers including, without limitation, any expenses incurred in making those repairs necessary so that such Owner Containers meet IICL standards for use in international maritime shipping, expenses incurred in connection with the removal of Liens, and the cost of positioning the Container to the nearest CAI depot.

(b) Owner shall provide Manager with a copy of all books and records pertinent to the Owner Containers that Manager may reasonably request in connection with the performance of its duties hereunder, including without limitation, if the Owner Container is tendered at a time when it is subject to a lease, a true and correct copy of such Lease.

(c) Owner agrees to cooperate with Manager as reasonably requested by Manager to enable Manager to perform its obligations under this Agreement.

Section 3.2 [intentionally omitted.]

Section 3.3 Management Functions. The Manager shall, in the name of the Manager but on behalf of the Owner, manage and administer the Owner Containers, arrange the leasing or subleasing and enter into Leases of such Containers, and administer such Leases. Without prejudice to the generality of the foregoing the Manager shall:

(a) subject to clause (g) below, decide, for each Owner Container, the identity of each Lessee, the period of the Lease, the rental or other sums payable thereunder, and the form and content of each Lease (which Lease may take the form of Master Lease, Term Lease or such other form determined in the reasonable discretion of the Manager or, with the consent of the Owner, a Finance Lease, in each case in accordance with the standard of service set forth in Section 3.4 hereof; provided, however that such forms shall not without Owner’s prior written consent (which consent shall not be unreasonably withheld) deviate substantially from the forms of leases heretofore provided the Owner and attached hereto as Exhibits A-1, A-2, A-4, A-5 and A-5; seek Lessees, arrange for the leasing or subleasing of the Owner Containers and enter into Leases (which Leases may take the form of Master Lease, Term Lease, Finance Lease or such other form determined in the reasonable discretion of the Manager in accordance with the standard of service set forth in Section 3.4 hereof) in the name of the Manager, subject to the proviso set forth in Section 2.5; and invoice and collect all amounts due pursuant to the Leases;

(b) perform on behalf of the Owner the obligations of the lessor under the Leases;

(c) exercise all rights of the lessor under the Leases, including without limitation the invoicing and collection of rental and other payments due from the Lessees;

(d) take any actions the Manager deems necessary to ensure compliance by the Lessees with the terms of their Leases;

(e) log interchanges of the Owner Containers including the return and release of such Containers from depots;

(f) inspect, repair, maintain, service and store the Owner Containers to the highest of the following standards: (i) those required under industry convention or governmental law or regulation; (ii) those required by the terms of any insurance policy provided by the Manager under which such Containers are insured; and (iii) those of prudent companies in the same industry;

(g) sell, (i) in a manner consistent with the standard of service set forth in Section 3.4 hereof, any Owner Containers subject to a Lease with a purchase option (to the extent any such purchase option has been disclosed to the Owner), or (ii) with the prior written consent of the Owner, any Owner Container (each such sale, a “Container Disposal”);

(h) obtain insurance in accordance with the provisions of Section 10.2 and in respect of any matters which the Manager considers necessary or prudent, including without limitation public liability insurance;

(i) follow such credit policies with respect to the leasing of the Owner Containers as it follows from time to time with respect to the Managed Containers and, subject to such credit policies, the Manager may, in its sole discretion (i) determine and approve the creditworthiness of any Lessee (but the Manager makes no representation and warranty to the Owner or any other Person as to the solvency or financial stability of any Lessee or the ability of any Lessee to pay rent), (ii) determine that any amount due from any Lessee is not economically collectible, (iii) institute and prosecute legal Proceedings against a Lessee as permitted by applicable law, (iv) terminate or cancel any Lease, (v) recover possession of the Owner Containers from any Lessee, (vi) settle, compromise or release any Proceeding or claim against a Lessee in the name of the Manager or, if appropriate, in the name of the Owner, or (vii) reinstate any Lease;

(j) ensure that each of the Owner Containers carries its Container Identification Number and other markings as may be required for its operation in marine and intermodal shipping;

(k) institute and prosecute claims against the manufacturers of the Owner Containers as the Manager may consider advisable for breach of warranty, any defect in condition, design, operation or fitness or any other non-conformity with the terms of manufacture and/or the related purchase agreement;

(l) contract for the services included in the definition of the term “Operating Expenses” and promptly pay for such services;

(m) not lease, or knowingly consent to the sublease of, an Owner Container to a Sanctioned Person (other than pursuant to a license issued by OFAC); and

(n) prepare and deliver the reports required pursuant to Section 7.

Section 3.4 Standard of Service. In performing its duties and obligations pursuant to this Agreement and providing the services described herein, the Manager shall perform its duties on a fair and equitable basis, operate the Owner Containers on a non-discriminatory basis, in accordance with its reasonable business practices and with no less than the same skill and care with which it manages all of the Managed Containers without preference to ownership thereof, provided that it shall not be deemed a violation of this Section 3.4 to the extent that a preference is a result of age or configuration of the Containers and reflects market preferences. During the entire Term the Manager shall operate the Owner Containers in a manner consistent with the customary practices of other managers of comparable leases and equipment. Subject to the provisions of this Section 3.4, the Manager shall have absolute discretion as to the manner of performance of its duties and the exercise of its rights under this Agreement. WITHOUT LIMITING THE FOREGOING AND FOR THE AVOIDANCE OF DOUBT, THE MANAGER DOES NOT MAKE AND HEREBY DISCLAIMS FOR THE ENTIRE TERM HEREOF ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OR GUARANTEE REGARDING ANY FINANCIAL PERFORMANCE OF THE OWNER CONTAINERS, INCLUDING ANY ABILITY OF THE OWNER OR ANY THIRD PARTY TO PAY THE OBLIGATIONS UNDER ANY INDEBTEDNESS SECURED BY THE OWNER CONTAINERS AT ANY TIME.

Section 3.5 Compliance with Laws. The Manager will comply, or use commercially reasonable efforts to cause Lessees to comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Owner Containers or any part thereof, except to the extent non-compliance could not reasonably be expected to have a material adverse effect on the ability of the Manager to perform its obligations under this Agreement; provided however that the Manager may, to the extent not otherwise prohibited under this Agreement, contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Owner or its successors and assigns in the Owner Containers.

Section 3.6 Corporate Existence. The Manager will keep in full effect its existence, rights and franchises as a corporation organized under the laws of the State of Nevada, and will obtain and preserve its qualification in each jurisdiction in which the absence of such qualification could reasonably result in a material adverse effect on the Manager’s ability to perform its duties and obligations hereunder or otherwise result in a material adverse effect on the rights of the Owner with respect to the Owner Containers. Notwithstanding the foregoing, Manager may reincorporate into the State of Delaware, provided that such reincorporation does not adversely affect Manager’s ability to perform it services hereunder.

Section 3.7 Preservation of Security Interest; Possession of Leases. The Manager is holding the Leases (to the extent, but only to the extent that, such Leases relate to the Owner Containers) on behalf of, and for the benefit of, the Owner. With respect to the Leases, none of such Leases shall have any marks or notations indicating that such Leases (insofar as they pertain to the Owner Containers) have been pledged, assigned or otherwise conveyed to any named Person; provided, however, any such Leases may have marks relating to security interests that have been previously terminated or that may be related to Containers that are not Owner Containers.

ARTICLE IV.

AUTHORITY; CONSENTS.

The Owner confers on the Manager all such authorities and grants all such consents as may be necessary for the Manager’s performance of its duties under this Agreement, and will, at the request of the Manager, confirm any such authorities and consents to any third parties, execute such other documents and do such other things as the Manager may reasonably request for the purpose of giving full effect to this Agreement and enabling the Manager to carry out its duties hereunder.

ARTICLE V.

REMUNERATION.

Section 5.1 Management Fee.

(a) In consideration of the Manager providing management services to the Owner hereunder, the Owner shall pay the Management Fee to the Manager for each calendar month during the Term. So long as no Event of Manager Default hereunder has occurred and so long as the Manager has not been terminated pursuant to the terms of this Agreement, the Manager (and any Submanager) shall be entitled to withhold such Management Fee from amounts required to be deposited into the Owner Bank Account, such withholding to be accomplished as described in Section 6.2; otherwise the Owner shall pay the Management Fee to the Manager within ten (10) days following receipt by the Owner of an invoice for such Management Fee from the Manager.

(b) For the avoidance of doubt, to the extent that the Manager engages any Submanager (other than Interpool Containers Limited), any management fee due and payable to such Submanager shall be payable by the Manager out of the Management Fee payable under this Agreement, and the Owner shall have no obligation to pay any such Submanager any additional amounts. Notwithstanding anything contained in the prior sentence to the contrary, the Owner shall pay the Interpool Management Fee to Interpool Containers Limited for so long as Interpool Containers Limited acts as a Submanager hereunder. So long as no Event of Manager Default hereunder has occurred and so long as the Submanager has not been terminated pursuant to the terms of this Agreement, Interpool Containers Limited, in its capacity as Submanager, shall be entitled to withhold such Interpool Management Fee from amounts required to be deposited into the Owner Bank Account, such withholding to be accomplished as described in Section 6.2; otherwise, the Owner shall pay the Interpool Management Fee to Interpool Containers Limited, in its capacity as Submanager, within ten (10) days following receipt by the Owner of an invoice for such Interpool Management Fee from the Submanager.

Section 5.2 Sales Fee. In consideration of the Manager providing the services described in Section 3.3(g), the Owner shall pay a Sales Fee to the Manager for each sale of an Owner Container unless such sale is (i) to the Manager or an Affiliate of the Manager (unless such sale is, in the determination of the Owner, necessary to facilitate the ultimate disposition of such Container), or (ii) an Owner Affiliate Container Sale. So long as no Event of Manager Default hereunder has occurred and so long as the Manager has not been terminated pursuant to the terms of this Agreement, the Manager shall be entitled to withhold such Sales Fee from amounts required to be deposited into the Owner Bank Account, such withholding to be accomplished as described in Section 6.2; otherwise the Owner shall pay the Sales Fee to the Manager within ten (10) days following receipt by the Owner of an invoice for such Sales Fee from the Manager. No Sales Fee shall be payable in connection with any Owner Container that is subject to a Casualty Loss.

ARTICLE VI.

PAYMENTS TO AND FROM OWNER.

Section 6.1 Distribution of Net Owner Proceeds.

(a) Based on the information provided in the Manager Report, which shall include the amount of Net Owner Proceeds available for distribution (which amount shall take into account any amounts withheld by the Manager pursuant to Section 6.1(b)(i) or Section 6.2 and any exercise by the Manager of its right to remit less than Net Owner Proceeds pursuant to Section 6.1(b)(ii)) (“Distributable Net Owner Proceeds”), the Transaction Manager shall, no later than five (5) Business Days prior to each Remittance Date, notify the Manager in writing (the “Transaction Manager Report”) of the allocation of Distributable Net Owner Proceeds among the Owner and the Owner under the PRB Management Agreement. The sum of (i) Distributable Net Owner Proceeds (as defined in the PRB Management Agreement) and (ii) Distributable Net Owner Proceeds (as defined in this Agreement) shall be equal to the total “Distributable Net Owner Proceeds” set forth on the Manager Report. Subject to the other provisions of Sections 6.2, 6.3, 6.4 and 6.5, the Manager shall, no later than sixty (60) days after the last Business Day of each calendar month (such date, a “Remittance Date”), distribute and deposit into the Owner Bank Account the Distributable Net Owner Proceeds specified by the Transaction Manager (or, if the Transaction Manager has failed to deliver the Transaction Manager Report within the designated timeframe specified above, by the Container Lender Agent or its designee) for such month.

(b)(i) Notwithstanding anything to the contrary contained in this Section 6.1 or elsewhere in this Agreement, to the extent that amounts actually collected by the Manager with respect to the Owner Containers are less than the Net Owner Proceeds, the Manager shall have the option to remit only the amount collected in the collection period related to such Reporting Period (less the sum of (A) Operating Expenses allocable to Owner Containers, (C) the applicable Management Fee, (C) any Sales Fees, and (D) any other payments that are owed by Owner to the Manager pursuant to this Agreement, in each case determined pursuant to this Agreement).

(ii) If and to the extent the Manager remits any Net Owner Proceeds which amounts are not collected, the Manager shall have the right to withhold from future collections that would otherwise be payable as Net Owner Proceeds an amount equal to the amounts remitted but not collected.

(c) Notwithstanding anything to the contrary contained in Section 6.1(a), after the occurrence of and during the continuation of an Event of Manager Default, in the discretion of the Owner, the Owner may (in addition to the remedies set forth in Section 12.2) require the Manager to make such distributions of Net Owner Proceeds as frequently as monthly; provided the Transaction Manager shall deliver the Transaction Manager Report on a monthly basis.

(d) For the avoidance of doubt, any obligation of the Manager to *** for the credit risk of the lessees under the Leases.

(e) Without limiting anything to the contrary set forth in this Agreement, the Manager shall have no liability to the Owner, the Container Lenders or the Transaction Manager, or any of their successors or assigns, for any miscalculation or incorrect information in the Transaction Manager Report or for the Transaction Manager’s (or, to the extent the Container Lender Agent acts as the Transaction Manager or fulfills any of the duties of the Transaction Manager, the Container Lender Agent’s) failure to comply with any of its obligations hereunder, including, without limitation, any failure of the Transaction Manager (or, if applicable, the Container Lender Agent) to deliver copies of all reports, notices, statements or other material delivered to it by the Manager or the Submanager.

Section 6.2 Withholding.

(a) If at any time during the Term of this Agreement, the Manager is required by law to make any deduction or withholding on account of any tax, assessment or other governmental charge with respect any amount payable by the Manager to Owner hereunder, the Manager shall thereupon be entitled to make the deduction or withholding, up to the amount required by law, and any amount so deducted or withheld by the Manager and paid by the Manager to the applicable taxing authority pursuant to and in accordance with the deduction or withholding requirement shall be deemed to have been paid by the Manager to Owner in satisfaction of the requirements of this Agreement.

(b) Owner and Manager each agree to execute and deliver all such documents and instruments, and to take all such action, as the other party shall reasonably request to minimize amounts to be deducted or withheld pursuant to the tax deduction or withholding requirement or to obtain an exemption from the deduction or withholding requirement and to effect any necessary compliance therewith.

Section 6.3 Manager Withdrawals or Offsets. So long as no Event of Manager Default hereunder has occurred and so long as the Manager has not been terminated pursuant to the terms of this Agreement, the Manager shall be permitted to *** an amount equal to ***. Any such payments due and payable but not otherwise withheld by the Manager pursuant to this Section 6.3 shall be paid by the Owner as specified in Sections 5.1 and 5.2 respectively.

Section 6.4 Indemnification Proceeds. The Manager shall retain for its own account, and shall not be required to deposit into the Owner Bank Account, Indemnification Proceeds to which the Manager is entitled, to the extent the Manager has not been reimbursed therefor. The Manager shall, within seven (7) days after receipt, deposit into the Owner Bank Account any Indemnification Proceeds to which the Owner or any of its successors and assigns is entitled.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.5 Obligation to Deposit. Except as permitted in this Section 6, and subject to the timely delivery of the Transaction Manager Report by the Transaction Manager, the Manager’s obligation under this Section 6 to deposit any amount to the Owner Bank Account shall be absolute and unconditional and all payments thereof shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim or any circumstance, recoupment, defense or other right which the Manager may have against the Owner or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including without limitation, (i) any defect in title, condition, design or fitness for use, or any damage to or loss or destruction, of any Owner Container, (ii) any insolvency, bankruptcy, moratorium, reorganization or similar Proceeding by or against the Manager or any other Person, or (iii) any other circumstance, occurrence or event whatsoever, whether or not unforeseen or similar to any of the foregoing.

ARTICLE VII.

REPORTS/BOOKS AND RECORDS/INSPECTION/CONFIDENTIAL

INFORMATION/AND ADDITIONAL COVENANTS.

Section 7.1 Manager Report.

(a) The Manager and, so long as it is a Submanager, Interpool Containers Limited shall, no later than thirty (30) days after the end of each calendar month during the Term, deliver the Manager Report for such month to the Transaction Manager. For the avoidance of doubt, any “Manager Report” required by the P&R Management Agreement shall be combined with the Manager Report, and the Manager shall have no responsibility to separate the data related to Owner Containers covered by this Agreement from the Owner Affiliate Containers covered by the P&R Management Agreement.

(b) Until such time as the Transaction Manager or the Owner provides the Manager and any Submanager written notice that it no longer requires delivery of the List of Containers, the Manager and any Submanager shall, no later than ten (10) Business Days after the end of each calendar month during the Term, deliver the List of Containers for such month to the Transaction Manager. For the avoidance of doubt, any “List of Containers” required by the P&R Management Agreement shall be combined with the List of Containers, and the Manager shall have no responsibility to separate the data related to Owner Containers covered by this Agreement from the Owner Affiliate Containers covered by the P&R Management Agreement.

Section 7.2 Financial Report. During the Term, the Manager shall deliver or cause to be delivered to Transaction Manager and, for so long as the Fortis Loan Agreement remains outstanding, the Container Lender Agent as soon as practicable and in any event: (a) within ninety (90) days after the end of each of the first three fiscal quarters of each calendar year of the Manager a copy of unaudited financial statements of the Manager and, so long as Interpool Containers Limited is a Submanager, Interpool, Inc. for such quarter, and (b) within one hundred eighty (180) days after the end of each fiscal year of the Manager, deliver to the Transaction Manager, a copy of the annual audited financial statements of the Manager prepared on a consistent basis in conformity with GAAP and certified by the Manager’s Independent Accountant.

Section 7.3 Insurance Renewal Confirmation. The Manager shall provide annual confirmation of the renewal of insurance required by Sections 10.1 and 10.2 on or before the expiration date of the then existing coverage and shall forward copies of all certificates evidencing renewal to the Transaction Manager after receipt.

Section 7.4 Other Information.

(a) The Manager shall deliver to the Transaction Manager promptly after each shall become available: (i) written notice of any material change in the Manager’s credit and collection policy (which determination shall be made in the reasonable discretion of the Manager), and (ii) summaries of all management letter comments relating to the Manager issued by the Independent Accountant of the Manager to the board of directors of the Manager or any committees thereof. Any delivery of such management letter comments shall be without prejudice to the Manager, and the Manager reserves its rights with respect thereto.

(b) Upon the written request of the Transaction Manager, the Manager shall, subject to the confidentiality provisions of Section 7.8, also provide to the Transaction Manager, in the form which the Manager generally uses for its own operations, (i) such other information regarding the Owner Containers as is reasonably available to the Manager, and (ii) any other information regarding the Manager and the functions or processes employed by the Manager relevant to the Owner Containers as may be reasonably requested.

Section 7.5 Notice of Manager Default or Other Events.

The Manager also shall deliver to the Transaction Manager:

(a) Promptly upon the Manager becoming aware of the existence of any condition or event which constitutes a Manager Default or which, with notice or the passage of time or both, would become a Manager Default, a written notice describing the nature and period of existence of such Manager Default and what action the Manager is taking or proposes to take with respect thereto;

(b) Promptly upon the Manager becoming aware of the existence of any condition or event which constitutes a Manager Change of Control or which, with notice or the passage of time or both, would become a Manager Change of Control, a written notice describing the nature and period of existence of such Manager Change of Control;

(c) Promptly upon the Manager becoming aware of:

(i) any threatened or pending investigation of the Manager by any Governmental Authority which individually or in the aggregate could reasonably be expected to have a material adverse effect on a material portion of the Owner Containers or the business or financial conditions of the Manager; or

(ii) any threatened or pending court or administrative Proceeding against the Manager which individually or in the aggregate could reasonably be expected to have a material adverse effect on a material portion of the Owner Containers or the Managed Containers or the business or financial conditions of the Manager;

a written notice specifying the nature of such investigation or Proceeding and what action the Manager is taking or proposes to take with respect thereto and an evaluation of the merits thereof, provided such evaluation can be reasonably made and provided further that the provision of such evaluation will not materially prejudice the Manager in connection with such investigation or Proceeding or constitute a waiver of the attorney-client privilege or attorney work product doctrine; and further subject to the confidentiality provisions of Section 7.8.

Section 7.6 Books and Records; No Liens. Except as contemplated by Section 15, the Manager shall maintain, at its office at One Embarcadero Center, 21st Floor, San Francisco, California 94111 USA, such books and records (including computer records) with respect to the Owner Containers as it maintains for the Managed Containers and the leasing thereof, including a computer database including the Owner Containers, any Leases relating thereto and the Lessees (if on-hire) or location (if off-hire). The Manager shall notify the Owner of any change in the location of the Manager’s books and records. Upon not less than five (5) Business Days notice, the Manager shall grant reasonable access to Manager’s collateral tracking system (“Collateral Tracking System”) to representatives of the Owner to permit them to monitor the Manager’s performance hereunder. Such access shall be conducted during normal business hours and shall not unreasonably disrupt the Manager’s business. The Owner shall have the right to access the Collateral Tracking System once per calendar year, at the sole expense of the Owner, unless an Event of Manager Default has occurred and is continuing, in which case the Owner shall have an unlimited right to access the Collateral Tracking System during normal business hours and in a manner that shall not unreasonably disrupt the Manager’s business at the reasonable expense of the Manager.

Section 7.7 Operational Reviews and Inspections.

(a) Upon reasonable request by the Transaction Manager or its duly authorized representatives, attorneys and accountants may visit the offices of the Manager and its Affiliates for the purpose of inspecting or copying its Leases, books, records, reports and other documents relating to the Owner Containers (such inspection, an “Operational Review”). During each such Operational Review, the Person conducting such inspection shall also be afforded supervised access, as may be deemed reasonable, to the Manager’s computer systems and data contained therein pertaining to the Owner Containers. Any such Operational Reviews shall be conducted during normal business hours and shall not unreasonably disrupt the Manager’s business. Notwithstanding anything to the contrary contained herein, prior to an Event of Manager Default, the Manager shall only be required to give the Transaction Manager and its duly authorized representatives, attorneys and accountants one (1) such Operational Review per calendar year, which shall coincide with any Operational Review conducted under the PRB

Management Agreement, to be conducted at the sole expense of the Owner. After the occurrence and declaration of an Event of Manager Default which is continuing, the Transaction Manager shall have an unlimited right to reasonable access for such Operational Reviews at the reasonable expense of the Manager, so long as any such Operational Review shall not unreasonably disrupt the Manager’s business. The Transaction Manager shall be under no obligation to conduct any such Operational Reviews and any such Operational Review shall not relieve the Manager of or constitute any waiver of any of the obligations of the Manager hereunder.

(b) The Transaction Manager shall have the right, upon reasonable request, to inspect the Owner Containers at any time, upon reasonable notice and to the extent the Manager has access thereto, subject to the Leases, and provided such inspection does not interfere with utilization of the Owner Containers in the ordinary course of business.

Section 7.8 Confidential Information.

(a) By accepting its respective rights under this Agreement, each of the parties (each a “Recipient”) is deemed to have agreed to hold in strict confidence and not disclose to any third Person at any time any and all of the information and matters (collectively, “Confidential Information”) which is or will be disclosed to Recipient by or on behalf of the Manager, Submanager, Transaction Manager or the Owner pursuant to this Agreement (including but not limited to this Section 7). Each Recipient may disclose the Confidential Information only to its Affiliates, employees, representatives, accountants, legal counsel, lenders (including each Container Lender), agents, and in the case of the Owner, (collectively with the Recipient, the “Recipient Parties”) who need to know such information and who are bound by restrictions regarding nondisclosure and use of such information comparable to and no less restrictive than those set forth herein. Each Recipient Party shall take the same degree of care that it uses to protect its own confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Confidential Information. None of the Recipient Parties further shall use any of the Confidential Information for the benefit of itself or any third Person; provided however that notwithstanding the foregoing any Recipient Party on its behalf may disclose the Confidential Information to any Recipient Parties and may itself use the Confidential Information as is necessary to perform its obligations or preserve or enforce its rights under this Agreement or any related agreement.

(b) The foregoing obligations of this Section 7.8, including the restrictions on disclosure and use, shall not apply with respect to any Confidential Information to the extent such Information: (i) is or becomes readily known to the general public through no act or omission of any Recipient Party; (ii) is required by involuntary legal process under order of a court or other Governmental Authority of competent jurisdiction; provided however that prior to any such compelled disclosure, the Recipient Party shall give the Manager reasonable advance notice of any such disclosure and shall cooperate with the Manager in protecting against any such disclosure and obtaining a protective order narrowing the scope of such disclosure and use of the Confidential Information; (iii) is legally required to be disclosed or, based upon the advice of counsel, prudent to be disclosed pursuant to applicable securities or banking or financial laws, rules or regulations to relevant regulatory authorities; or (iv) is approved for disclosure in advance by the Manager in its discretion.

(c) Except as otherwise expressly provided herein, all of the Confidential Information shall be and remain the exclusive property of the Manager, Submanager, Transaction Manager or the Owner, as the case may be; no express or implied interest or license in the Confidential Information is being granted; and all rights and interests therein are reserved.

(d) Except as may be otherwise expressly agreed to in writing, and in addition to the other limitations in this Agreement, no representations or warranties of any kind, whether express or implied or written or oral, are given by the disclosing party with respect to any Confidential Information or any use thereof, all of which are disclaimed; and the Confidential Information is provided on an “AS IS” basis. WITHOUT LIMITING ANY OTHER DISCLAIMERS OR LIMITATIONS HEREIN, THE DISCLOSING PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ANY WARRANTIES ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

(e) Recipient agrees that, due to the unique nature of the Confidential Information, the unauthorized disclosure or use of such Confidential Information may cause irreparable harm and significant injury to the disclosing party, the extent of which may be difficult to ascertain and for which there may be no adequate remedy at law. Recipient therefore agrees that the disclosing party, in addition to any other available remedies, shall have the right to seek an immediate injunction and other equitable relief enjoining any breach or threatened breach of this Agreement without the necessity of posting any bond or other security.

(f) Notwithstanding anything to the contrary contained herein, each Recipient (and each employee, representative, or other agent of such Person or entity) may disclose to any and all Persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation section 1.6011-4) and all directly related materials of any kind, including opinions or other tax analyses, that are provided to such Person or entity. However, such Person or entity may not disclose any other information relating to this transaction unless such information is directly related to such tax treatment and tax structure. The parties to this Agreement acknowledge that, effective immediately upon commencement of discussions between them with respect to the services to be performed and the other transactions between the parties to be consummated pursuant to this Agreement (the “Transactions”), each of them (and each of their employees, representatives, or other agents) has been and is permitted to disclose to any and all Persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are or have been provided to them relating to such federal tax treatment and federal tax structure. This provision is intended to qualify for the presumption that the Transactions are not offered under conditions of confidentiality as set forth in Section 1.6011-4(b)(3)(iii) of the US Treasury Regulations and shall be interpreted to authorize disclosure only to the extent necessary to so qualify. The parties to this Agreement acknowledge that this written authorization does not constitute a waiver by any party of any privilege held by such party pursuant to the attorney-client privilege or the confidentiality privilege of the US Internal Revenue Code Section 7525(a), to the extent applicable; and does not constitute an admission that any of the parties or any of the Transactions are subject to US tax laws or reporting obligations.

(g) The obligations of this Section 7.8 with respect to any item of Confidential Information shall survive any termination or expiration of this Agreement.

ARTICLE VIII.

WARRANTIES; DISCLAIMERS; LIMITATIONS.

Without limiting any other limitations or disclaimers set forth in this Agreement:

Section 8.1 REPRESENTATION DISCLAIMER. THE MANAGER REPRESENTS AND WARRANTS THAT IT WILL CARRY OUT ITS SERVICES HEREUNDER WITH REASONABLE CARE AND SKILL, BUT IN NO EVENT LESS THAN THE STANDARD OF CARE SET FORTH IN SECTION 3.4. THIS EXPRESS REPRESENTATION AND WARRANTY IS IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES; AND THE MANAGER HEREBY DISCLAIMS ANY AND ALL OTHER EXPRESS REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE OWNER CONTAINERS, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR WRITTEN OR ORAL OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE, INCLUDING ANY GUARANTEE REGARDING ANY FINANCIAL PERFORMANCE OF THE OWNER CONTAINERS OR THE LESSEES.

Section 8.2 LIMITATION ON DAMAGES. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER PARTY HERETO OR ANY OTHER PERSON UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, HOWEVER CAUSED, INCLUDING BUT NOT LIMITED TO ANY DAMAGES FOR LOSS OF PROFITS, REVENUE OR BUSINESS (COLLECTIVELY “CONSEQUENTIAL DAMAGES”) UNDER ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT, STATUTE OR OTHERWISE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT OR ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OR LIMITATION OF LIABILITY OF ANY KIND.

ARTICLE IX.

CONTAINER AND FLEET SALES; PURCHASE OPTION.

Section 9.1 Limitation on Sales. During the Term, the Manager may not sell or dispose of any Owner Container except as a result of (i) a Casualty Loss, (ii) a Container Disposal, (iii) a Container Sale, or (iv) any sale to the Manager or Submanager in accordance with the terms of this Agreement.

Section 9.2 Container Sale Instructions. If so instructed by the Owner, the Manager shall, in good faith, execute one or more Container Sales. Should any of the Owner Containers be subject to a Lease at the time the Owner authorizes a Container Sale that includes such Containers, the Manager shall continue to manage each such Container under this Agreement until (i) each such Container is off-hired by its Lessee, at which time the Manager shall act upon the Owner’s instructions to sell such Containers, or (ii) such Containers become Terminated Owner Containers. Any Container Sale by or at the discretion of the Owner shall be subject to the Manager’s and the Lessees’ rights with respect thereto set forth elsewhere in this Agreement or in the applicable Lease, on the terms provided herein and therein.

Section 9.3 Fleet Sale. At any time during the Term, the Owner shall have the right to sell, in one or in a series of transactions, all of the Owner Containers to another party (including any sale to an Owner Affiliate) (any such sale a “Fleet Sale”). Notwithstanding the foregoing, the Manager shall retain the right to manage the Owner Containers under the terms of this Agreement after a Fleet Sale provided that no Event of Manager Default shall have occurred and be continuing. Prior to any Fleet Sale, the Owner shall obtain the purchaser’s written consent, in the form of an assignment agreement that is reasonably acceptable to the Manager, under which the purchaser is bound by the terms of this Agreement. The Manager may reasonably withhold consent to a Fleet Sale and assignment of this Agreement if the Manager’s objection to such assignment is based upon a credit rating/report for the proposed purchaser that a reasonable business person would find to be unsatisfactory with respect to any ongoing obligations of the Owner under this Agreement. Any refusal of consent to the assignment of this Agreement by the Manager shall be made in writing to the Owner and shall specify the reasons for such refusal. A Sales Fee will not be earned by or paid to the Manager in the event of a Fleet Sale.

Section 9.4 Right of First Offer. If upon the expiration of a Term Lease the Lessee requests to extend the lease term such that the extension is a Finance Lease and Owner consents to such request, the applicable Manager or Submanager (or any Affiliate thereof) shall have the option (the “Manager Purchase Option”) to purchase such Finance Lease and the Containers subject thereto (“Manager Purchased Containers”) from Owner at a purchase price equal to the *** to be determined two (2) Business Days before the date of such proposed sale (the “Fixed Purchase Price”). In connection with the exercise of any Purchase Option by the applicable Manager or Submanager (or any Affiliate thereof) in accordance with the provisions of this Section 9.4 and upon payment of the Fixed Purchase Price, the Owner shall assign and transfer all of its right, title and interest in and to such Finance Lease and the Purchased Containers on an “as-is” “where-is” basis and containing a warranty against Liens created by the Owner. In connection therewith, the Owner will make, execute or endorse, acknowledge and file or deliver to the applicable Manager or Submanager (or any

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Affiliate thereof) from time to time such statements of charge, UCC financing statements or documents of similar import (including any termination or continuation statements), schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to such Manager Purchased Containers as the applicable Manager or Submanager (or any Affiliate thereof) may request and reasonably require in order to reflect the ownership of the applicable Manager or Submanager (or any Affiliate thereof) in such Manager Purchased Containers.

Section 9.5 Notice of Owner Affiliate Container Sales. The Owner or the Transaction Manager shall notify the Manager and the Submanager in writing of the occurrence of any Owner Affiliate Container Sale within five (5) Business Days of any such sale, which notice shall identify those Containers subject to the Owner Affiliate Container Sale.

ARTICLE X.

INSURANCE.

Section 10.1 Primary Insurance Coverage. Unless waived by the Manager in accordance with the standard set forth in Section 3.4 hereof, the Manager shall require that all Lessees and Container depots insure the Owner Containers against all normally insurable risks (including, but not limited to, liability and loss and damage) while the Owner Containers are under the control of such Person, such insurance coverage to be normal and customary in the Lessees’ and Container depots’ industries respectively, including reasonable deductibles and self-insurance.

Section 10.2 Contingent Insurance Coverage. The Manager, to the extent commercially reasonable and obtained and maintained by the Manager for the Managed Containers as a whole, shall obtain from financially sound and reputable insurers (to the Knowledge of the Manager) and maintain in force contingency insurance (the “Contingency Insurance”) with respect to the Owner Containers upon such terms, in such amounts, against such risks and with such deductibles as is maintained by the Manager for the Managed Containers as a whole. Such insurance may insure against all or any portion of the risks described in Section 10.1, which may provide coverage when: (i) recoveries are not effected (x) under any policies in force pursuant to Section 10.1 or (y) because the Lessee or container depot has failed to obtain insurance pursuant to Section 10.1 or (ii) any Owner Container is not returned to the Manager by a defaulting Lessee (including costs of recovering such Owner Containers). Such insurance may be effected by a policy that covers the Managed Containers as a whole, and shall include, with respect to the Owner Containers, an additional insured endorsement in favor of the Owner and a loss payee endorsement (to the extent available from the insurer) in favor of the Owner.

Section 10.3 Appointment of Manager as Agent. Subject to Section 13, the Owner hereby irrevocably appoints the Manager as the agent of the Owner for the purpose of receiving all monies payable under such policy or policies of insurance as described in Sections 10.1 and 10.2, whether effected by the Manager, depots or Lessees, and the Manager may give a good discharge therefor to the insurance company for all such monies.

Section 10.4 No Liability. The Manager shall have no liability for any loss, damage, recovery cost or other cost or expense whatsoever with respect to a lost or destroyed Owner Container, whether or not covered by insurance.

ARTICLE XI.

CAPITAL IMPROVEMENTS.

Section 11.1 Notice. Owner acknowledges that the cost of any Capital Improvement made to any Owner Container (which is not recovered from any related Lessee) is the sole responsibility of Owner. If it is necessary, in Manager’s reasonable opinion, to make Capital Improvements to any Owner Containers in order for such Containers to conform to prevailing regulatory and commercially acceptable standards generally accepted within the container leasing and intermodal shipping industries, Manager shall send a notice to Owner outlining the capital improvement(s) proposed, the reasons for such Capital Improvements and the estimated cost of carrying them out.

Section 11.2 Owner’s Decision Period. Within fourteen (14) days of receiving such notice, Owner will notify Manager in writing either: (i) that Owner agrees to pay all of the cost of such Capital Improvements for all of the Containers included in Manager’s notice (other than those which are recovered from any related Lessee); or (ii) that Owner declines to pay such costs. A failure to provide notice within the foregoing period shall be deemed to constitute notice that Owner agrees to pay such costs.

Section 11.3 Payment. If Owner agrees to pay all of the cost of such Capital Improvements (which is not recovered from any related Lessee), Manager may proceed with such Capital Improvements and Owner shall reimburse Manager directly in advance for the approved Capital Improvements.

Section 11.4 Preferential Treatment. If Owner declines to pay for some or all of the cost of such Capital Improvements (which is not recovered from any related Lessee), Manager will not proceed with such Capital Improvements and will continue to manage such Containers in accordance with the terms of this Agreement. However, Manager may provide preference to Managed Containers where such Capital Improvements have been made over Owner Containers without such improvements and the performance of any Owner Containers that have not undergone recommended Capital Improvements shall not be considered for purposes of determining Manager’s performance under this Agreement.

ARTICLE XII.

TERM; RESIGNATION BY MANAGER.

Section 12.1 Term.

(a) The term of this Agreement (“Term”) shall come into force on the Funding Date and, subject to the provisions of Section 13, shall continue in force with respect to an Owner Container for ten (10) years, plus, at the option of Owner, two additional extensions of one (1) year, which must be exercised in writing no later than one hundred and eighty (180) days prior to termination. Notwithstanding the foregoing, Manager may terminate this Agreement if the total number of Owner Containers under management is less than 1000.

(b) Notwithstanding anything contained in Section 12.1(a), Owner may terminate this Agreement if, as of the end of any calendar month, the ***, calculated ***, is less than ***. In the event that the Owner exercises any termination right under this Section 12.1(b) and appoints a Replacement Manager pursuant to Section 13.4, the Owner shall have the obligation to reimburse *** for any and all costs and expenses resulting from such termination, including, without limitation, the costs and expenses related to making available all books and records (including data contained in the Manager’s computer systems) pertaining to the Owner Containers to the Replacement Manager and providing access to, and cooperating in the transfer of, information pertaining to the Owner Containers from the Manager’s computer system to the computer system of the Replacement Manager.

(c) Notwithstanding anything contained in Section 12.1(a), the Owner may terminate, subject to the provisions of this Section 12.1(c), this Agreement if a Manager Change of Control occurs which is not consented to by Owner (such consent not to be unreasonably withheld). Should the Owner withhold its consent to any Manager Change of Control, the Owner shall provide the Manager prompt written notice thereof which notice shall set forth, in reasonable particularity, the reasons for its refusal to grant consent and, if the reasons set forth are capable of cure, the Owner and the Manager shall have a period of up to sixty (60) days to negotiate a mutually acceptable resolution to the concerns raised by the Owner. If a mutually acceptable resolution has not been reached by the conclusion of said sixty (60) day period, the Owner may terminate this Agreement on account of such Manager Change of Control.

(d) For the avoidance of doubt, to the extent the Owner exercises any termination right pursuant to Section 12.1(b) or 12.1(c), the Owner acknowledges and agrees that the Manager and, if applicable, the Submanager, shall be entitled to continue, per the terms of this Agreement, to net all Operating Expenses incurred in its management of the Owner Containers until such time as the Manager, and, if applicable, the Submanager, no longer manages any Owner Containers under this Agreement.

Section 12.2 Resignation. The Manager may not resign from its obligations and duties as the Manager hereunder, except (i) with the prior written consent of the Owner or (ii) upon a determination by the Manager that the performance by the Manager of its duties under this Agreement is no longer permissible under applicable law, which determination shall be evidenced by an opinion of counsel, in form and substance reasonably satisfactory to the Owner. No such resignation shall, to the extent consistent with applicable law, become effective until a Replacement Manager Effective Date.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE XIII.

DEFAULT.

Section 13.1 Manager Default. Any of the following events or conditions shall constitute a default of the Manager hereunder (“Manager Default”):

(a) The Manager shall fail to (i) make any deposit to the Owner Bank Account when due hereunder and such default continues for five (5) days after the date Manager receives notice thereof (provided, however, that no Manager Default shall result from any failure of Manager to deposit Distributable Net Owner Proceeds into the Owner Bank Account when the Manager exercises its option set forth in Section 6.1(a) to pay amounts actually collected or to reimburse itself for amounts remitted which were subsequently not collected or resulting from the failure of the Transaction Manager to deliver a Transaction Manager Report on or prior to the due date thereof), or (ii) deliver a Manager Report on the due date thereof, and such failure continues for ten (10) days after the date Manager receives notice thereof;

(b) The Manager shall fail to (i) deliver any report, other than a Manager Report, required to be delivered to the Transaction Manager pursuant to Section 7 on the due date thereof and such default continues for ten (10) Business Days after the date Manager receives notice thereof or (ii) perform or observe, or cause to be performed or observed, in any material respect any other covenant or agreement contained herein that is not specifically addressed in this Section 12.1, and such failure shall continue unremedied for a period of thirty (30) days after the date the Manager receives notice thereof;

(c) Any representation or warranty made by the Manager in this Agreement, or in any certificate, report or financial statement delivered by it pursuant hereto proves to have been untrue in any material and adverse respect when made and continues unremedied for a period of thirty (30) days after the date the Manager receives notice thereof;

(d) The Manager shall cease to be engaged in the Container management business (subject to the provisions of Force Majeure set forth in Section 17);

(e) The Manager shall be adjudicated or found bankrupt or insolvent by any competent court in an involuntary bankruptcy or insolvency Proceeding or an order shall be made by a competent court or a resolution shall be passed for the winding-up or dissolution of the Manager or a petition shall be presented to, or an order shall be made by, a competent court for the appointment of an administrator of the Manager, and such adjudication, finding, order or petition shall not have been stayed, vacated or dismissed within thirty (30) days after the making of such adjudication, finding, or order, or the presentation of such petition;

(f) The Manager shall suspend payment of its debts generally or shall be unable to, or shall admit inability to, pay its debts as they fall due, or shall commence a bankruptcy or insolvency Proceeding or shall take any company action in furtherance of any such action; or

(g) Except as permitted by Sections 15 and 23.5, the Manager or, so long as it is a Submanager, Interpool Containers Limited shall assign all or substantially all of its interest under this Agreement; provided that: (i) the Manager and/or any Submanager may assign its rights (but not its obligations) under this Agreement to a lender as security for a commercial loan; (ii) a

Manager Default (with respect to Manager) shall not occur if Submanager makes an assignment otherwise prohibited by this Section 13.1(g); and (iii) a Manager Default (with respect to Submanager) shall not occur if Manager makes an assignment otherwise prohibited by this Section 13.1(g).

Section 13.2 Owner Default. Any of the following events or conditions shall constitute a default of the Owner hereunder (“Owner Default”):

(a) The Owner shall default in the payment of any sums owed to Manager hereunder, and such failure continues for ten (10) days after the date Owner receives notice thereof;

(b) The Owner shall fail to (i) perform or observe, or cause to be performed or observed, in any material respect any other covenant or agreement contained herein, and such failure shall continue unremedied for a period of thirty (30) days after the date the Manager receives notice thereof; or

(c) Any representation or warranty made by the Owner in this Agreement, or in any certificate, report or financial statement delivered by it pursuant hereto proves to have been untrue in any material and adverse respect when made and continues unremedied for a period of thirty (30) days after the date the Owner receives notice thereof.

Section 13.3 Remedies.

(a) (i) If a Manager Default shall have occurred and be continuing, the Owner has the right and power to declare an event of Manager Default (“Event of Manager Default”), and, terminate all, or a portion of, the rights and obligations of the Manager under this Agreement and appoint a Replacement Manager to manage the Owner Containers hereunder or under the Replacement Manager Agreement, as applicable. The foregoing rights shall be in addition to any other rights or remedies the Owner may have under applicable law. Notwithstanding any other provision herein to the contrary, (A) this Agreement shall continue in full force and effect with respect to an Owner Container until the earlier to occur of (1) the date upon which a Replacement Manager has agreed to assume responsibility for the management of such Owner Container, or (2) such time as such Owner Container ceases to be the subject of a Lease and/or becomes a Terminated Owner Container (the “Termination Date”), and the Manager shall continue to manage such Owner Container pursuant to the terms and conditions of this Agreement until the Termination Date for such Owner Container, and (B) the Owner shall have no right to recover possession or control of any Owner Container prior to the termination of this Agreement under this Section 13.3.

(ii) Notwithstanding anything to the contrary contained in this Article XIII or this Agreement, no Manager Default attributable to the action of CAI shall result in the termination or replacement of Interpool Containers Limited as Submanager under this Agreement, and no Manager Default attributable to the action of Interpool Containers Limited shall result in the termination or replacement of CAI as Manager under this Agreement.

(b) If an Owner Default shall have occurred and be continuing, the Manager has the right and power to declare an event of Owner Default (“Event of Owner Default”), terminate this Agreement and/offset Manager’s damages resulting from such default against distributions that

Manager would otherwise be required to make to Owner. The foregoing rights shall be in addition to any other rights or remedies the Manager may have under applicable law. Prior to terminating this Agreement as the consequence of the occurrence of an Event of Owner Default, the Manager shall provide at least twenty (20) days prior written notice of termination to and the Container Lender Agent, on behalf of each Container Lender. Each Container Lender shall have twenty (20) days after receipt of such notice to cure any such Event of Owner Default.

Section 13.4 Transfer to Replacement Manager. In the event of the appointment of a Replacement Manager pursuant to the terms of this Agreement, the Manager shall cooperate at its expense with the Owner or its assignee in transferring to such Replacement Manager the management of the Owner Containers, including, but not limited to, making available all books and records (including data contained in the Manager’s computer systems) pertaining to the Owner Containers, providing access to, and cooperating in the transfer of, information pertaining to the Owner Containers from the Manager’s computer system to the computer system of the Replacement Manager, and taking any other action as may be reasonably requested by the Owner or its assignee to ensure the orderly assumption of management of the Owner Containers by such Replacement Manager. Notwithstanding anything contained in this Section 13.4 to the contrary, neither the Manager nor any Submanager shall have any obligation to make available to any such Replacement Manager the original chattel paper copy of any Lease that is a Split Lease.

Section 13.5 Attorney-In-Fact. After the occurrence and during the continuance of a Manager Default, the Manager irrevocably, and by way of security to the Owner for the obligations of the Manager herein, appoints the Owner to be its attorney-in-fact, with full power of substitution on behalf of the Manager and in its name or otherwise to execute any documents, and to give any notice and to do any act or thing which the Manager is obliged to execute or do under this Agreement. The Manager hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or propose to do in the exercise or purported exercise of all or any of the powers, authorities and discretion referred to in this Section 13.5.

Section 13.6 Rights of Lessees. In no event shall the Manager be required to act in any manner inconsistent with the rights of Lessees under any Leases related to the Owner Containers or the Managed Containers.

Section 13.7 Without Prejudice. Termination of this Agreement shall be without prejudice to the rights and obligations and remedies of the parties which have accrued prior to or as of such termination; provided however that any amount then due to the Manager shall be reduced by the reasonable and necessary out-of-pocket costs incurred by the Owner (excluding management fees and any other costs incurred within the ordinary scope of management and operation of the Owner Containers) in connection with the removal and replacement of the Manager as manager of the Owner Containers if the replacement of the Manager (or Interpool Containers Limited, as Submanager) is due to an Event of Manager Default; provided that such expenses shall not exceed the aggregate amount of Management Fees paid to Manager in the preceding twelve (12) months.

Section 13.8 Waiver or Forbearance of Default. The Owner may in its sole discretion but shall not be obligated to waive any Manager Default and the remedies available as a consequence thereof; and the Owner further may in its sole discretion but shall not be obligated to unilaterally extend any time for the performance or cure by the Manager hereunder or to waive or forebear from the declaration of any Event of Manager Default or the exercise of any one or more of the remedies available as a consequence thereof. Upon any such waiver of a past default, or any permitted cure of such default, such default shall cease to exist and shall be deemed to have been remedied for every purpose of this Agreement; and each of the parties shall be restored to their respective positions prior to the existence of such default. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 13.9 Cooperation.

(a) The Manager agrees to cooperate at its expense, on a timely and reasonable basis, with the Owner in finding a suitable Replacement Manager and in negotiating and executing an appropriate agreement with such party.

(b) Following a Replacement Manager Effective Date, the Manager agrees to cooperate in a reasonable manner with the Replacement Manager in effecting the termination and transfer of the responsibilities and rights of the Manager related to the Owner Containers hereunder, and the transfer of the management thereof to the Replacement Manager, including without limitation the preparation, execution and delivery of any and all documents and other instruments, the execution and delivery of assignments of financing statements, and the transfer to the Replacement Manager for administration by it of all cash amounts related to the Owner Containers which shall at the time be held by the Manager or thereafter received with respect to the Owner Containers. Subject to the provisions of Sections 7.8 (Confidential Information) and 13.4 (Transfer to Replacement Manager), the Manager hereby agrees to transfer to the Replacement Manager copies of its electronic records and all other records, correspondence and documents relating to the Owner Containers in the manner and at such times as the Replacement Manager shall reasonably request and do any and all other acts or things reasonably necessary or appropriate to effect such termination and transfer.

ARTICLE XIV.

NON-EXCLUSIVITY OF MANAGER SERVICES.

During the Term, the Manager may provide services (whether similar or dissimilar) directly or indirectly to any other Person or on behalf of any other Person, or own, manage and transact in Containers or other property for its own account.

ARTICLE XV.

SUB-CONTRACTORS AND AGENTS.

Section 15.1 Submanagers. The Owner hereby consents to and agrees that, in performing its duties hereunder, the Manager may further contract with its Affiliates to provide any or all services to be provided by the Manager, provided that: (i) the Manager shall remain primarily liable for all services that its Affiliates have contracted to perform, (ii) any such contract or other arrangements between the Manager and its Affiliate shall terminate with respect to the Owner Containers upon the termination of the Manager hereunder, (iii) any such contract shall be made in accordance with customary industry practice (as evidenced, in part, by the past practice of the Manager), and (iv) the utilization of any Affiliate by the Manager shall not create any incremental cost to the Owner. The Owner further consents to and agrees that the Manager shall be entitled to appoint subcontractors or agents who are not its Affiliates to carry out any portion of its duties hereunder; provided, however, that the Manager shall remain primarily liable for all such services. Notwithstanding anything to the contrary contained in Section 7.6, each Submanager shall maintain at its office, as set forth in any submanagement agreement, such books and records relating to the Owner Containers as such Submanager maintains, and such submanager shall notify the Manager and the Owner of any change in the location of such Submanager’s books and records.

Section 15.2 Appointment of Interpool Containers Limited as Submanager. Notwithstanding anything to the contrary set forth in Section 15.1 hereof, the Manager hereby irrevocably (unless an Manager Default shall have occurred and be continuing as a result of Submanager’s act or omission) appoints Interpool Containers Limited, a company organized under the laws of Barbados, as a submanager with respect to the Manager’s duties relating to all Interpool Leases and Interpool Containers (in its capacity as submanager, together with its successors and permitted assigns, a Submanager), and the Owner hereby consents to such appointment. By execution of this Agreement, Interpool Containers Limited accepts such appointment as Submanager and agrees to perform all duties and obligations of the Manager under this Agreement in connection with the Owner Containers that are Interpool Containers including, without limitation, the obligations under Sections 3.3, 3.4 and 7 (except as such obligations may be expressly modified by this Section 15.2). Interpool Containers Limited, in its capacity as Submanager, shall act as a Submanager for a period of not greater than ten (10) years, provided, that, during such time, Interpool Containers Limited shall have the right upon not less than ten (10) Business Days prior written notice to Manager and Owner, at any time, in its sole discretion, to resign its term as Submanager hereunder with respect to part or all of the Interpool Containers, at which time the Manager shall perform all duties and obligations with respect to any such Interpool Containers. Prior to the time of such resignation, Interpool Containers Limited shall provide the Manager, as applicable, with all books and records, including, without limitation, billing and collection records and the Interpool Leases, as may be necessary for Manager to perform its obligations as Manager hereunder with respect to such Interpool Containers. For so long as Interpool Containers Limited elects to act as a Submanager for the Owner Containers that are Interpool Containers, notwithstanding anything to the contrary contained herein, the Owner and the Manager agree (i) that Interpool Containers Limited shall be obligated and directly liable for the management and the administration of the Owner Containers that are Interpool Containers in accordance with the provisions of this Agreement, (ii) that the Manager shall have no obligations with respect to such Owner Containers managed by Interpool Containers Limited and, without limiting the foregoing, (aa) Manager shall not be responsible for any act or omission of Interpool Containers Limited in its capacity as Submanager, and (bb) Manager’s rights under this Agreement may not be terminated on account of a Manager Default that is caused by Interpool Containers Limited, in its capacity as Submanager, and (iii) that Interpool Containers Limited shall be entitled to receive all rights and privileges, with respect to its management of the Interpool Containers, as if it were the Manager hereunder and shall be entitled to all amounts owing to the Manager with respect to the Interpool Containers, including, without limitation, the full amount of the Interpool Management Fee, without deduction or set-off, in accordance with the terms of this Agreement. Furthermore, for so long as Interpool Containers Limited elects to act as a Submanager for the Owner Containers that are Interpool Containers, notwithstanding anything to the contrary contained herein, Interpool Containers Limited specifically acknowledges and agrees that it shall be subject to all provisions of this Agreement (as applicable) including Articles XII and XIII and that the Owner shall have all remedies set forth in Section 13.3 against Interpool Containers Limited, in its capacity as a Submanager, if any act or omission by Interpool Containers Limited would violate any of the provisions set forth in Section 13.1. The Owner expressly agrees that no Event of Manager Default attributable to the action of CAI shall result in the termination or replacement of Interpool Containers Limited as Submanager under this Agreement, and no Event of Manager Default attributable to the action of Interpool Containers Limited shall result in the termination or replacement of CAI as Manager under this Agreement. Moreover in exercising its rights under Section 12.1(c), (i) in the event of a Manager Change of Control that is the result of a Change of Control pertaining to Submanager, Owner may terminate only Submanager’s rights as Submanager, and (ii) in the event of a Change of Control pertaining to Manager, Owner may terminate only Manager’s rights as Manager. Notwithstanding anything to the contrary contained in Section 7.6, Interpool Containers Limited, in its capacity as a Submanager, shall maintain at its office, at 211 College Road East, Princeton, New Jersey 08540, such books and records relating to the Owner Containers as the Submanager maintains in accordance with the standard set forth in this Agreement, and Interpool Containers Limited shall notify the Manager and the Owner of any change in the location of such books and records.

ARTICLE XVI.

LIENS.

The Manager agrees not to create, incur, assume or grant, or suffer to exist, directly or indirectly, any Lien of any kind on or concerning the Owner Containers other than Permitted Liens. The Manager shall promptly take or cause to be taken such action as may be necessary to discharge any such Lien that is not a Permitted Lien.

ARTICLE XVII.

NO PARTNERSHIP.

Nothing in the Agreement or any performance hereunder shall be deemed to constitute a partnership or joint venture between the parties hereto.

ARTICLE XVIII.

FORCE MAJEURE.

Neither party shall (i) be deemed to be in breach of its obligations hereunder for a period of sixty (60) days following the occurrence of an event of Force Majeure, or (ii) be liable to the other for any loss or damage that may be suffered as a direct or indirect result of the performance of any of their respective obligations being prevented, hindered or delayed by reason of and during the period of any event of Force Majeure. “Force Majeure” shall mean any act of God, war, riot, civil commotion, act of terrorism, strike, lock-out, trade dispute or labor disturbance, accident, breakdown of plant or machinery, explosion, fire, flood, earthquake, difficulty in obtaining workmen, materials or transport, government action, epidemic, difficulty or impossibility in obtaining access to any Owner Containers, or other circumstances whatsoever outside the reasonable control of such party affecting the performance of such party’s duties hereunder. For the avoidance of doubt, nothing in this Section 18 shall be deemed to affect the obligations of any Lessee arising under the provisions in the applicable Lease relating to a Casualty Loss of Owner Containers.

ARTICLE XIX.

CURRENCY/BUSINESS DAY.

Section 19.1 United States Dollars. All sums payable to the Manager under this Agreement shall be paid in US Dollars.

Section 19.2 Payment on Business Day. Notwithstanding anything to the contrary contained herein, if any date on which a payment becomes due hereunder is not a Business Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date.

ARTICLE XX.

INDEMNIFICATION.

Section 20.1 Owner Obligations. The Owner agrees to and hereby does fully indemnify, hold and defend each and all of the Manager (and any Submanager) and its Affiliates, and their respective shareholders, officers, directors, agents, employees, representatives, successors and permitted assignees (collectively, “Manager Indemnified Parties”) harmless from and against any and all claims, actions, suits, damages, judgments, expenses, losses or liabilities, including, without limitation, reasonable attorneys’ fees and other out-of-pocket expenses incurred in defending against the same (“Claims or Losses”) which may be incurred or suffered by or asserted against any Manager Indemnified Party and which arise from or relate to the Owner Containers or any services rendered or to be rendered by the Manager to the Owner pursuant to the terms of this Agreement, including, but not limited to, for any miscalculation or incorrect information in the Transaction Manager Report or for the Transaction Manager’s failure to comply with any of its obligations hereunder, including, without limitation, any failure of the Transaction Manager to deliver copies of all reports, notices, statements or other material delivered to it by the Manager or the Submanager, provided, however, that the foregoing indemnity shall not apply to any Claims or Losses to the extent caused by, or arising from, (i) the negligence or willful misconduct of any Manager Indemnified Party, or (ii) a breach by a Manager Indemnified Party of its contractual obligations hereunder or under any Lease, or (iii) any misrepresentation made by any Manager Indemnified Party herein; or to any Consequential Damages incurred by any Manager Indemnified Party.

Section 20.2 Manager Obligations. The Manager, agrees to and does hereby fully indemnify and hold harmless each and all of the Owner and its Affiliates, and their respective shareholders, owners, officers, directors, employees, agents, representatives, successors and permitted assignees (collectively “Owner Indemnified Parties”) against any and all Claims and Losses which may be incurred or suffered by or asserted against any Owner Indemnified Party arising out of or related to (i) a material breach by the Manager of its covenants and obligations hereunder or (ii) a material breach by the Manager of its representations and warranties set forth in this Agreement; however that the foregoing indemnity shall not apply to any Claims or Losses to the extent caused by, or arising from, (i) the negligence or willful misconduct of any Owner Indemnified Party, or (ii) a breach by any Owner Indemnified Party of its contractual obligations hereunder, or (iii) any misrepresentation made by any Owner Indemnified Party herein; or to any Consequential Damages incurred by any Owner Indemnified Party. Each of the Owner and the Manager hereby agree that (i) nothing contained in this Agreement (including but not limited to this Section 20.2) shall be interpreted as an explicit or implied guarantee by the Manager of the obligations due under any financing related to the Owner Containers or of the performance of the Owner Containers, and any and all such guarantees are expressly disclaimed in all respects, and (ii) losses may occur for various reasons including, but not limited to, the financial inability or refusal of the Lessees to make rental payments under the Leases.

Section 20.3 Submanager Obligations. The Submanager, agrees to and does hereby fully indemnify and hold harmless each and all of the Owner and its Affiliates, and their respective shareholders, owners, officers, directors, employees, agents, representatives, successors and permitted assignees (collectively “Owner Indemnified Parties”) against any and all Claims and Losses which may be incurred or suffered by or asserted against any Owner Indemnified Party arising out of or related to (i) a material breach by the Submanager of its covenants and obligations hereunder or (ii) a material breach by the Submanager of its representations and warranties set forth in this Agreement; however that the foregoing indemnity shall not apply to any Claims or Losses to the extent caused by, or arising from, (i) the negligence or willful misconduct of any Owner Indemnified Party, or (ii) a breach by any Owner Indemnified Party of its contractual obligations hereunder, or (iii) any misrepresentation made by any Owner Indemnified Party herein; or to any Consequential Damages incurred by any Owner Indemnified Party. Each of the Owner and the Submanager hereby agree that (i) nothing contained in this Agreement (including, but not limited to, this Section 20.3) shall be interpreted as an explicit or implied guarantee by the Submanager of the obligations due under any financing related to the Owner Containers or of the performance of the Owner Containers, and any and all such guarantees are expressly disclaimed in all respects, and (ii) losses may occur for various reasons including, but not limited to, the financial inability or refusal of the Lessees to make rental payments under the Leases.

Section 20.4 Survival. The respective obligations of the parties under this Section 20 shall survive the termination of this Agreement.

ARTICLE XXI.

REPRESENTATIONS AND WARRANTIES.

Section 21.1 Representations and Warranties of Manager and Interpool Containers Limited. As of the Closing Date, each of the Manager and Interpool Containers Limited represents and warrants to the Owner, as to itself, that:

(a) It is a company duly incorporated and in good standing under the laws of the jurisdiction of its incorporation;

(b) It has the requisite power and authority to enter into and perform its obligations under this Agreement, and all requisite corporate authorizations have been given for it to enter into this Agreement and to perform all the matters contemplated hereby. Upon due execution and delivery hereof this Agreement will constitute its legal, valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity;

(c) It has not breached its articles of association or bye-laws or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and corporate affairs or any applicable laws and regulations of its jurisdiction of incorporation in such manner as would in any such case have a materially adverse effect on its ability to perform its obligations under this Agreement;

(d) The consummation of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its memorandum of association or bye-laws, or any material term of any agreement or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such agreement or other instrument, or violate any order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over it or any of its properties;

(e) To its actual Knowledge, there are (i) no Proceedings or investigations pending or threatened before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement, and (ii) no injunctions, writs, restraining orders or other orders are in effect against it that would adversely affect its ability to perform under this Agreement; and

(f) It (i) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted (except where the failure to have such licenses and permits could not individually or in the aggregate have a material adverse effect on the business or condition (financial or otherwise) of it or its ability to enter into and conduct such business as currently conducted) and (ii) had at all relevant times, and now has, power, authority, and legal right to manage the Owner Containers and to perform its obligations under this Agreement and the transactions contemplated hereby, including performance of the duties and obligations of the Manager and Submanager, as the case may be, hereunder.

Section 21.2 Representations and Warranties of Owner. As of the Closing Date, the Owner represents and warrants to the Manager that:

(a) The Owner is a company duly organized, validly existing and in compliance under the laws of Bermuda;

(b) The Owner has the requisite power and authority to enter into and perform its obligations under this Agreement, and all requisite corporate or entity authorizations have been given for it to enter into this Agreement and to perform all the matters envisaged hereby. Upon due execution and delivery hereof this Agreement will constitute the legal, valid and binding obligation of the Owner, enforceable against the Owner in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity;

(c) The Owner has not breached its memorandum of association or bye-laws or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and corporate affairs or any applicable laws and regulations of its jurisdiction of incorporation or organization in such manner as would in any such case have a materially adverse effect on its ability to perform its obligations under this Agreement;

(d) The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the memorandum of association or bye-laws of the Owner, or any material term of any agreement, mortgage, deed of trust, or other instrument to which the Owner is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such agreement, mortgage, deed of trust, or other instrument, or violate any law or any order, rule, or regulation applicable to the Owner of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Owner or any of its properties;

(e) To the actual Knowledge of the Owner, there are (i) no Proceedings or investigations pending or threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Owner of its obligations under, or the validity or enforceability of, this Agreement, and (ii) no injunctions, writs, restraining orders or other orders in effect against the Owner that would adversely affect its ability to perform under this Agreement; and

(f) The Owner (i) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted (except where the failure to have such licenses and permits could not individually or in the aggregate have a material adverse effect on the business or condition (financial or otherwise) of the Owner or its ability to enter into and conduct such business as currently conducted) and (ii) had at all relevant times, and now has, power, authority, and legal right to own the Owner Containers and to perform its obligations under this Agreement and the transactions contemplated hereby.

ARTICLE XXII.

CONDITIONS PRECEDENT.

Section 22.1 The obligation of the Owner to contract with the Manager to manage the operation and leasing of the Owner Containers as herein set forth is subject to (a) the Owner having received corporate resolutions of the Manager authorizing the execution, delivery and performance hereof, certified as true, complete and correct copies thereof by an authorized officer of the Manager, and an incumbency certificate in respect of the officers of the Manager authorized to execute and deliver this Agreement; (b) each of the Related Documents having been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on and as of the Closing Date; and (c) the Owner having received, no later than the Funding Date, legal opinions from counsel to the Manager and the Submanager, in form and substance satisfactory to the Owner and its counsel, which opinions may be from in-house counsel.

Section 22.2 The obligation of the Manager to contract with the Owner to manage the operation and leasing of the Owner Containers as herein set forth is subject to (a) the Manager having received corporate resolutions of the Owner authorizing the execution, delivery and performance hereof, certified as true, complete and correct copies thereof by an authorized officer of the Owner, and an incumbency certificate in respect of the officers of the Owner authorized to execute and deliver this Agreement; (b) each of the Related Documents having been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on and as of the Closing Date; and (c) the Manager and Interpool Containers Limited, as Submanager, shall have received, no later than the Funding Date, legal opinions from counsel to the Owner, in form and substance satisfactory to the Manager and its counsel.

ARTICLE XXIII.

GENERAL.

Section 23.1 Notices. All notices, demands, requests and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally; or (ii) one (1) Business Day following the day when delivered by facsimile with verbal confirmation of receipt; or (iii) one (1) Business day following the day when deposited with a reputable, established international overnight courier service for delivery to the intended addressee with next business day delivery guaranteed, prepaid and addressed as set forth below:

To Manager:	Container Applications International, Incorporated

One Embarcadero Center, Suite 2101

San Francisco, California 94111

Attention: Chief Financial Officer

Telephone: (415) 788-0100

Facsimile: (415) 788-3430

With a Copy To:	Interpool Containers Limited

211 College Road East

Princeton, New Jersey 08540

Attention: Chief Financial Officer

Telephone: (609) 452-8900

Facsimile: (609) 452-8211

To Owner:	P&R Equipment and Finance Corp

Industriestrasse 6

CH 6301 Zug

Switzerland

Attention: Heinz Roth

Facsimile: 011-41-41-710-9383

With a Copy To:	Hakman Capital Corporation

1350 Bayshore Highway, Suite 700

Burlingame, California 94010

Attention: J. David Hakman

Telephone: (650) 348-1700

Facsimile: (650) 348-6872

To Interpool Containers Limited:	Interpool Containers Limited

211 College Road East

Princeton, New Jersey 08540

Attention: Chief Financial Officer

Telephone: (609) 452-8900

Facsimile: (609) 452-8211

To Transaction Manager:	Hakman Capital Corporation

1350 Bayshore Highway, Suite 700

Burlingame, California 94010

Attention: J. David Hakman

Telephone: (650) 348-1700

Facsimile: (650) 348-6872

To Container Lender Agent:	Fortis Capital Corp.

Two Embarcadero Center

Suite 1330

San Francisco, CA 94111

Attention: Mr. Menno van Lacum

Telephone: (415) 283-3042

Facsimile: (415) 283-3046

Any party may change its notice address by notifying the other parties of such change of address in conformity with the provisions of this Section 23.1.

Section 23.2 Attorneys’ Fees. If any Proceeding is brought for enforcement of this Agreement or because of an alleged dispute, breach, default, in connection with any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to other relief to which it may be entitled, reasonable attorneys’ fees and other costs incurred in connection therewith.

Section 23.3 Further Acts. The Owner and the Manager shall each perform such further acts and execute such further documents as may be reasonably necessary to implement the intent of, and consummate the transactions contemplated by, this Agreement; provided however that no material additional consideration or liability shall be required of any such party in connection with such acts.

Section 23.4 Severability. If any term or provision of this Agreement or the performance thereof shall to any extent be or become invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

Section 23.5 Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, each of the Owner, the Manager and the Submanager (for so long as it acts as a Submanager hereunder), and their respective successors in interest or permitted assigns; provided, however, that this Agreement and the rights and duties of a party hereunder may not be assigned by such party to any other Person without obtaining the prior written consent of the other parties in their sole discretion, provided that no such consent shall be required for an assignment by the Owner to a Container Lender or by the Manager or any Submanager to an Affiliate of such party or a lender of such Person.

Section 23.6 Waiver. Waiver of any term or condition of this Agreement (including any extension of time required for performance) shall be effective only if in writing signed by the party granting such waiver, and any such waiver shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition or a waiver of any other term or condition of this Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof.

Section 23.7 Interpretation and Construction.

(a) Any reference herein to a section or clause shall be deemed to include a reference to any subsection and sub-clause thereof. The titles and subtitles used in this Agreement, the table of contents and the recitals at the beginning of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference made in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as such statutory provision referenced in this Agreement, and to any then applicable rules or regulations promulgated thereunder.

(b) The words “include” and “includes” and “including” and variations thereof used herein shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” in each case, unless otherwise expressly indicated to the contrary. The words “herein”, “hereof”, “hereunder” and words of similar import shall refer to this Agreement as a whole (including its Schedules and Exhibits), unless the context clearly indicates to the contrary.

(c) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(d) This Agreement has been carefully negotiated between the parties hereto with the full involvement and assistance of their respective legal counsel.

Section 23.8 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, together with any other agreement executed and delivered contemporaneously herewith, set forth the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written or express or implied, by any party or any officer, employee or representative of any party hereto.

Section 23.9 Amendment. The terms of this Agreement may be amended or modified only by a written instrument signed by the Manager, the Submanager (if any) and the Owner.

Section 23.10 Counterparts. This Agreement may be signed in two or more counterparts each of which shall constitute an original instrument, but all of which together shall constitute but one and the same instrument.

Section 23.11 Signatures. Any signature required with respect to this Agreement may be provided via facsimile or by electronic means and shall in either case be equally effective as the delivery of an originally executed counterpart.

Section 23.12 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402, BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 23.13 Dispute Resolution.

(a) Arbitration. Notwithstanding any contrary provision hereof, all disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by binding arbitration conducted by a single neutral arbitrator generally qualified in the subject matter of the dispute. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and shall be held in New York, New York. A party may seek confirmation and enforcement by any court of competent jurisdiction of any final award; or any injunctive or other interim relief provided by the arbitrator without waiting for a final award by the arbitrator. Either party also may bring an action in a court of competent jurisdiction to compel arbitration under this Agreement or for emergency injunctive relief pending the outcome of such arbitration.

(b) Submission. Subject to and limited by the foregoing, any such disputes and controversies arising out of or in connection with this Agreement and subject to litigation shall be resolved by the state and federal courts exclusively located in New York County in the State of New York, and each party hereto agrees to submit to the exclusive jurisdiction of said courts and agrees that venue shall lie exclusively with such courts. Provided that if the state and federal courts located in New York City in the State of New York do not accept jurisdiction thereof, then the party filing suit may do so in such other appropriate jurisdiction as selected by the filing party in its sole discretion.

(c) Legal Action or Proceeding. Each of the Manager and the Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 111 Eighth Avenue, New York, New York 10011, as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process, and each of the Manager and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. Interpool Containers Limited, for so long as it is a Submanager hereunder, hereby irrevocably appoints and designates Interpool, Inc., having an address at 633 Third Avenue, New York, New York 10017, as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process, and the Submanager agrees that service of process upon such party shall constitute personal service of such process on such Person. Each of the Owner, the Manager and Interpool Containers Limited shall maintain the designation and appointment of such authorized agent until the termination of this Agreement; provided however if such agent shall cease to so act, each of the Owner, the Manager and Interpool Containers Limited shall immediately designate and appoint another such agent and each shall promptly deliver to the other evidence in writing of such other agent’s acceptance of such appointment.

Section 23.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Closing Date.

P&R EQUIPMENT AND FINANCE CORP

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

INTERPOOL CONTAINERS LIMITED

By:
Name:
Title:

SCHEDULE 1 TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

CEU VALUE BY CONTAINER TYPE

CONTAINER TYPE	TYPE CODE	CEU VALUE [To be verified by CAI]

20’ Folding Flatrack	20FLT	***
20’ Standard Dry Cargo	20DRY	***
20’ Open Top	20TOP	***
20’ Refrigerated Container	20RFR	***
20’ Insulated High Cube	20IHC	***
40’ High Cube Dry Cargo	40HIC	***
40’ HC Refrigerated Container	40HCR	***
40’ Folding Flatrack	40FLT	***
40’ Standard Dry Cargo	40DRY	***
40’ Insulated High Cube	40IHC	***
40’ Open Top	40TOP	***
45’ High Cube Dry Cargo	45HIC	***
53’ Standard Dry Cargo

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2A TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

FORM OF MANAGER REPORT

CAI, INC. or INTERPOOL

Report of Revenues and Operating Expenses

On An Accrual Basis For Pool #

Date:

EXAMPLE REPORT

To:	From:
Hakman Capital Corporation, Owner’s Agent	Container Applications International, Inc.
1350 Old Bayshore Highway	OR
Suite 300	Interpool Containers Limited
Burlingame, CA 94010

REVENUE

***

OPERATING EXPENSES

***

NET OPERATING INCOME	$	***

***
0.00
***

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

NET DISTRIBUTION to Owner	$	***

Summary of Net Distribution to Owner:

Net Distribution to Owner from leasing activities	$	***

Net Distribution to Owner from equipment sales	$	***
(Schedule 3)
Total Distribution to Owner	$	***

Calculation of Management Fee
Containers managed at the end of month: January 31, 2006

***

— —

Total

(A)=Average daily NOI per SCU=NOI/Total SCU Available Days=	***

***

*	Minimum days & termination charges.

Container Applications International, Inc. OR Interpool Containers Limited

By:
Title:

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2

CONTAINER APPLICATIONS INTERNATIONAL, INC.

Interpool Containers Limited

P & R Equipment & Finance Corporation

Pool #

***
Date

EXAMPLE

***	***	***	***	***	***	***
***		***	***	***	***	***	***

CAXU	240151	***	***	***
CAXU	262700	***	***	***
CAXU	241051	***	***	***
CAXU	239851	***	***	***
CAXU	239951	***	***	***
CAXU	242251	***	***	***
CAXU	430301	***	***	***	***	***
CAXU	430501	***	***	***	***	***
CAXU	430601	***	***	***	***	***
CAXU	430701	***	***	***	***	***
CAXU	430801	***	***	***	***	***
CAXU	431701	***	***	***	***	***

TOTALS	***	***	***

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3

CONTAINER APPLICATIONS INTERNATIONAL, INC.

OR

INTERPOOL CONTAINERS LIMITED

P & R Equipment & Finance Corporation

Pool #

Schedule 2—Utilization Rate Computation

Equipment Type
	20’	40’		40’HC		Total

***
Per Managed Unit Available Days Report	***	*	**	*	**	*	**

Multiply by SCU Unit	***	*	**	*	**	*	**

Total SCU Available Days	***	*	**	*	**	*	**

***:
Per Billing Summary Report

“P & R Managed Units by Equipment Type” **	***	*	**	*	**	*	**

***	***	*	**	*	**

***	***	*	**	*	**	*	**

UTILIZATION RATE	***	*	**	*	**	*	**

*	***
**	***

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4

CONTAINER APPLICATIONS INTERNATIONAL, INC.

ITNERPOOL CONTAINERS LIMITED

P & R’s Equipment Sales For Pool #

Date:

Schedule 3—Unit Activity for Month

EXAMPLE REPORT

Unit Id.	Equip Type	Invoice #	Sale/Transfer Date	Sale Price	Acquired Date	*** Manager Sale Fee	Net Proceeds To Owner

Sales:
CAXU 243372	***	***	***	***	***	***	***
CAXU 243372	***	***	***	***	***	***	***
CAXU 252172	***	***	***	***	***	***	***
CAXU 252172	***	***	***	***	***	***	***
CAXU 254878	***	***	***	***	***	***	***
CAXU 262702	***	***	***	***	***	***	***
CAXU 494438	***	***	***	***	***	***	***

		***	***	***	***	***	***

Reinstatements:

CAXU 240806	***	***	***	***	***	***	***
CAXU 241081	***	***	***	***	***	***	***
CAXU 242355	***	***	***	***	***	***	***
CAXU 242510	***	***	***	***	***	***	***
CAXU 251728	***	***	***	***	***	***	***
CAXU 254302	***	***	***	***	***	***	***
CAXU 254665	***	***	***	***	***	***	***
CAXU 254895	***	***	***	***	***	***	***
CAXU 262733	***	***	***	***	***	***	***
CAXU 431746	***	***	***	***	***	***	***
CAXU 433390	***	***	***	***	***	***	***
CAXU 434464	***	***	***	***	***	***	***
	***	***	***	***	***	***	***
	***	***	***	***	***	***	***

Casualties		***	***	***	***	***	***
CAXU 240806	***	***	***	***	***	***	***
CAXU 241081	***	***	***	***	***	***	***
CAXU 242355	***	***	***	***	***	***	***
CAXU 242510	***	***	***	***	***	***	***
CAXU 251728	***	***	***	***	***	***	***
CAXU 254302	***	***	***	***	***	***	***
CAXU 254665	***	***	***	***	***	***	***
CAXU 254895	***	***	***	***	***	***	***
CAXU 262733	***	***	***	***	***	***	***
***
			GRAND TOTALS	***		***	***
Transfers from IP to CAI:
*** ***	***	***	***	***
*** ***	***	***	***	***
*** ***	***	***	***	***
*** ***	***	***	***	***
*** ***	***	***	***	***
*** ***	***	***	***	***
*** ***	***	***	***	***
*** ***	***	***	***	***
*** ***	***	***	***	***

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5

SCHEDULE 2B TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

FORM OF LIST OF CONTAINERS

Interpool, Inc.

CAI Per Diem Analysis

Commingled Fleet:1
		Gross	Net
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

Specific ID Fleet:1 2

20’		***	***	***	***
40’		***	***	***	***
HC		***	***	***	***

Other Accounts:3
2075	20’ 40’ HC	*** *** ***

2077	20’ HC	*** ***

2079	20’ HC	*** ***

2080	20’ HC	*** ***

9100	20’	***

9101	20’	***

9102	20’	***

9103	40’	***

9104	20’	***

9105	20’	***

9106	20’	***

9111	20’ HC	*** ***

***

***

***

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3 TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

OPERATING EXPENSES

Charged on a
	per-unit basis	pro-rata basis

***	***	***

***	***	***

***	***	***

***	***	***

***	***	***

***	***	***

***[1]	***	***

***	***	***

***	***	***

***[2]	***	***

***	***	***

***[3]	***	***

***[4]	***	***

[Unit Specific/Prorata allocation to be verified by CAI.]

[1]	***
[2]	***
[3]	***
[4]	***

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4A TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

LISTING OF OWNER CONTAINERS THAT ARE CAI-MANAGED

CONTAINERS

*** Confidential Treatment Requested with respect to entire Schedule 4A, comprising 2,995 pages.

1

SCHEDULE 4B TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

LISTING OF LEASES TO WHICH CAI-MANAGED CONTAINERS ARE

SUBJECT

Interpool List of

Lease Agreements

Contract #	Lessee	Leasetype
277	FESCO	WD
513	CMA/CGM	WD
574	CMA/CGM	WD
583	BULCON	WD
596	BULCON	SP
611	MAERSK	WD
614	CONTSHIP	SP
644	OOCL/CHINA	WD
652	OOCL/CHINA	WD
699	APL CO.PTE	WD
716	CONTSHIP	SP
799	DELI MADJU	WD
815	YANG MING	WD
835	OOCL/CHINA	WD
943	FESCO	WD
1029	OOCL/CHINA	WD
1099	NYK LINE	WD
1170	O.A.C.L.	SP
1315	OOCL/CHINA	WD
1347	NYK LINE	WD
1352	PIL	SP
1357	NYK LINE	WD
1358	NYK LINE	WD
1361	NYK LINE	WD
1363	EVERGREEN	RA
1366	OOCL/CHINA	WD
1367	PIL	SP
1373	NYK LINE	WD
1382	HUB SHPPNG	SP
1396	NYK LINE	WD
1606	C.C.N.I.	SP
1618	CMA/CGM	WD
1651	CHILEAN	SP
1731	MAERSK	SP
1784	CMA/CGM	SP
1864	CHILEAN	SP
1905	SAMUDERA	SP
1927	COSCO	WD
1930	FESCO	WD
1941	COSCO	WD

1

1951	FESCO	WD
1957	EVERGREEN	SP
1959	NYK LINE	SP
1961	NYK LINE	WD
1962	COSCO	WD
1963	FESCO	WD
1989	COSCO	WD
1991	WAN HAI SS	SP
1999	NYK LINE	WD
2049	P&ONEDLOYD	SP
2205	MED SHIP	SP
2211	P&ONEDLOYD	SP
2228	MED SHIP	NC
2232	MAERSK	SP
2246	MED SHIP	NC
2247	MED SHIP	NC
2252	P&ONEDLOYD	SP
2264	P&0NEDLOYD	SP
2269	P&ONEDLOYD	SP
2270	P&ONEDLOYD	SP
2287	CMA/CGM	SP
2291	CHILEAN	SP
2292	CHILEAN	SP
2293	CHILEAN	SP
2294	CHILEAN	SP
2295	CHILEAN	SP
2400	FESCO	WD
2404	COSCO	SP
2409	NYK LINE	SP
2410	NYK LINE	SP
2417	PIL	SP
2421	NYK LINE	SP
2426	COSCO	SP
2427	EVERGREEN	SP
2434	COSCO	SP
2445	PIL	SP
2446	PIL	SP
2451	NYK LINE	SP
2453	NYK LINE	SP
2456	COSCO	SP
2459	EVERGREEN	SP
2471	COSCO	SP
2476	PIL	SP
2478	COSCO	SP
2485	YANG MING	SP
2734	P&ONEDLOYD	SP
2738	CMA/CGM	SP
2742	CHILEAN	SP

2

2743	CHILEAN	SP
2749	CHILEAN	SP
2753	P&ONEDLOYD	SP
2773	CHILEAN	SP
2774	CHILEAN	SP
2775	CHILEAN	SP
2779	CMA/CGM	NC
2784	P&ONEDLOYD	SP
2785	CMA/CGM	NC
2786	HANJIN	SP
2795	O.A.C.L.	SP
2799	CMA/CGM	SP
2800	CMA/CGM	NC
2803	MAERSK	SP
2808	C.C.N.I.	SP
2813	CHILEAN	SP
2833	MED SHIP	SP
2835	P&ONEDLOYD	SP
2838	CHILEAN	SP
2848	CHINA NAV	WD
2849	CHINA NAV	WD
2850	CHINA NAV	WD
2852	CHILEAN	SP
2853	EMCO	SP
2854	CMA/CGM	NC
2859	C.C.N.I.	SP
2865	NMC	SP
2877	O.A.C.L.	SP
2881	MARUBA	SP
2892	CHILEAN	SP
2897	CHILEAN	SP
2903	COSCO	SP
2912	MARIANA EX	SP
2917	COSCO	SP
2920	COSCO	SP
2927	COSCO	SP
2928	COSCO.	SP
2932	EVERGREEN	SP
2938	MARIANA EX	SP
2946	COSCO	SP
2948	COSCO	SP
2950	CHINA SHIP	SP
2952	YANG MING	SP
2956	NYK LINE	SP
2958	CHINA SHIP	SP
2962	YANG MING	SP
2963	COSCO	SP
3505	CMA/CGM	NC
3516	CMA/CGM	NC
3540	CHILEAN	SP

3

SCHEDULE 4C TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

LISTING OF OWNER CONTAINERS THAT ARE INTERPOOL CONTAINERS

*** Confidential Treatment Requested with respect to entire Schedule 4C, comprising 3,718 pages.

1

SCHEDULE 4D TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

LISTING OF LEASES TO WHICH INTERPOOL CONTAINERS ARE SUBJECT

Interpool

List of Lease Agreements

Contract #	Lessee	Leasetype
277	FESCO	WD
513	CMA/CGM	WD
574	CMA/CGM	WD
583	BULCON	WD
596	BULCON	SP
611	MAERSK	WD
614	CONTSHIP	SP
644	OOCL/CHINA	WD
652	OOCL/CHINA	WD
699	APL CO.PTE	WD
716	CONTSHIP	SP
799	DELI MADJU	WD
815	YANG MING	WD
835	OOCL/CHINA	WD
943	FESCO	WD
1029	OOCL/CHINA	WD
1099	NYK LINE	WD
1170	O.A.C.L.	SP
1315	OOCL/CHINA	WD
1347	NYK LINE	WD
1352	PIL	SP
1357	NYK LINE	WD
1358	NYK LINE	WD
1361	NYK LINE	WD
1363	EVERGREEN	RA
1366	OOCL/CHINA	WD
1367	PIL	SP
1373	NYK LINE	WD
1382	HUB SHPPNG	SP
1396	NYK LINE	WD
1606	C.C.N.I.	SP
1618	CMA/CGM	WD
1651	CHILEAN	SP
1731	MAERSK	SP
1784	CMA/CGM	SP
1864	CHILEAN	SP
1905	SAMUDERA	SP
1927	COSCO	WD
1930	FESCO	WD
1941	COSCO	WD

1

1951	FESCO	WD
1957	EVERGREEN	SP
1959	NYK LINE	SP
1961	NYK LINE	WD
1962	COSCO	WD
1963	FESCO	WD
1989	COSCO	WD
1991	WAN HAI SS	SP
1999	NYK LINE	WD
2049	P&ONEDLOYD	SP
2205	MED SHIP	SP
2211	P&ONEDLOYD	SP
2228	MED SHIP	NC
2232	MAERSK	SP
2246	MED SHIP	NC
2247	MED SHIP	NC
2252	P&ONEDLOYD	SP
2264	P&0NEDLOYD	SP
2269	P&ONEDLOYD	SP
2270	P&ONEDLOYD	SP
2287	CMA/CGM	SP
2291	CHILEAN	SP
2292	CHILEAN	SP
2293	CHILEAN	SP
2294	CHILEAN	SP
2295	CHILEAN	SP
2400	FESCO	WD
2404	COSCO	SP
2409	NYK LINE	SP
2410	NYK LINE	SP
2417	PIL	SP
2421	NYK LINE	SP
2426	COSCO	SP
2427	EVERGREEN	SP
2434	COSCO	SP
2445	PIL	SP
2446	PIL	SP
2451	NYK LINE	SP
2453	NYK LINE	SP
2456	COSCO	SP
2459	EVERGREEN	SP
2471	COSCO	SP
2476	PIL	SP
2478	COSCO	SP
2485	YANG MING	SP
2734	P&ONEDLOYD	SP
2738	CMA/CGM	SP
2742	CHILEAN	SP

2

2743	CHILEAN	SP
2749	CHILEAN	SP
2753	P&ONEDLOYD	SP
2773	CHILEAN	SP
2774	CHILEAN	SP
2775	CHILEAN	SP
2779	CMA/CGM	NC
2784	P&ONEDLOYD	SP
2785	CMA/CGM	NC
2786	HANJIN	SP
2795	O.A.C.L.	SP
2799	CMA/CGM	SP
2800	CMA/CGM	NC
2803	MAERSK	SP
2808	C.C.N.I.	SP
2813	CHILEAN	SP
2833	MED SHIP	SP
2835	P&ONEDLOYD	SP
2838	CHILEAN	SP
2848	CHINA NAV	WD
2849	CHINA NAV	WD
2850	CHINA NAV	WD
2852	CHILEAN	SP
2853	EMCO	SP
2854	CMA/CGM	NC
2859	C.C.N.I.	SP
2865	NMC	SP
2877	O.A.C.L.	SP
2881	MARUBA	SP
2892	CHILEAN	SP
2897	CHILEAN	SP
2903	COSCO	SP
2912	MARIANA EX	SP
2917	COSCO	SP
2920	COSCO	SP
2927	COSCO	SP
2928	COSCO.	SP
2932	EVERGREEN	SP
2938	MARIANA EX	SP
2946	COSCO	SP
2948	COSCO	SP
2950	CHINA SHIP	SP
2952	YANG MING	SP
2956	NYK LINE	SP
2958	CHINA SHIP	SP
2962	YANG MING	SP
2963	COSCO	SP
3505	CMA/CGM	NC
3516	CMA/CGM	NC
3540	CHILEAN	SP

3

EXHIBIT A-1 TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

MASTER EQUIPMENT LEASE AGREEMENT — INTERPOOL CONTAINERS

LIMITED

Exhibit A-1

MEMBERSHIP AND EQUIPMENT

LEASING AGREEMENT

This Lease Agreement entered into (month) (day) , (year) , between INTERPOOL CONTAINERS LIMITED (“Lessor” or “Interpool”), a Barbados corporation whose principal place of business is at 211 College Road East, Princeton, NJ 08540 U.S.A., and              (hereinafter referred to as “Lessee”), a company organized under the laws of              whose principal place of business is at             .

WHEREAS, Lessor has established an international pool of containers, chassis and other equipment for the carriage of cargo; and

WHEREAS, Lessee desires to lease equipment in said pool, and also desires equipment to be available for such use:

WITNESSETH

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, Lessor and Lessee agree as follows:

ARTICLE 1

Leasing

Subject to the terms and conditions hereinafter set forth, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor such containers, chassis or other equipment as may be listed or described in one or more addenda hereto executed from time to time by Lessor or any division of Lessor and Lessee (the “Units”). Such addenda may set forth any additional terms to which the parties may agree including, without limitation, lease terms, rental rates, pick-up and drop-off points and special conditions. This lease, together with all such addenda and all extensions, renewals, amendments and modifications hereinafter entered into between Lessor and Lessee are referred to collectively hereinafter as the “Lease”. All containers, chassis or other equipment of Lessor that is picked up by or coming under the control of Lessee including all such equipment listed in all communications of Lessor to Lessee or its agents shall be subject to the terms and conditions of the Lease.

ARTICLE 2

Term, Rental

The term of lease for each Unit leased hereunder shall commence upon date of delivery of such Unit to Lessee or its representative and shall continue until the date set out in the applicable addendum. If the term is extended or renewed, all provisions of this Lease shall apply during any extension or renewal period.

Lessee shall pay all rental charges due under the Lease monthly in advance unless otherwise agreed in writing and all other charges as same shall become due hereunder. All payments hereunder shall be in currency of the United States. The obligation to make rental

1

or any other payments to Lessor shall not be deemed waived, delayed, abated or eliminated for any reason, including, without limitation, force majeure, war, civil commotion, insurrection or the like which has the effects of denying Lessee the temporary or permanent use of any Unit, or any failure of Lessor to perform any obligation of Lessor to Lessee under this Lease. No payment to be made by Lessee hereunder shall be subject to reduction, limitation, impairment, set-off or counterclaim whether arising out of an alleged breach by Lessor or any third party or otherwise, provided, however, that this paragraph shall not be deemed a bar to Lessee’s right to assert any claims to which it may be entitled against Lessor, in a separate proceeding.

The rental period for each Unit shall commence on the date of delivery of such Unit to Lessee or its representative, and shall end, at the expiration of the day that the Unit is taken off hire pursuant to Article 9 hereof. If redelivery of any Unit is impossible because of total loss or constructive total loss, then the rental period for such Unit shall end when Lessee tenders the replacement cost of such Unit to Interpool pursuant to Lessee’s obligation under Article 9 hereof. Unless otherwise agreed, the minimum rental period for each Unit shall be thirty (30) days.

Lessee shall pay interest for late payment of any sum due Lessor under this Lease at the lesser of the highest legal rate or one-and-one-half percent (1 1/2%) per month commencing on the tenth (10th) day after the day on which Lessee receives Lessor’s invoice for such sum.

2

ARTICLE 3

Disclaimer of Warranties

Each Unit subject to this Lease is leased AS IS, and Lessor warrants only that Lessee so long as it is not in default hereunder shall have quiet possession against any person claiming through Lessor. LESSOR EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO ANY UNIT AND HAS NOT MADE, AND SHALL NOT BE BOUND BY, ANY STATEMENT, AGREEMENT OR REPRESENTATION NOT SPECIFICALLY SET OUT IN WRITING AND SIGNED BY LESSOR. LESSOR SHALL NOT BE LIABLE FOR LOSS OF USE OF THE EQUIPMENT, LOSS OF TIME, INCONVENIENCE OR ANY OTHER CONSEQUENTIAL DAMAGES.

ARTICLE 4

Ownership; Subleasing; Substitution; Encumbrances

This Lease shall not be deemed a sale or anything other than a true lease for any purpose. Each Unit shall at all times remain the property of Lessor, and Lessee shall acquire no ownership rights of any nature by virtue of this Lease. Some of the Units leased to Lessee may be owned by a third party and leased by it to Lessor. This Lease shall be subject and subordinate to any such leases. In the event that such third party becomes entitled to possession of any Unit, Lessee agrees, if requested by Lessor, to attorn to or enter into a new lease with such third party, the terms and conditions of which will be consistent with this agreement. The Units may be owned by a third party and managed by Lessor under a management agreement that limits the term for which the Units can be leased. In the event such third party becomes entitled to possession of such Units, Lessee will return them to such third party upon written request by Lessor and Lessor, at Lessee’s request, will replace at Lessor’s expense, the Units returned with comparable Units. Lessor can substitute other Units for some or all of the Units leased at any time providing the substitute Units are of a similar type and in as good condition as the Units leased. All costs connected with such substitution shall be borne by Lessor.

Lessee shall not sublet any Unit or assign this Lease or any rights hereunder without the prior written consent of Lessor except as required through the normal course of business. Lessee agrees to execute such documents as Lessor shall deem necessary in order to perfect its security interest in such assignment. Lessee shall not pledge, hypothecate, mortgage, create any security interest in or otherwise encumber or permit the encumbrance of any Unit other than any encumbrances that result from acts of lessor and any persons claiming against or through lessor. Lessee shall promptly at its own expense take all actions necessary to discharge any lien, charge or other encumbrance asserted by any party against any Unit arising after delivery of such Unit to Lessee. Notwithstanding the foregoing, Lessee shall have the right to contest in good faith by appropriate proceedings diligently pursued and available to Lessee, any lien, charge or other encumbrances asserted by any party against any Unit. Each Unit shall have Lessor’s serial numbers and other identifying marks affixed thereto, which shall not be obliterated, altered, concealed or otherwise changed or hidden from view by Lessee so as to prevent or block access to such number or marks.

3

ARTICLE 5

Delivery of Equipment and interchange of Units

Lessor will use its best efforts to make the Units available for delivery to Lessee on the dates specified in the Lease at the locations agreed upon by Lessor and Lessee, but Lessor shall not be liable for any delays in delivery beyond its reasonable control. The signature of Lessee or its representative on an equipment interchange receipt shall constitute conclusive evidence that the Unit to which same relates has been delivered to Lessee and that Lessee has examined the Unit and found it to be free of all damage (except as described otherwise in said receipt) and in good operating condition. Notwithstanding any entry in such receipt, nothing shall affect Lessee’s obligation to pay the full rental charge or any other obligations under this Lease.

If the manufacturer fails to make any Unit available for Lessee’s inspection in accordance with the terms and conditions of this Lease and any addenda hereto, then Lessee may at its option reject such Unit, in which event (a) the number of Units required to be leased shall be reduced by the number of Units so rejected by Lessee, and the rent due shall be reduced accordingly, and (b) Lessor shall refund to Lessee the Lease rental payments made hereunder with respect to all such rejected Units, if any.

Subject to any provision in the Lease requiring Lessee to maintain certain minimum numbers of Units or specific Units on lease for designated periods of time, Lessee may interchange Units leased with no fixed term to another ocean carrier provided that such interchange and carrier are approved in advance by Lessor and Lessee obtains an interchange receipt signed by the new carrier or its authorized agent acknowledging receipt of the Unit, noting any damages to the Unit and acknowledging its responsibility for damages upon redelivery to Lessor. An interchanged Unit shall not be deemed off-hired by lessor unless such receipt is received by Interpool or its agent.

ARTICLE 6

Operation, Maintenance and Repairs

Lessee shall at all times maintain the Units, at its own cost and expense in good and safe repair and operating condition in accordance with manufacturer’s specifications and the International Convention for Safe Containers (“CSC”), International Institute of Container Lessors (“IICL”) guidelines and U.S. FHWA inspection standards, as applicable. Lessee shall be responsible for all damages and changes in the condition of the Units, subject to the provisions of Article 9 hereof relating to such normal wear and tear on all Units and damage prior to delivery to Lessee noted on the on-hire equipment interchange receipt. Lessee’s maintenance and repair obligations shall include, without limitation, washing and cleaning each Unit regularly inside and outside to prevent corrosion and spot painting and replacement of parts as may be necessary. Lessee shall comply with all loading limitations, handling procedures and operating instructions to prevent excessive impact or unbalanced loading. Lessee shall not use any Unit for storage or transportation of unsuitable contents which may damage the Unit, including, without limitation, unprotected corrosive substances, poorly secured materials or bulk commodities which may corrode, oxidize, severely dent, puncture, contaminate, stain or damage the Unit.

4

Lessee shall make no modifications, improvements, repairs or replacements, nor attach accessories or additions to any Unit, without the prior written consent of Lessor, (which shall not be reasonably refused) except as may be necessary to comply with the provisions of this Lease. All improvements, repairs, accessories and replacements made or attached to any Unit by lessee shall become part of the Unit and the Property of Lessor without Lessor incurring any liability therefor, or at Lessor’s option shall be removed and the Unit shall be restored to its original condition at Lessee’s expense. Lessee shall not change or supplement any identification marks on any Unit except as agreed upon in writing between Lessor and Lessee.

Lessee shall at all times comply with all conventions, laws, regulations or orders of federal, state, foreign and local governments and agencies which in any way affect any Unit or its use, operation or storage or which in any way affect this Lease and shall be liable for all fines, penalties, fees and interest thereon for failure to comply. Lessee shall comply in all respects with the CSC and shall have and exercise such responsibility as would otherwise be Lessor’s as owner for maintenance, examination and repair. Lessee shall also comply in all respects with all applicable customs conventions that provide requirements relating to temporary admission, transport of goods under customs seal, maintenance of records or otherwise. Lessee shall at its own expense comply with all rules and practices of ports, depots, storage areas and transportation companies consistent with the other requirements herein.

ARTICLE 7

Taxes and Other Expenses

Lessee shall be responsible for all applicable sales, use, excise, property, stamp or other taxes, levies, import duties, charges or withholdings of any nature (together with penalties, fines or interest thereon) imposed against Lessor, Lessee or any Unit by any governmental or taxing authority if such taxes or charges are based upon the possession or use of the units by Lessee upon or with respect to any Unit, or upon the leasing, delivery, possession, use, operation, redelivery or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, excluding, however, (i) all such taxes, levies, import duties, charges and withholdings that are imposed and accrued with respect to a Unit prior to its delivery to Lessee and (ii) any taxes levied on Lessor’s revenue, income, capital or business franchise. Lessee shall pay all other expenses relating to Units arising during the rental period including but not limited to expenses incurred in ports, depots or storage areas.

The above is subject to: (a) Lessor giving prompt notice to Lessee; and (b) Lessee having the right to contest in good faith by Appropriate proceedings diligently pursued and available to Lessee, any such tax or charge.

ARTICLE 8

Risk of Loss

Subject to the provisions of Section 9 of the Lease, Lessee shall be liable for all loss and damage to each Unit subsequent to delivery to Lessee and prior to return to Lessor, regardless of when such damage may be discovered. In the event any Unit is damaged

5

beyond repair, requisitioned by any governmental entity, lost or destroyed (a “Casualty Occurrence”), the Lessee shall pay to the Lessor the Depreciated Value for such Unit. The Depreciated Value shall be calculated based on an attached schedule when equipment is leased out. Depreciated Value shall be defined as the greater of the original cost of the unit to the Lessor or the current cost of a new unit of equipment. Lessee shall notify Lessor in writing immediately upon discovery of a Casualty Occurrence. Lessee shall pay rental charges pursuant hereto until the date that full settlement is made therefor. In the event that full settlement is not made within 30 days after the return date specified in the Lease, Lessee shall be liable for Lessor’s standard daily rental charge for such Unit at the rate prevailing on each day after expiration of the aforesaid 30 days. Full settlement shall consist of proof of such loss satisfactory to Lessor and full payment of the depreciated value of the Unit. In the event of a Casualty Occurrence, Lessor may elect, but shall not be obligated to deliver another Unit of like kind and condition as the Unit suffering the Casualty Occurrence to Lessee in substitution therefor which shall become in all respects subject to the terms hereof.

After compliance with the foregoing to Lessor’s satisfaction, and provided Lessee is not in default under this Lease, Lessee shall be subrogated to Lessor’s rights with respect to any insurance policies or claims for reimbursement by others with respect to such loss, damage, theft or destruction.

ARTICLE 9

Redelivery of Units

Lessee shall redeliver each Unit, at Lessee’s sole expense, to redelivery locations specified in the applicable addendum, or in the absence thereof to Interpool’s authorized depot at any pool point listed in Lessor’s most recent “Bulletin” or at any other location agreed to in advance in writing by Lessor. All redelivery points and dates specified in an addendum are subject to drop-off charges set forth therein, or in the absence thereof, as listed in the “Bulletin” in effect at the time of redelivery, or in the case of redeliveries to other locations, as specified by Lessor.

Upon return of a Unit, the Lessor and Lessee may execute a joint condition inspection report identifying and acknowledging any changes in the condition of the Unit subsequent to delivery. Lessee at its expense will have completed a cleanliness certificate issued by a recognized classification society, if requested by Lessor. Lessee shall return all Units to Lessor free of damage and in a condition evidencing the standard of maintenance required in paragraph 6 hereof, including, without limitation, compliance with all applicable laws and regulations applicable to the use and operation of the Unit. Notwithstanding the foregoing, Lessee shall not be responsible for (i) such normal wear and tear defined below as may reasonably be expected between delivery of the Unit and the date of its return or for (ii) such damage to the Unit that occurred prior to delivery to or on behalf of Lessee provided that in the event of a dispute, Lessee provides Lessor with a copy of the interchange receipt executed at the time of delivery to Lessee evidencing such damage. Normal wear and tear shall be determined in accordance with the current guidelines published by the International Institute of Container Lessors, International Convention for Safe Containers and U.S. FHWA (incorporated by reference herein) and may include light oxidation or light rust, random small dents and scratches on any side of a Unit caused by normal handling, ground storage, ship storage and securing, transport and loading and discharge consistent with good

6

practice and in accordance with any specifications, handling procedures and operating instructions as may have been given by Lessor to Lessee. Notwithstanding the two preceding sentences, changes which could have been prevented by routine washing, routine lubrication, spot painting, or other normal repair or maintenance changes affecting security, water tightness, weather proof qualities, mechanical and/or electrical function of integral components, the integrity of design or structure, or by adherence to applicable regulatory or classification society requirements, or changes affecting the inside or outside dimensions or cubic content of a Unit, whether or not such changes add thereto or subtract therefrom, or changes which may threaten the safety of person or property, shall in no event constitute normal wear and tear, and Lessee shall be liable therefor. Lessor shall have the right to inspect all Units leased under this Lease at any reasonable time and at Lessor’s sole cost, and upon Lessor’s request, Lessee shall furnish Lessor with a list of all locations of Units, as of the most recent date possible and take all reasonable steps to make the Units available for inspection. With regard to chassis and trailer equipment, Lessee shall return such Units with a complete set of tires with a minimum tread of 4/32”, with air to 85 p.s.i. for 24 hours. There will be no cuts to tire cord or flat spots within 4/32” from the surface. Minor oxidation only shall be acceptable, notwithstanding the provisions of this Lease otherwise exempting Lessee from liability for “normal wear and tear”.

Units will be inspected at the expense of Lessee upon their return to the agreed-upon depot. If a Unit is in the required condition, the Unit shall be taken off-hire and the rental charge shall cease. If a Unit is returned to a depot location authorized by Lessor in damaged condition, Lessor or such depot will so advise Lessee upon discovery thereof. Lessor shall, in its sole discretion, have the right to require Lessee to repair the Unit, to authorize the repair of the Unit at Lessee’s expense or to refrain from repairing the Unit and invoice Lessee for the amount of damages for which it is liable hereunder. In the event Lessor elects to authorize repairs, Lessee hereby authorizes Lessor to proceed with the repairs for which Lessee is liable hereunder at Lessee’s expense at any repair facility of Lessor’s choice. Lessee will execute any further documents required to authorize the repair facility to proceed and Lessee shall have the right to inspect any repairs so made. The Unit shall remain on-hire and Lessee shall continue to pay the rental charge until the date upon which Lessor and Lessee shall agree in writing upon the amount of the cost of the repairs for which Lessee is liable, and, in the event Lessor in its discretion elects to have such repairs performed, thereafter until the date (not greater than 10 business days thereafter) specified in such writing for completion of such repairs; provided, however, that in the event Lessee fails to authorize repairs for which Lessor claims it is responsible within 10 days of return of any Unit, Lessor, at its option, may either (i) promptly authorize repairs to the Unit whereupon the Unit shall be off-hired and rental charges shall cease upon approval of repair (not greater than 10 business days thereafter) or (ii) continue to make the Unit available for joint inspection with Lessee and to attempt to resolve damage disputes for a reasonable period of time at the expiration of which the Unit shall be off-hired and rental charges shall terminate. All handling expenses for the inspection and reinspection of Units and storage charges from the date of redelivery to the date of off-hire pursuant to the terms hereof shall be for the account of Lessee.

Lessee shall be liable to Lessor for the cost of repairing all damages for which Lessee is liable under this Lease whether or not Lessor elects to have such repairs made but in no event shall Lessee’s liability for such damages exceed the depreciated value for a new Unit.

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In the event that without obtaining the prior written consent of Lessor, Lessee shall fail to return any Unit for more than 120 days after the return date specified in the Lease, Lessor, without prejudice to any other rights hereunder may, in its sole discretion, elect to treat such Unit as lost, and Lessee shall pay to Lessor the depreciated value of such Unit in accordance with the provisions of the Lease. Lessee shall pay Lessor’s standard rental charge for such Unit at the rate prevailing on each day after expiration of the aforesaid 120 days, until the date that payment of such depreciated value is made. In the event that after payment of such depreciated value, Lessor shall elect and obtain repossession, Lessor shall, after deducting Lessor’s expenses, return to Lessee such portion of such depreciated value as Lessor, in its sole discretion, shall deem to be the depreciated value that remains of such Unit on the date of repossession.

Should any Unit be redelivered to Lessor, or should Lessor repossess any Unit, and there shall at the time of such redelivery or repossession be in, upon or attached to such Unit any other things of value belonging to Lessee or in the custody or control of Lessee, Lessor is hereby authorized to take possession of such things of value and hold the same for Lessee either in Lessor’s possession, or, in the exercise of Lessor’s sole discretion, in public storage for the account of, and at the expense of, Lessee.

ARTICLE 10

Indemnity

Lessee shall defend, indemnify and hold Lessor, its agents and employees harmless from all claims, causes of action, liability, damage or loss (including, without limitation, expenses in connection with any claim or suit, such as reasonable attorney’s fees, court cost and other expenses) arising directly or indirectly in any manner out of (a) any failure by Lessee to comply with its obligations under this Lease or any attempt by any third party, whether private or governmental, to impose upon Lessor liability for Lessee’s acts or omissions, (b) any claim, whether private or governmental, for personal injury or death or for loss or damage to person, property, cargo or vessels or otherwise arising out of or incident to the manufacture, selection, possession, leasing, operation, control, use, storage, loading, unloading, moving, maintenance, delivery, or return of any Unit except if caused by the gross negligence or willful misconduct of Lessor, and (c) any forfeiture, seizure or impounding of, or charge or lien imposed or asserted against any Unit.

ARTICLE 11

Insurance

Lessee shall secure and maintain, at its own expense and with insurance companies acceptable to Lessor, amounts of insurance and types of coverage as shall be reasonably required from time to time by Lessor. Simultaneously with the execution of this Lease, Lessee shall furnish Lessor with certificates of insurance evidencing (a) all risk, loss and damage insurance (including mysterious disappearance/unexplained loss and war risks and strikes, riots and civil commotions risks) while on land, afloat or airborne, in transit or at rest anywhere in the world, in an amount equal to the depreciated value of all Units on lease to the Lessee, (b) comprehensive general liability insurance including contractual liability and broad form property damage for limits of not less than U.S. two million dollars ($2,000,000), combined single limit, and (c) automobile liability and property damage for limits of not less than U.S. two million dollars ($2,000,000)

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combined single limit. All insurance coverages shall (a) name Lessor as a joint assured, as its interest may appear, (b) include a loss payable clause in favor of Lessor providing that upon Lessor’s giving notice to the insurer that Lessee is in default under the Lease, all claims are to be paid to Lessor, and (c) include an undertaking from the insurer that, notwithstanding the expiry or cancellation of such insurance, it shall, insofar as the interest of Lessor is concerned, remain in full force and effect until after the expiry of 30 days written notice of such expiry or cancellation from the insurer to Lessor. If the Lessee shall default in the payment of any premium in respect of any such insurance policies, the Lessor may, but shall not be obliged to, pay such premium, and in such event, Lessee shall repay the amount thereof to the Lessor on demand. Lessee hereby assigns to Lessor all of its present and future right, title and interest in and to all insurance proceeds now or hereafter payable to Lessee with respect to damage or to loss of the Units, including, without limitation, any recovery costs and “sue and labor” expenses, and further hereby appoints Lessor as its attorney-in-fact to take all necessary action at Lessee’s expense and in Lessee’s name to collect any such proceeds.

ARTICLE 12

Default

If any of the following events shall occur:

Lessee shall fail to pay any sum to be paid hereunder within fifteen days after the same shall become due; (b) Lessee shall fail to observe or perform any other term or condition of this Lease or in any other lease or other agreement between Lessor (or any division or subsidiary thereof) and Lessee in the manner and at the time or times required herein and therein, and any such failure remains unremedied for thirty days after written notice thereof to Lessee by Lessor; (c) Lessee shall become unable to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors; or any proceedings shall be instituted by or against Lessee seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization or relief to debtors, or seeking appointment of a receiver, trustee or equivalent official for it or for any substantial part of its property or any involuntary proceedings that remain undismissed after 90 days, or Lessee shall take any corporate action authorizing any of the actions set forth above; (d) any distress, execution or other legal process shall be levied upon any of the Units; (e) following a material adverse change in Lessee’s financial condition subsequent to the date hereof, either an obligation of the Lessee in excess of U.S. $1,000,000 for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent shall not be paid when due, the effect of which is to cause such obligation to become due prior to its stated maturity or Lessee shall permit any judgment against it in excess of U.S. $1,000,000 to remain unsatisfied for more than thirty days, unless covered by Insurance; (f) the seizure or nationalization of Lessee or a material part of Lessee’s assets by a government instrumentality; or (g) a default by a guarantor shall occur under the terms of any guarantee agreement between Lessor and any third party guaranteeing the obligations of Lessee hereunder.

Then, in any such case, Lessor, at its option may:

proceed by appropriate court action or actions either at law, admiralty or in equity to enforce performance by Lessee of the terms of this Lease and/or to recover from Lessee any and all damages or expenses, including reasonable attorney’s fees, and all costs which Lessor shall have sustained by reason of Lessee’s default or on account of Lessor’s enforcement of its remedies hereunder and/or

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by notice in writing to Lessee terminate Lessee’s right to possession of some or all of the Units under this Lease (the “date of termination”), whereupon all rights of Lessee to or in the use of such Units shall absolutely cease, but Lessee shall remain liable as herein provided. Thereupon, Lessee shall notify Lessor immediately of the locations of all Units and Lessor by itself or by its agents without further notice, may, but shall be under no obligation to, retake the Units wherever found and irrespective of whether Lessee, any sublessee or any other entity may be in possession of the Units, all without prior demand and without legal process. For that purpose Lessor or its agents may enter upon any premises where the Units may be and may take possession thereof, without Lessor or its agents incurring any liability by reason of such retaking absent Lessor’s gross negligence or willful misconduct, whether for the restoration of damage to property caused by such retaking or otherwise and thenceforth hold, possess and enjoy the Units free from any right of Lessee, or its successors or assigns, to hold, use or sell such Units for any purpose whatsoever, as hereinafter provided. This paragraph shall serve as the express authorization and instruction by Lessee to any depot or other custodian of any Unit hereunder to release the Unit or Units to Lessor or any authorized representative of Lessor, without further inquiry or liability to Lessee for such release, upon delivery to such depot or custodian of a copy of this Lease and a certification by Lessor (which may be made by telex) that Lessee is in default under this Lease and that Lessor is entitled to possession of the Unit(s). The rental charges specified in the Lease shall continue for a period of ten days following notice of termination. Thereafter for each Unit that has not been returned, the Lessee shall be liable for Lessor’s then standard per diem rental until the date each Unit is returned to Lessor in accordance with the terms of this Lease. In addition to such rentals, Lessee shall also pay to Lessor, any other actual damages which Lessor shall have sustained by reason of the breach of any terms of this Lease, plus as damages for loss of a bargain and not as a penalty, an aggregate sum, which on the date of termination represents either (i) the excess of (x) the balance of total rental for such Unit for the entirety of the lease term, if any, specified with respect thereto (discounted at a per annum discount rate of 8%) from the dates the rentals would have otherwise been paid to the date of termination over (y) the present worth (discounted at 8%) on the date of termination of the fair rental value of such Unit to Lessor for the same period, or (ii) the amount of retroactive rental rate adjustment provided for in the Lease, if any, with respect to an early termination, plus interest on the above sums at a rate equal to the maximum rate enforceable in accordance with applicable law from the date of termination until paid, plus reasonable provision for expenses (including reasonable attorney’s fees and costs) incurred by Lessor in taking possession of, relocating, overhauling or repairing the Units after repossession thereof as determined by Lessor to be required to place such Units in the location and in a condition required under this Lease.

In addition to the above sums, Lessee shall also remain liable for the depreciated value of each Unit not returned to Lessor within ten days from the notice of termination. Lessee shall in turn be credited with the lesser of the fair market value or the depreciated value of any Unit thereafter recovered, less expenses, as determined by Lessor.

Lessor shall have the option, whether or not it shall then have possession of a Unit, to conclusively establish the present worth of its fair rental value for all purposes by (a) an appraisal by Lessor based upon then current market conditions, costs of repair and relocation, (b) a bona fide lease of the Units which may be made by Lessor free from any and all claims of Lessee, or of any other party claiming by, through or under Lessee at law or in equity or in

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admiralty, or (c) a written appraisal by an independent appraiser selected by Lessor. Such appraisal shall also take into account current market conditions and costs of repair and relocation.

Lessor or its agents may sell all or some of the Units at public or private sale, with or without notice to Lessee, advertisement or publication, as Lessor may determine, or otherwise may dispose of, hold, use, operate or lease to others, all on such terms and conditions and at such place or places as Lessor may determine and all free and clear of any rights of Lessee and of any claim of Lessee in admiralty, in equity, at law or by statute, whether for loss or damage or otherwise.

No right or remedy conferred upon or reserved to Lessor by this Lease shall be exclusive of any other right or remedy available to Lessor. Lessee hereby waives any mandatory requirement of law now or hereafter in effect, which might limit or modify any of the remedies herein provided, to the extent that such waiver is permitted by law. Lessor may, at its election, waive any default and its consequences and rescind and annul any such notice of termination by notice to Lessee in writing to that effect. Notwithstanding the provisions of this Section, it is expressly understood and agreed by Lessee that time is of the essence in this Lease and that no waiver, rescission or annulment shall extend to or affect any other or subsequent default or impair any right or remedies of Lessor consequent thereto.

In the event of the occurrence of a Lessee default hereunder, if Lessor shall so elect by notice in writing to Lessee, Lessor may utilize such legal and/or equitable remedies as may be available to it, including, without limitation, replevin, injunction or any other provisional remedy designed to obtain possession of or protect the Units or any items thereof. Lessee hereby specifically waives, to the extent permitted by law, any hearing with respect to any such provisional remedy.

ARTICLE 13

Jurisdiction

Institution of litigation by any party pursuant to any separate arbitration agreement that may be entered into by the parties, shall not prejudice or waive Lessor’s right to any of Lessor’s remedies otherwise available, including, without limitation, termination, provisional remedies and repossession without judicial process. This Lease shall be deemed to have been made in New York regardless of the order in which the signature of the parties be affixed hereto. Lessee hereby irrevocably submits itself to the personal jurisdiction of the Supreme Court of the State of New York, New York County, of the United States of America, and to the personal jurisdiction of the United States District Courts for the Eastern and Southern Districts of New York (and to the personal jurisdiction of the appropriate appeals courts therefrom), for the purposes of any suit, action or other proceeding arising out of, or relating to this Lease and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Process against Lessee may be served upon it by mailing a copy to Lessee (by registered or certified mail, if practicable) postage prepaid, or by telex to Lessee at its principal place of business indicated above or such other address as the Lessor shall have been notified in writing by Lessee. Lessee also designates Corporation Service Company, 375 Hudson Street, New York, New York 10014-2660, agent for the purpose of accepting service of any process within the State of New York, USA with respect to any claim or controversy arising out of or relating to, directly or indirectly, this

11

Lease. After such agent has accepted such service of process such agent shall send Lessee written notice of such service and a copy of such process by certified or registered mail, return receipt requested. Service may be effected at Lessor’s option either by the mailing referred to above or by service upon Corporation Service Company, as agent.

Lessee agrees that its submission to jurisdiction set forth above is made for the express benefit of the Lessor. Lessee further agrees that final judgment against Lessee in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which judgment shall be conclusive evidence of the fact and the amount of any indebtedness or liability of Lessee therein described; provided that nothing herein shall affect the right of Lessee to serve legal process in any other manner permitted by law or affect the right of the Lessor to bring any action or proceeding against Lessee or its property in the courts of any other jurisdiction. Lessee shall pay all costs, including reasonable attorney’s fees, incurred by Lessor in enforcing this Lease. No right or remedy herein granted shall be deemed in lieu of any legal or equitable remedy otherwise available.

ARTICLE 14

Immunity from Jurisdiction

To the extent Lessee has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, Lessee hereby waives such immunity and agrees not to assert, by way of motion, as a defense, or otherwise, in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that it is immune from any legal process (whether through service or notice, attachment or arrest prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Lease may not be enforced in or by such courts.

ARTICLE 15

Lessor’s Liability

Lessor shall not be liable to Lessee or any other person for any failure or delay in the performance of any obligation due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, accidents, acts of the public enemy, sabotage, riots, civil disorder, strikes, lockouts, labor disputes, labor shortage, work stoppages, transportation embargoes or delays, failure or shortage of materials, supplies or equipment, failure of suppliers to deliver as requested, failure of repair facilities to finish repairs, acts of God, and acts or regulations or priorities of any government or its branches or agencies. Under no circumstances shall Lessor be liable and Lessee hereby waives any claim against Lessor for any lost profits or for special, consequential or exemplary damages, including, without limitation, damages to cargo, even if Lessor has been advised of the possibility of such damage.

ARTICLE 16

Financial Statements

Within sixty (60) days after the close of each of the first three quarters of Lessee’s fiscal year, Lessee shall deliver to Lessor a copy of Lessee’s and any guarantor’s balance sheet,

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statement of profit and loss and statement of changes in financial position for such quarter. Within 90 days after the close of Lessee’s fiscal year, Lessee shall deliver to Lessor an audited balance sheet, statement of income and retained earnings, and statement of changes in financial position of Lessee and any guarantor as of the close of such fiscal year.

ARTICLE 17

General

This Lease is binding upon the parties and their respective successors and assigns. All matters relating to the construction, validity or enforceability of this Lease shall in all respects be governed by and construed in accordance with laws of the State of New York. This Lease contains the entire agreement between the parties with respect to the subject matter hereof and may not, subject to the provisions of Article 1 of this Lease, be amended, altered, modified or added to except by a writing signed by the party to be bound thereby. Lessor may assign all or any part of its obligations, right, title or interest in this Lease, including all rental charges due or to become due, provided, however, such assignment shall not affect Lessor’s obligation to provide Lessee quiet possession and enjoyment of the units as provided in Article 3 hereof. Lessee hereby expressly consents to the application by Lessor of any payment credit to which it may be entitled hereunder (and any other funds belonging to or payable to Lessee in the custody of Lessor) toward payment obligations of Lessee hereunder or under any other agreement between Lessor and Lessee. The paragraph headings in these conditions are for convenience only and shall not be deemed to alter or affect any provision hereof.

Any notice required to be given under this Lease shall be effective upon dispatch to the party to whom such notice is directed at the address first above written, or at such other address as may have been communicated in writing unless otherwise specified herein to the other party or parties to this Lease in accordance with the provisions of this paragraph. All notices required to be given in writing shall be given either by hand delivery, by mail or by telex. Such mail shall in all cases be registered or certified mail. In the event that any of the terms and conditions of this Lease are not completed by insertion of the necessary words and/or figures, the parties agree to adopt Lessor’s standard terms and conditions for comparable equipment, prevailing on the date on which Lessee executed the Lease, including, without limitation, rental charges, penalties for improper return and replacement values. Where there are two or more parties to the Lease as Lessee their liabilities under this Lease shall be joint and several. The provisions of this Lease are separable and any provisions found upon judicial interpretation or construction to be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof. No waiver of any remedy or other right under this Lease shall operate as a waiver of any other remedy or right, nor shall any single or partial exercise of any remedy or right preclude any other or further exercise thereof or of any other remedy or right.

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(LESSEE):		INTERPOOL CONTAINERS LIMITED:

BY:		BY:

	(name and title of signing officer)		(name and title of signing officer)

	(date)		(date)

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EXHIBIT A-2 TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

FINANCE LEASE—INTERPOOL CONTAINERS LIMITED

Exhibit A-2

CAI - INTERPOOL, LLC

LEASE PURCHASE AGREEMENT

This Lease Purchase Agreement (“Agreement” or “Lease”) is made this      day of July, 2005 between CAI-Interpool, LLC, a Delaware limited liability company, with offices located at 550 Kearny Street, Suite 950, San Francisco, CA 94108, United States as “Lessor”, and LESSEE NAME, a company incorporated under the laws of                 , with its principal place of business is located at                      as “Lessee”.

Lessor and Lessee acknowledge and agree that all terms and conditions of that certain Membership and Equipment Leasing Agreement dated                      between Interpool Limited and Lessee (the “MELA”) shall be and hereby are incorporated herein by reference and shall be deemed to be included as if fully set forth herein, with references to the “Lessor” therein deemed to refer to CAI-Interpool, LLC, and references to “Lessee” therein deemed to refer to LESSEE NAME. In the event of a conflict between the terms and conditions of this Agreement and the MELA, the terms and conditions of this Agreement shall prevail.

Lessor and Lessee expressly understand and agree that upon the execution hereof, Lessor will simultaneously assign all of Lessor’s right, title and interest in and to this Agreement, specifically including but not limited to all terms and conditions of the MELA incorporated by reference thereto, to Interpool Containers Limited, a Barbados corporation, and Interpool Containers Limited will assume all of Lessor’s obligations hereunder.

Account #1234

QUANTITY AND TYPE:

This Agreement covers the lease purchase of          x 20’ x 8’ x 8’6” and          x 40’ x 8’ x 9’6” new dry van containers, ordered to be built by                      in accordance with Lessor’s specifications:                      (per 20’) and                      (per 40’HC), both dated August, 2004.

The Containers shall be supplied with Lessee’s logos, and with serial numbers in the ranges of:

20’ – ABCD 123456 to ABCD 123456, and

40’ – ABCD 123456 to ABCD 123456

(each a “Container” and collectively the “Containers”).

DELIVERY TERMS:

Delivery shall be effected free on truck to Lessee’s designated depot in                     .

Lessor shall use commercially reasonable efforts to deliver the Containers from                  through                  2006.

The period commencing on the date the first Container is delivered through the end of the month of the date that the last Container is delivered is hereinafter referred to as the “Build-up-Period”.

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Exhibit A-2

CAI - INTERPOOL, LLC

The period commencing on the first day of the month immediately following the month in which the Build-up-Period ended, through and including the expiration of the Rental Term (as defined below) of the last Container delivered hereunder, is hereinafter referred to as the “Locked-in-Period”.

DURATION OF LEASE:

Each Container shall go on hire hereunder on the date it is delivered to Lessee. Rental Charges (as defined below) for each Container shall commence on the first calendar day of the month following the month in which the Container was delivered to Lessee, and shall continue for a period of the next      years (the “Rental Term”) and shall be payable in      (##) monthly instalments in accordance with the terms and conditions of Section 5, below.

PER DIEM:

The daily rental charges shall be:

U.S. $             per 20’ x 8’ x 8’6” Container, and

U.S. $             per 40’ x 8’ x 9’6” Container

(collectively, the “Rental Charges”).

PAYMENT TERMS:

During the Build-up-Period the Rental Charges shall be payable against Lessor’s monthly invoices 30 days from invoice date.

During the Locked-in-Period the Rental Charges shall be payable against Lessor’s invoice on the first calendar day of each month in an amount equal to the Rental Charges to become due for such month (i.e. monthly in advance).

In the case of late payment, an interest charge of the lesser of 1.5% per month or the maximum amount permitted by applicable law will be applied to the amount of such late payment until such payment is made.

LOSS AND TOTAL CONSTRUCTIVE LOSS:

If any Container shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of any Container (a “Lost Container” and each of the foregoing events, an “Event of Loss”), Lessee shall promptly notify Lessor of such Event of Loss and promptly pay to Lessor an amount equal to the Stipulated Loss Value (“SLV”) of such Container. (For purposes hereof, a Container’s SLV shall be equal to the present value of the remaining Rental Charges, plus the U.S. $____ purchase option price due with respect to the Lost Container, measured from the date of the Event of Loss through the end of the Rental Term, calculated by Lessor using a discount rate of five percent (5%) per annum).

2

Exhibit A-2

CAI - INTERPOOL, LLC

Notwithstanding any such Event of Loss, Lessee’s obligation to pay Rental Charges and other Lease charges with respect to the Lost Container shall continue until Lessor receives payment of the SLV for such Container (as well as payment of all Rental Charges and other Lease charges then due and outstanding with respect to such Container).

It is understood and agreed that any SLV payment relates to actual Events of Loss and do not and shall not be deemed to confer upon Lessee a purchase option in the Containers or any of them.

PURCHASE OPTION:

Provided Lessee is not in default hereunder or under any other lease or other agreement with Lessor or any affiliate of Lessor and upon payment of all outstanding Rental Charges and other charges owed to Lessor, at the expiration of the Rental Term, Lessee has the option to purchase the Containers at a purchase price of U.S. $ 1.00 per Container.

In the event the purchase option is properly exercised, Lessor shall pass title for the Containers to the Lessee upon receipt of payment of the purchase price.

ASSIGNMENT:

Lessor (and any assignee or subsequent assignee of Lessor) has the right, without the consent of Lessee, to assign this Lease in whole or in part to any third party, including without limitation, to Lessor’s lender in connection with a financing transaction relating to the Containers. Without diminishing the foregoing, Lessee shall fully cooperate with Lessor (and any assignee or subsequent assignee of Lessor) and do whatever Lessor (or any such assignee) may require of Lessee to effect any such assignment or subsequent assignment.

SECURITY INTEREST:

It is further acknowledged and agreed that this Lease is a true lease and that the relationship of the parties is that of lessor and lessee. Accordingly, the Lessor shall at all times remain the sole owner of the Containers.

Notwithstanding the foregoing, Lessee hereby grants to Lessor and Lessor hereby reserves to itself a security interest in and to the Containers as security for the full and complete payment and performance of all of Lessee’s obligations hereunder. In addition to or in conjunction with, the rights and remedies available to Lessor hereunder, Lessor shall have all the rights and remedies provided to a secured party under the Uniform Commercial Code in force in the State of New York.

Lessee agrees to take whatever action and to do whatever things Lessor may reasonably request to assist Lessor in perfecting its security interest granted hereunder, including, without limitation, executing financing statements, and Lessee hereby appoints each of Lessor’s officers as Lessee’s lawful attorney-in-fact to do, at Lessor’s option, all actions and things which the Lessor may deem necessary or desirable to effectuate its rights hereunder, including, without limitation, executing and filing financing statements in Lessee’s name and on Lessee’s behalf and otherwise perfecting any security interest granted hereby.

3

Exhibit A-2

CAI - INTERPOOL, LLC

CROSS-DEFAULT:

A breach or default by Lessee of this Lease shall constitute a breach or default by Lessee of all other leases and other agreements between Lessee and Lessor or any affiliate of Lessor, and a breach or default by Lessee of any other lease or other agreement between Lessee and Lessor or any affiliate of Lessor, shall constitute a breach or default by Lessee of this Lease.

FORCE MAJEURE:

Lessor shall not be liable to Lessee or any other person for any failure or delay in the performance of any obligation due to events beyond its reasonable control, including but not limited to, fire, storm, flood, earthquake, explosion, accidents, acts of public enemy, sabotage, riots, civil disorder, strikes, lockouts, labor disputes, labor shortage, work stoppages, transportation embargoes or delays, failure or shortage of materials or of supplies or production of equipment, failure of suppliers to deliver as requested, failure of repair facilities to finish repairs, acts of God and acts or regulations or priorities of any Government or its branches or agencies.

DOCUMENTATION:

This Lease Agreement may be executed in two counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

The parties hereto agree that to the extent this Lease constitutes “chattel paper” under the laws of the State of New York, then only that counterpart of the Lease designated as “FIRST ORIGINAL” or that is otherwise in the possession of the Lessor can transfer the Lessor’s rights in the Lease. All other counterparts of this Lease shall be designated as “SECOND ORIGINAL”.

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Exhibit A-2

CAI - INTERPOOL, LLC

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED IN THEIR RESPECTIVE NAMES BY THEIR DULY AUTHORISED OFFICERS.

LESSEE NAME	CAI-INTERPOOL, LLC

Signature	Signature

Name	Name

Title	Title

Date	Date

5

EXHIBIT A-3A TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

OPERATING LEASE—INTERPOOL CONTAINERS LIMITED

Exhibit A-3A

CAI - INTERPOOL, LLC

CONTAINER LEASING AGREEMENT

This Container Leasing Agreement (“Agreement” or “Lease”) is made this      day of                     , 2006 between CAI-Interpool, LLC, a Delaware limited liability company, with offices located at One Embarcadero Center, Suite 2101, San Francisco, CA 94111, United States as “Lessor”, and                     , a company incorporated under the laws of                     , with its principal place of business located at                      hereinafter referred to, as “Lessee”.

Lessor and Lessee acknowledge and agree that all terms and conditions of that certain Membership and Equipment Leasing Agreement dated                      between Interpool Containers Limited, as Lessor, and                      hereinafter referred to as “Lessee”, (the “MELA”) shall be and hereby are incorporated herein by reference and shall be deemed to be included as if fully set forth herein, with references to the “Lessor” therein deemed to refer to CAI-Interpool, LLC, and references to “Lessee” therein deemed to refer to                     . In the event of a conflict between the terms and conditions of this Agreement and the MELA, the terms and conditions of this Agreement shall prevail.

Lessor and Lessee expressly understand and agree that upon the execution hereof, Lessor will simultaneously assign all of Lessor’s right, title and interest in and to this Agreement, specifically including but not limited to all terms and conditions of the MELA incorporated by reference thereto, to Interpool Containers Limited, a Barbados corporation, and Interpool Containers Limited will assume all of Lessor’s obligations hereunder.

Account #

QUANTITY AND TYPE:

This Agreement covers the lease of                      x 20’ x 8’ x 8’6” dry van containers, newly manufactured by                     , with full corten steel in accordance with Lessor’s specification                     , dated                     .

The Containers shall be supplied with serial numbers in the range of IPXU                      through IPXU                     ,

(each a “Container” and collectively the “Containers”).

PRODUCTION AND DELIVERY TERMS:

The Containers shall be delivered free-on-truck to Lessee’s designated depot in                     . Lessor shall use commercially reasonable efforts to deliver the Containers commencing from                      through                     .

The period commencing on the date the first Container is delivered through the end of the month that the last Container is delivered is hereinafter referred to as the “Build-up-Period”.

1

Exhibit A-3A

CAI - INTERPOOL, LLC

DURATION OF LEASE:

Each Container shall go on hire hereunder and Rental Charges (as defined below) shall commence on the date the Container is delivered to Lessee.

The Containers shall remain on-hire for a period of             (    ) years from the first day of the month immediately following the month in which the Build-up-Period ended (said             year period shall be referred to hereinafter as the “Locked-in-Period”).

PER DIEM:

The daily rental charges shall be U.S. $             per Container (the “Rental Charges”).

PAYMENT TERMS:

During the Build-up-Period and the Build-down-Period (described in Section 8 below), the Rental Charges shall be payable against Lessor’s monthly invoice 30 days from invoice date.

During the Locked-in-Period the Rental Charges shall be payable against Lessor’s invoice on the first calendar day of each month in an amount equal to the Rental Charges to become due for such month (i.e. monthly in advance).

In the case of late payment, an interest charge of the lesser of 1.5% per month or the maximum amount permitted by applicable law will be applied to the amount of such late payment until such payment is made.

LOSS AND TOTAL CONSTRUCTIVE LOSS:

In the event that any Container is lost, or deemed in the reasonable opinion of the Lessee to be a total constructive loss, the Rental Charges for such Container shall cease to accrue on the date on which Lessee declares such loss provided that Lessee furnishes Lessor within 30 days from such date with:

Written notice of such loss (and in the case of total constructive loss, should Lessor so request, access to the applicable Containers in order for Lessor (or its designee) to perform an inspection thereof)

AND

Payment of the depreciated replacement value of the Container(s). Said depreciated replacement value shall be calculated by Lessor with a depreciation rate of 5% per annum from the date of manufacture based on a base replacement value of U.S.                      per Container. Notwithstanding anything to the contrary herein, the minimum depreciated replacement value shall never be less than 40% of the base replacement value.

The provisions of this clause are granted solely to resolve actual incidents of damage or loss and nothing contained herein shall be deemed as giving the Lessee a purchase option in the Containers. Title at all times remains with the Lessor unless specifically waived in writing.

2

Exhibit A-3A

CAI - INTERPOOL, LLC

EXPIRY OF LEASE TERM:

Upon expiry of the Locked-in-Period (unless the term of this lease is otherwise extended), all Containers leased hereunder shall be redelivered to Lessor during the immediately succeeding          (    ) month period (the “Build-down-Period”. During such period, Lessee shall continue to pay to Lessor the Rental Charges for each Container until such Container is redelivered to Lessor in accordance with the terms of this Agreement.

For any Container that remains on-hire after the expiration of the Build-down-Period, Lessee shall continue to pay Rental Charges as set forth in Section 4 above unless a new rental rate has been mutually agreed upon in writing by Lessee and Lessor, and shall continue to be billed on a monthly basis as set forth in Section 5 above.

OFF-HIRE LOCATIONS AND CONDITIONS:

The Lessee shall maintain at its own expense all the Containers in good condition and repair in accordance with the prevailing IICL regulations. Upon termination of this Agreement, the Containers covered herein shall be redelivered to Lessor’s designated open depot locations and in maximum monthly quantities per location as specified in the Redelivery Schedule attached hereto as “Exhibit A”.

Lessee shall be responsible for all cost and expense relating to the removal of all Lessee’s markings and logos.

Lift-off charges upon redelivery to Lessor shall be at U.S. $         per Container and shall be billed centrally to Lessee.

No drop-off charges shall apply.

Containers redelivered by Lessee in damaged condition or not meeting the then current IICL standard condition (normal wear and tear, latent and patent defects excepted) will be off hired on the date of actual redelivery. Lessor shall submit repair estimates to Lessee’s local agent or representative within seven (7) working days from Lessor’s receipt of the same. If, however, Lessee fails to authorize repairs within seven (7) working days after receipt of repair estimates, the Containers will be put back on hire retroactively until such time that Lessee authorizes such repairs. In case of a dispute on damages, both parties are entitled to demand a joint survey, and if no agreement can be reached, the damage estimate of a jointly appointed neutral surveyor will be binding on both parties.

The repair estimate for a Container will be for the cost of repairing damages so as to bring the Container to the then current IICL standard for Containers of similar age and type and will exclude normal wear and tear and latent and patent defects. Normal wear and tear is defined as the inevitable deterioration of a Container that occurs through normal use in the industry pattern. Inherent in this definition is that normal wear and deterioration may affect the cosmetic appearance of the Container or by accumulation or degree may eventually affect the integrity of the Container. In addition, normal wear and tear includes the following items: corrosion of metal components not due to contact with foreign substances, delamination or rot of wooden components arising out of normal use, color fading or adhesion failure of decals, general paint failure or fading not due to contamination, general deterioration of door gaskets and fittings, minor scratches as per IICL current standards.

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ASSIGNMENT:

Lessor (and any assignee or subsequent assignee of Lessor) has the right, without the consent of Lessee, to assign this Lease in whole or in part to any third party, including without limitation, to Lessor’s lender in connection with a financing transaction relating to the Containers. Without diminishing the foregoing, Lessee shall fully cooperate with Lessor (and any assignee or subsequent assignee of Lessor) and do whatever Lessor (or any such assignee) may require of Lessee to effect any such assignment or subsequent assignment.

CROSS-DEFAULT:

A breach or default by Lessee of this Lease shall constitute a breach or default by Lessee of all other leases and other agreements between Lessee and Lessor or any affiliate of Lessor, and a breach or default by Lessee of any other lease or other agreement between Lessee and Lessor or any affiliate of Lessor, shall constitute a breach or default by Lessee of this Lease.

FORCE MAJEURE:

Lessor shall not be liable to Lessee or any other person for any failure or delay in the performance of any obligation due to events beyond its reasonable control, including but not limited to, fire, storm, flood, earthquake, explosion, accidents, acts of public enemy, sabotage, riots, civil disorder, strikes, lockouts, labor disputes, labor shortage, work stoppages, transportation embargoes or delays, failure or shortage of materials or of supplies or production of equipment, failure of suppliers to deliver as requested, failure of repair facilities to finish repairs, acts of God and acts or regulations or priorities of any government or its branches or agencies.

DOCUMENTATION:

This Lease Agreement may be executed in two counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

The parties hereto agree that to the extent this Lease constitutes “chattel paper” under the laws of the State of New York, then only that counterpart of the Lease designated as “FIRST ORIGINAL” or that is otherwise in the possession of the Lessor can transfer the Lessor’s rights in the Lease. All other counterparts of this Lease shall be designated as “SECOND ORIGINAL”.

4

Exhibit A-3A

CAI - INTERPOOL, LLC

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED IN THEIR RESPECTIVE NAMES BY THEIR DULY AUTHORISED OFFICERS.

(Lessee)	CAI-INTERPOOL, LLC (Lessor)

Signature	Signature
Name	Name
Title	Title
Date	Date

5

Exhibit A-3A

CAI - INTERPOOL, LLC

EXHIBIT A

REDELIVERY SCHEDULE

TO THE

CONTAINER LEASING AGREEMENT

DATED AS OF                      BETWEEN

CAI – INTERPOOL, LLC

AND

                     hereinafter referred to, as “Lessee”

Maximum Monthly Redelivery Limit

ASIA-PACIFIC

BANGKOK

—

DALIAN	—

HONG KONG		—

SHANGHAI		—

SINGAPORE		—

TIANJIN	—

XIAMEN		—

A. In addition to the above locations, Lessor will consider opening other locations as per Lessee’s request at the time of termination, however, any decision to do so shall be at the sole discretion of the Lessor.

B. Lessor will not make any changes to the Redelivery Schedule set forth above without the prior consent of the Lessee.

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EXHIBIT A-3B TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

OPERATING LEASE - INTERPOOL CONTAINERS LIMITED

(Includes Early Termination Option)

Exhibit A-3B

CAI - INTERPOOL, LLC

CONTAINER LEASING AGREEMENT

This Container Leasing Agreement (“Agreement” or “Lease”) is made this      day of             , 2006 between CAI-Interpool, LLC, a Delaware limited liability company, with offices located at One Embarcadero Center, Suite 2101, San Francisco, CA 94111, United States as “Lessor”, and             , a company incorporated under the laws of             , with its principal place of business located at              hereinafter referred to, as “Lessee”.

Lessor and Lessee acknowledge and agree that all terms and conditions of that certainMembership and Equipment Leasing Agreement dated              between InterpoolContainers Limited, as Lessor, and hereinafter referred to as “Lessee”, (the “MELA”) shall be and hereby are incorporated herein by reference and shall be deemed to be included as if fully set forth herein, with references to the “Lessor” therein deemed to refer to CAI-Interpool, LLC, and references to “Lessee” therein deemed torefer to                     . In the event of a conflict between the terms and conditions of this Agreement and the MELA, the terms and conditions of this Agreement shall prevail.

Lessor and Lessee expressly understand and agree that upon the execution hereof, Lessor will simultaneously assign all of Lessor’s right, title and interest in and to this Agreement, specifically including but not limited to all terms and conditions of the MELA incorporated by reference thereto, to Interpool Containers Limited, a Barbados corporation, and Interpool Containers Limited will assume all of Lessor’s obligations hereunder.

Account #

QUANTITY AND TYPE:

This Agreement covers the lease of                     x 20’ x 8’ x 8’6” dry van containers, newly manufactured by             , with full corten steel in accordance with Lessor’s specification             , dated                     .

The Containers shall be supplied with serial numbers in the range of IPXU                  through IPXU                 ,

(each a “Container” and collectively the “Containers”).

PRODUCTION AND DELIVERY TERMS:

The Containers shall be delivered free-on-truck to Lessee’s designated depot in             . Lessor shall use commercially reasonable efforts to deliver the Containers commencing from              through             .

The period commencing on the date the first Container is delivered through the end of the month that the last Container is delivered is hereinafter referred to as the “Build-up-Period”.

1

Exhibit A-3B

CAI - INTERPOOL, LLC

DURATION OF LEASE:

Each Container shall go on hire hereunder and Rental Charges (as defined below) shall commence on the date the Container is delivered to Lessee.

Subject to the Early Termination Option per Section 6 below, the Containers shall remain on-hire for a period of          (    ) years from the first day of the month immediately following the month in which the Build-up-Period ended (said          year period shall be referred to hereinafter as the “Locked-in-Period”).

PER DIEM:

The daily rental charges shall be U.S. $             per Container (the “Rental Charges”).

PAYMENT TERMS:

During the Build-up-Period and the Build-down-Period (described in Section 8 below), the Rental Charges shall be payable against Lessor’s monthly invoice 30 days from invoice date.

During the Locked-in-Period the Rental Charges shall be payable against Lessor’s invoice on the first calendar day of each month in an amount equal to the Rental Charges to become due for such month (i.e. monthly in advance).

In the case of late payment, an interest charge of the lesser of 1.5% per month or the maximum amount permitted by applicable law will be applied to the amount of such late payment until such payment is made.

EARLY TERMINATION OPTION:

Subject to the terms in this Agreement, Lessee shall have the option to terminate this Agreement with respect to not less than all of the Containers on either the first, second, third, or fourth anniversary of the commencement date of the Locked-in-Period, by declaring such intent in writing to Lessor at least 60 days prior to such anniversary date.

In the event of an early termination as described above, Lessee will pay a lump sum rental payment (in addition to the applicable Rental Charges (as per Section 4 above) that previously accrued hereunder) for each Container subject to early termination. Such charge will equal the difference between the Rental Charges and, as applicable, the one, two, three, or four year per diem rate (as set forth below), (the “Early Termination Rental Charges”), for the period from the date of early termination through the end of the five year term.

Early Termination at:	Early Termination Rental Charges:
4 year anniversary	U.S. $ per Container
3 year anniversary	U.S. $ per Container
2 year anniversary	U.S. $ per Container
1 year anniversary	U.S. $ per Container

LOSS AND TOTAL CONSTRUCTIVE LOSS:

In the event that any Container is lost, or deemed in the reasonable opinion of the Lessee to be a total constructive loss, the Rental Charges for such Container shall cease to accrue on the date on which Lessee declares such loss provided that Lessee furnishes Lessor within 30 days from such date with:

2

Exhibit A-3B

CAI - INTERPOOL, LLC

Written notice of such loss (and in the case of total constructive loss, should Lessor so request, access to the applicable Containers in order for Lessor (or its designee) to perform an inspection thereof)

AND

Payment of the depreciated replacement value of the Container(s). Said depreciated replacement value shall be calculated by Lessor with a depreciation rate of 5% per annum from the date of manufacture based on a base replacement value of U.S.          per Container. Notwithstanding anything to the contrary herein, the minimum depreciated replacement value shall never be less than 40% of the base replacement value.

The provisions of this clause are granted solely to resolve actual incidents of damage or loss and nothing contained herein shall be deemed as giving the Lessee a purchase option in the Containers. Title at all times remains with the Lessor unless specifically waived in writing.

EXPIRY OF LEASE TERM:

Upon expiry of the Locked-in-Period (unless the term of this lease is otherwise extended) or in the event that Lessee exercises the Early Termination Option, all Containers leased hereunder shall be redelivered to Lessor during the immediately succeeding             (    ) month period (the “Build-down-Period” or the “Early Termination Build-down-Period”, as applicable). During such period, Lessee shall continue to pay to Lessor the Rental Charges (or Early Termination Rental Charges, as applicable) for each Container until such Container is redelivered to Lessor in accordance with the terms of this Agreement.

For any Container that remains on-hire after the expiration of the Build-down-Period, Lessee shall continue to pay Rental Charges as set forth in Section 4 above (or Early Termination Rental Charges per Section 6, as applicable) unless a new rental rate has been mutually agreed upon in writing by Lessee and Lessor, and shall continue to be billed on a monthly basis as set forth in Section 5 above.

OFF-HIRE LOCATIONS AND CONDITIONS:

The Lessee shall maintain at its own expense all the Containers in good condition and repair in accordance with the prevailing IICL regulations. Upon termination of this Agreement, the Containers covered herein shall be redelivered to Lessor’s designated open depot locations and in maximum monthly quantities per location as specified in the Redelivery Schedule attached hereto as “Exhibit A”.

Lessee shall be responsible for all cost and expense relating to the removal of all Lessee’s markings and logos.

Lift-off charges upon redelivery to Lessor shall be at U.S. $             per Container and shall be billed centrally to Lessee.

3

Exhibit A-3B

CAI - INTERPOOL, LLC

No drop-off charges shall apply.

Containers redelivered by Lessee in damaged condition or not meeting the then current IICL standard condition (normal wear and tear, latent and patent defects excepted) will be off hired on the date of actual redelivery. Lessor shall submit repair estimates to Lessee’s local agent or representative within seven (7) working days from Lessor’s receipt of the same. If, however, Lessee fails to authorize repairs within seven (7) working days after receipt of repair estimates, the Containers will be put back on hire retroactively until such time that Lessee authorizes such repairs. In case of a dispute on damages, both parties are entitled to demand a joint survey, and if no agreement can be reached, the damage estimate of a jointly appointed neutral surveyor will be binding on both parties.

The repair estimate for a Container will be for the cost of repairing damages so as to bring the Container to the then current IICL standard for Containers of similar age and type and will exclude normal wear and tear and latent and patent defects. Normal wear and tear is defined as the inevitable deterioration of a Container that occurs through normal use in the industry pattern. Inherent in this definition is that normal wear and deterioration may affect the cosmetic appearance of the Container or by accumulation or degree may eventually affect the integrity of the Container. In addition, normal wear and tear includes the following items: corrosion of metal components not due to contact with foreign substances, delamination or rot of wooden components arising out of normal use, color fading or adhesion failure of decals, general paint failure or fading not due to contamination, general deterioration of door gaskets and fittings, minor scratches as per IICL current standards.

ASSIGNMENT:

Lessor (and any assignee or subsequent assignee of Lessor) has the right, without the consent of Lessee, to assign this Lease in whole or in part to any third party, including without limitation, to Lessor’s lender in connection with a financing transaction relating to the Containers. Without diminishing the foregoing, Lessee shall fully cooperate with Lessor (and any assignee or subsequent assignee of Lessor) and do whatever Lessor (or any such assignee) may require of Lessee to effect any such assignment or subsequent assignment.

CROSS-DEFAULT:

A breach or default by Lessee of this Lease shall constitute a breach or default by Lessee of all other leases and other agreements between Lessee and Lessor or any affiliate of Lessor, and a breach or default by Lessee of any other lease or other agreement between Lessee and Lessor or any affiliate of Lessor, shall constitute a breach or default by Lessee of this Lease.

FORCE MAJEURE:

Lessor shall not be liable to Lessee or any other person for any failure or delay in the performance of any obligation due to events beyond its reasonable control, including but not limited to, fire, storm, flood, earthquake, explosion, accidents, acts of public enemy, sabotage, riots, civil disorder, strikes, lockouts, labor disputes, labor shortage, work stoppages, transportation embargoes or delays, failure or shortage of materials or of supplies

4

Exhibit A-3B

CAI - INTERPOOL, LLC

or production of equipment, failure of suppliers to deliver as requested, failure of repair facilities to finish repairs, acts of God and acts or regulations or priorities of any government or its branches or agencies.

DOCUMENTATION:

This Lease Agreement may be executed in two counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

The parties hereto agree that to the extent this Lease constitutes “chattel paper” under the laws of the State of New York, then only that counterpart of the Lease designated as “FIRST ORIGINAL” or that is otherwise in the possession of the Lessor can transfer the Lessor’s rights in the Lease. All other counterparts of this Lease shall be designated as “SECOND ORIGINAL”.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED IN THEIR RESPECTIVE NAMES BY THEIR DULY AUTHORISED OFFICERS.

CAI-INTERPOOL, LLC
(Lessee)	(Lessor)

Signature	Signature

Name	Name

Title	Title

Date	Date

5

Exhibit A-3B

CAI - INTERPOOL, LLC

EXHIBIT A

REDELIVERY SCHEDULE

TO THE

CONTAINER LEASING AGREEMENT

DATED AS OF                      BETWEEN

CAI – INTERPOOL, LLC

AND

                     hereinafter referred to, as “Lessee”

Maximum Monthly Redelivery Limit

ASIA-PACIFIC
BANGKOK		—
DALIAN	—
HONG KONG		—
SHANGHAI		—
SINGAPORE		—
TIANJIN	—
XIAMEN		—

A        In addition to the above locations, Lessor will consider opening other locations as per Lessee’s request at the time of termination, however, any decision to do so shall be at the sole discretion of the Lessor.

B        Lessor will not make any changes to the Redelivery Schedule set forth above without the prior consent of the Lessee.

6

EXHIBIT A-4 TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

MASTER EQUIPMENT LEASE AGREEMENT—CAI

Container Applications International, Inc.
550 Kearny Street, Suite 950
San Francisco, CA 94108
Tel: (415) 788-0100 • Fax: (415) 788-3430

CONTAINER APPLICATIONS INTERNATIONAL, INC.

MASTER LEASE AGREEMENT

(CONTRACT NUMBER :                -                 )

This is a Master Lease Agreement dated                  between                          (“Lessee”) and Container Applications International, Inc., 550Kearny Street, Suite 950, San Francisco, CA 94108, U.S.A. (“Lessor”).

SCOPE OF AGREEMENT

This Agreement covers the leasing of Lessor 20’ x 8’ x 8’6” and 40’ x 8’ x 8’6” steel dry freight containers, 40’ x 8’ x 9’6” steel high cube containers, 20’ x 8’ x 8’6” and 40’ x 8’ x 8’6” steel open top containers, and 40’ x 8’ x 8’6” steel flat rack containers which conform to the standards set forth by ISO, TIR, CSC, and TCT (hereinafter referred to individually and collectively as “containers”), on the terms and conditions set forth below.

TERM

This Agreement shall be effective as of                 , and shall continue for a minimum term of twelve months. Thereafter, this Agreement shall be deemed automatically extended until such time as either party gives the other party at least 60 days prior written notice of its intention to terminate this Agreement.

CONTAINER SUPPLY PROVISIONS

Commencing                  and continuing through the term of this Agreement, Lessor agrees to lease containers to Lessee on an as available basis at any Lessor depot or manufacturer’s location.

Execution by Lessor or its agent and Lessee or Lessee’s agent of Lessor’s Equipment Condition Reports with respect to each container leased hereunder shall constitute conclusive proof of delivery of such containers to Lessee, of redelivery of such containers to Lessor, and of the physical condition of the containers at the time of each such interchange.

CONTAINER REDELIVERY PROVISIONS

No container leased hereunder may be redelivered until it has been on lease for 30 days. Thereafter, Lessor agrees to accept redelivery of containers from Lessee at the Lessor depots with the monthly quantity limitations and with the drop-off charges shown in Exhibit B attached hereto.

The monthly redelivery limits set forth in Exhibit B cannot be accumulated from month to month. Containers may be redelivered to depot locations or in numbers other

1

than those shown in Exhibit B, provided that such locations, quantities and applicable drop-off charges are mutually agreed upon in writing by Lessor and Lessee before redelivery of any such containers.

Exhibit B is subject to amendment by Lessor with 60 days prior written notice to Lessee.

RENTAL CHARGES

During the term of this Agreement, Lessee shall pay to Lessor a daily rental charge in US dollars for each container leased hereunder as follows:

Equipment Type	Daily Rental Charge
20’ dry van containers	US$ .
40’ dry van containers	.
40’ high cube containers	.
20’ open top containers	.
40’ open top containers	.
40’ flat rack containers	.

Lessee agrees to pay a minimum of 30 days rental charges for each container. Free days, if any, shall be included in calculating the number of days on lease.

HANDLING CHARGES I DIRECT INTERCHANGES

Lessee shall pay Lessor a handling-out charge and a handling-in charge of US$                 for each 20’ container and US$                 for each 40’ container covered under the terms of this Agreement. Such charges shall be invoiced by Lessor directly to Lessee in accordance with Section 8, and are intended to cover the cost of standard lift-on or lift-off a track, container inspection, and preparation of an Equipment Condition Report. Any additional costs assessed for lifting the containers on or off any conveyance other than truck, including, but not limited to, barge or rail, will be for the account of Lessee.

Lessor agrees that Lessee may directly interchange Lessor containers to or from another Lessor lessee, provided Lessee obtains prior written approval from Lessor. Upon receiving such approval, Lessee shall pay Lessor a direct interchange fee of US$                 for each container directly interchanged to Lessee and US$                 for each container directly interchanged from Lessee to another approved Lessor lessee.

LEASING PROCEDURE

The terms and conditions set forth on Exhibit A are hereby incorporated into this Agreement and shall apply to all containers leased under this Agreement. In the event of any conflict between the terms set forth in Exhibit A and the terms of this Agreement, the latter shall prevail.

2

INVOICING PROCEDURE

Charges for all containers leased by Lessee under this Agreement will be invoiced monthly in US dollars to the following address:

Lessee agrees to pay all Lessor invoices in full within 30 days of invoice date. If any items on the invoices are disputed, Lessee will forward a list and explanation of the disputed items to Lessor’s San Francisco office with payment in full. In turn, Lessor will undertake to reconcile these disputes within 60 days of receipt by either issuing credit or providing verification of correct billing or combination thereof. So long as Lessor acknowledges the dispute and is attempting in good faith to reconcile the disputed items, Lessee agrees not to withhold any money due Lessor which relates to such disputed items.

MAINTENANCE

Lessee shall at its own expense at all times maintain each container in good, safe and efficient working order and keep it fully and properly repaired.

DAMAGE PROCEDURE

Upon redelivery of a container to Lessor’s authorized depot, if Lessor’s Equipment Condition Report, executed by Lessor (or Lessor’s local agent) and Lessee (or Lessee’s local agent), shows the container to be in damaged condition, the following procedure will apply: If the container is found to be damaged, as defined by the Institute of International Container Lessors standards prevailing at the time of redelivery, Lessor or its authorized depot will issue a repair estimate to the Lessee. Lessee shall have 10 working days from the date of redelivery (the “Authorization Period”) to authorize the depot to proceed with said repairs as shown on the repair estimate for Lessee’s account. If authorization is received within the Authorization Period, the container shall be retroactively off-hired on its redelivery date. If authorization is not received within the Authorization Period, Lessor reserves the right to continue daily rental charges through the date upon which the depot receives authorization to proceed with repairs as estimated for the Lessee’s account. Lessee or its local agent agrees to pay all repair charges as billed by Lessor or its authorized depot within 30 days of the date of the invoice therefor.

TOTAL LOSS

In the event a container is lost, stolen, destroyed, or damaged beyond structural or economic repair so as to be rendered incapable of return to Lessor (an “Actual Total Loss”), Lessee shall give notice in writing to Lessor of such Actual Total Loss specifying the container number and providing proof of loss satisfactory to Lessor. Provided Lessee is in compliance with its obligations under this Agreement at the time notice of Actual Total Loss is received by Lessor, Lessor

3

shall thereupon issue an invoice to Lessee for the Depreciated Casualty Value (“DCV”) (as set forth in Subsection 11c) of the Actual Total Loss container. Provided that payment of the DCV is made to Lessor within 30 days of the invoice date, daily rental charges will retroactively terminate on the date of Lessor’s receipt of such written notice. If payment is not received as aforesaid, daily rental charges shall continue to accrue until payment of the DCV is received by Lessor. Upon receipt of such payment accompanied by an appropriate request by Lessee, title to the Actual Total Loss container will be transferred to Lessee. Any taxes, duties or charges which become payable by virtue of the transfer of title to Lessee shall be for Lessee’s account.

If Lessee has redelivered a container to Lessor, and Lessee has received a damage estimate in accordance with Section 10, Lessee may, within the Authorization Period, authorize repairs in accordance with the estimate or request that Lessor supply details of the DCV for such container. If Lessor determines that the extent of the damage so warrants (a “Constructive Total Loss”), and provided Lessee is in compliance with its obligations under this Agreement at the time Lessee’s request for information on the DCV is received by Lessor, Lessor will furnish the DCV for such container, and Lessee shall have the option to pay either the estimated damages or the DCV. If Lessee elects the latter, Lessee shall give notice to Lessor of its election to declare Constructive Total Loss within 7 calendar days of receipt of the details of the DCV and Lessor will issue an invoice for the DCV of such Constructive Total Loss container. Provided that payment of the DCV is received by Lessor within 30 days of the date of invoice therefor, daily rental charges shall terminate on the date of redelivery of the Constructive Total Loss container. If payment is not received as aforesaid, daily rental charges shall continue to accrue until payment is received by Lessor. Unless otherwise elected by Lessor, title to the Constructive Total Loss container will remain with Lessor.

In calculating the DCV, the Casualty Value (as set forth below) of the container is depreciated down to a value not less than 50% of the Casualty Value. The depreciation is calculated on a straight line basis using a 15 year life span for the container with a 15% residual value.

Container Type	Casualty Value
20’ dry van containers
40’ dry van containers
40’ high cube containers
20 open top containers
40’ open top containers
40’ flat rack containers

Notwithstanding the provisions of Subsections 11a and b, if Lessee is in default of its obligations under this Agreement, unless and until such default(s) has/have been cured in a timely manner or has/have been waived in writing by Lessor, Lessee shall be obligated to Lessor for the full Casualty Value of all Actual Total Loss

4

containers under Subsection 11a, and shall be liable to Lessor, in Lessee’s option, for either estimated repair costs or full Casualty Value of Constructive Total Loss containers under Subsection 1lb.

INSURANCE

Without prejudice to any other obligations of Lessee under this Agreement, Lessee shall, at its own expense, obtain and continuously maintain in effect while any containers remain on lease to Lessee, insurance policies adequately insuring the contai’ners against all risks of loss or damage, cargo damage and liability to third parties providing, at a minimum, the following coverages or the equivalent thereof:

All risks of loss or damage as per Institute Container Clauses — Time (All Risks) with an insured amount equivalent to the Casualty Value of all containers leased hereunder, subject to a deductible not exceeding US$5,000.00 each and every accident and/or series of accidents and/or each and every occurrence and/or series of occurrences. However, the deductible as aforesaid shall not be applicable in the event of Actual Total Loss and/or Constructive Total Loss and/or General or Partial Average and Salvage Charges and/or Sue and Labor Charges;

Risks of War and Strikes as per Institute War and Strike Clauses —Container (Time);

Comprehensive General Liability insurance, including cargo liability, insuring against bodily injury and property damage, with a minimum combined limit of liability of US$1,000,000.00 for each and every accident and/or series of accidents and/or each and every occurrence and/or series of occurrences,.

The insurance policies required hereunder shall be issued to Lessee and Lessor shall be named as Additional Insured and Direct Loss Payee as its interests may appear. Such policies shall provide that cancellation of such coverages shall be ineffective as to Lessor without 30 days prior written notice of cancellation to Lessor from the underwriters thereof. Insurance certificates evidencing the foregoing coverages shall be famished to Lessor by brokers or underwriters reasonably acceptable to Lessor prior to the delivery of any containers to Lessee pursuant to this Agreement.

All policies to be provided by Lessee hereunder shall provide that Lessor may, but is not obligated to, pay the premiums thereof if Lessee fails to do so in a timely manner so as to keep the required coverages in effect without interruption. Should Lessee default in its obligations to provide uninterrupted insurance coverages pursuant to this section for any reason, Lessor may, but is not obligated to, procure the required coverages on Lessee’s behalf. Should Lessor pay premiums under Lessee’s policies or procure alternative coverage for Lessee as aforesaid, all sums

5

expended by Lessor in so doing, including reasonable administrative costs incurred by Lessor, shall constitute rent under this Agreement and shall immediately be and become due and payable by Lessee.

EXCLUSION OF WARRANTIES AND INDEMNITY

THE CONTAINERS ARE LEASED AS IS. PROVIDED THAT LESSEE COMPLIES FULLY WITH ITS OBLIGATIONS UNDER THIS AGREEMENT, LESSOR WARRANTS THAT LESSEE SHALL HAVE QUIET POSSESSION OF THE CONTAINERS. SAVE AS AFORESAID, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER OF ANY KIND HAVE BEEN GIVEN BY LESSOR IN RELATION TO THE CONTAINERS, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, WHETHER IN RELATION TO THE FITNESS OF THE CONTAINERS FOR ANY PARTICULAR PURPOSE OR COUNTRY, OR WHETHER IN RELATION TO MERCHANTABILITY OR AS TO DESCRIPTION, STATE, QUALITY, OR CONDITION OF THE CONTAINERS AT DELIVERY OR AT ANY OTHER TIME ARE HEREBY WAIVED, EXCLUDED AND EXTINGUISHED.

Lessee shall indemnify and hold Lessor harmless from all liability, damage, cost or expense, including, without limitation, expenses in prosecuting or defending any claim or suit such as attorney’s fees, court costs and other expenses arising out of (i) any failure of Lessee to comply with its obligations under this Agreement; (ii) any claim, whether private or governmental, for personal injury or death, or for loss of or damage to person, property, cargo or vessels arising out of or incident to the ownership, selection, possession, leasing, operation, control, use, storage, loading, unloading, moving, maintenance, delivery, or return of the containers, and (iii) the containers and any forfeiture, seizure, or impounding of, or charge or lien thereon, and any loss thereof or damage thereto. Each party undertakes promptly to give notice to the other of claims against it or action against it with respect thereto, and Lessee agrees not to settle any action without the consent of Lessor. Lessee agrees to assume, on behalf of Lessor, the defense of any action or proceeding which may be brought by any third party against Lessor and to pay all costs and expenses of whatever nature in connection therewith, and to pay on behalf of Lessor the amount of any judgment or award that may be entered against Lessor with respect thereto.

EXPIRATION

Commencing the first day of the              month after the date specified by the terminating party in the notice delivered. pursuant to Section 2 of this Agreement, the daily rental charge for each container then on lease under this Agreement shall increase as follows:

20’ dry van containers	US$
40’ dry van containers	US$
40’ high cube containers	US$
20’ open top containers	US$
40’ open top containers	US$
40’ flat rack containers	US$

Except in regard to daily rental charges, all other terms and conditions of this Agreement shall continue with respect to all containers on lease to Lessee on the date of expiration until all such containers are redelivered to Lessor.

Please indicate your acceptance and agreement to the foregoing by signing and returning three copies of this Agreement to Lessor. Upon Lessor’s receipt and execution of said copies, the Agreement shall constitute a binding agreement between Lessor and Lessee, and one copy will be promptly returned for your files.

LESSEE	CONTAINER APPLICATIONS INTERNATIONAL, INC.

By:	By:
Title:	Title:
Date:	Date:

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EXHIBIT A

GENERAL TERMS AND CONDITIONS

1. DELIVERY OF EQUIPMENT

By execution of each ECR with respect to each item of equipment delivered to Lessee under this Agreement, Lessee conclusively acknowledges receipt thereof in good and leasable condition. Lessee agrees to return such equipment to Lessor in as good condition as received from Lessor, normal wear and deterioration excepted, and to execute Lessor’s ECR upon redelivery to Lessor identifying and acknowledging any changes in the condition of the equipment while on lease to Lessee. Any changes in the equipment which could have been prevented by normal maintenance shall not constitute normal wear and deterioration and shall be deemed to be damage.

2. RENTAL AND OTHER CHARGES

a. Lessee agrees to pay rental charges for the equipment in the amount(s) set forth in this Agreement from this day such equipment is delivered and/or interchanged to Lessee until the day such equipment is returned to Lessor. However, if the equipment is not returned in good condition, Lessee agrees to pay for the cost of any necessary repairs together with rental charges through the date such repairs are approved by Lessee. Further, in the event no fixed lease term is specified for the equipment, Lessor may, upon written notice to Lessee, (i) prospectively adjust the initial rental charges to Lessor’s then current average spot lease rate for such equipment on or after the 18 month anniversary of the lease out date of such equipment, or (ii) require that Lessee redeliver the equipment within 30 days of such notice in accordance with the redelivery provisions set forth herein. In the event a fixed lease term is specified for the equipment, Lessor may (unless otherwise provided elsewhere in this Agreement), upon written notice to Lessee (i) prospectively adjust the rental charges for such equipment to Lessor’s then current average spot lease rate for such equipment on or after the 6 month anniversary of the expiration of the fixed term, or (ii) require that Lessee redeliver the equipment within 30 days of such notice in accordance with the redelivery provisions set forth herein.

b. Lessee shall return all equipment to Lessor’s terminal at the point(s) of termination designated herein or, if no point(s) of termination have been so specified, to the locations specified in writing by the Lessor to Lessee. Furthermore, upon such redelivery Lessee agrees to pay Lessor the applicable equipment drop-off charge(s) shown herein, or, if no such charges are specified herein, the applicable drop-off charges contained in Lessor’s current drop-off charge schedule. Lessor may close any redelivery location(s) specified herein or reduce the monthly redelivery limits specified for any such depot location(s) with immediate effect by giving written notice thereof to Lessee if such closure(s) or quantity reduction(s) is/are due to circumstance beyond Lessor’s control, including, but not limited to, changes in applicable law and/or natural disasters.

c. All service charges incurred in transferring the equipment including, but not limited to, handling charges, transportation charges and _______ use fees, and all service charges imposed by any bank or other organization in connection with payment of monies due to Lessor, shall be for the account of Lessee.

d. Unless otherwise indicated herein, all payments due to Lessor shall be payable in United States Dollars and shall be paid to Lessor within fifteen (15) days of the date of Lessor’s invoice(s), at the address for Lessor shown herein. In the event Lessor’s invoice(s) is/are not paid when due, Lessor may, without prejudice to any other remedy it may have, charge, as additional rental, a service charge at the rate of the lessor of eighteen (18) percent per annum or the maximum amount permitted by applicable law, until the balance is paid in full.

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e. It is expressly understood and agreed that (i) equipment furnished to Lessee hereunder is necessary to and leased for use aboard vessels owned, operated, chartered and/or managed by Lessee for ocean transportation of goods and for land transportation incidental thereto, (ii) equipment furnished to Lessee hereunder is made available not only on the credit of the lessee but also on the credit of such vessels as aforesaid, and (iii) to the extent permitted by law, Lessor has and may assert maritime liens against such vessels for any breach of Lessee’s obligations to Lessor with respect to such equipment as set forth in this Agreement.

3. RISK OF LOSS AND DAMAGE

Lessee is liable to Lessor for all damage to or loss or destruction of the equipment subsequent to its delivery to Lessee and prior to its return to Lessor except that caused by normal wear and deterioration. Normal wear and deterioration shall not include damage caused by forklifts or other handling equipment.

a. DAMAGE. In the event Lessee fails to repair damage to the equipment prior to returning it to Lessor, Lessor or its authorized depot will present a repair estimate to Lessee or Lessee’s local agent for approval. Lessee shall be liable to Lessor for the cost of such repairs and for rental charges for the equipment which shall continue until the day on which Lessee or its authorized agent approves the repairs as set forth in the estimate. Lessee will, at Lessor’s request, make payment of repair costs directly to the appropriate repair company and pay any and all storage charges incurred as a result of Lessee’s failure to approve repairs on a timely basis.

b. LOSS OR TOTAL DAMAGE. In the event of loss, theft or destruction of the equipment (an “Event of Loss”) or damage thereto which Lessor, in its sole discretion, shall determine is not structurally or economically repairable (an “Event of Constructive Loss”), rental charges for the affected equipment shall terminate (1) upon receipt by Lessor of written notice from Lessee of an Event of Loss, or (2) upon issuance by Lessor of a written notice to Lessee of an Event of Constructive Loss, provided in either event that payment of the Casualty Value for a like item of equipment (as set forth herein or in Lessor’s then current Casualty Value Schedule) is made to Lessor within 30 days of such notice. If payment is not made within such 30 days, rental charges shall continue unabated until payment of the Casualty Value is received by Lessor. General payments by Lessee shall not be applied to charges for the Casualty Value of equipment unless so specified by Lessee. Further, if any equipment is subject to an Event of Loss or Event of Constructive Loss prior to the expiration of any fixed term specified for such equipment, Lessor shall have the right but not the obligation to supply a like item of equipment to Lessee, whereupon Lessee agrees either (1) to lease such substitute equipment, or (2) if Lessee elects not to lease the substitute equipment, to pay Lessor any shortfall between the historic rental charges for the original item of equipment and the contractual rental charges for said fixed term.

4. OPERATION, MAINTENANCE AND REPAIR

a. Lessee shall use the equipment properly and shall, at its sole cost and expense, maintain the equipment in good repair and safe operating condition. Such maintenance shall include but not be limited to the replacement of all badly worn or broken parts with new parts of equivalent design and material, as well as the abrasive cleaning, priming and top coating of all corroded areas on a routine, as needed basis. Lessee shall be liable for any repairs wrongly made or incompatible with the standards set forth in the Repair Manuals issued from time to time by the Institute of International Container Lessors. Lessee shall be responsible for all cleaning and

9

decontamination costs with respect to equipment contaminated by cargo or otherwise and for removal of all debris and shoring from any containers leased hereunder prior to their return to Lessor. Lessee shall be liable for all costs and losses to Lessor arising out of Lessee’s failure to repair or maintain the equipment in good condition. If the foregoing obligations are performed by Lessor, all expenses relating thereto will be for the account of Lessee.

b. Lessee shall use the equipment in accordance with good operating practices and so as to comply with all loading limitations, handling procedures and operating instructions prescribed by the manufacturer(s) thereof and by Lessor, including, but not limited to, current Regulations and Recommendations of the International Organization of Standardization and applicable local regulations, and shall prevent usage which may damage or shorten the life of the equipment such as excessive impact and unbalanced loading. Lessee shall not use the equipment for storage or transportation of goods which could damage the equipment including, without limitation, unprotected corrosive substances, poorly secured materials or bulk commodities which may corrode, oxidize, severely dent, puncture, contaminate, stain or damage the equipment.

c. Container(s) supplied hereunder shall be used solely in international trade unless the use thereof in domestic transportation of goods is expressly permitted elsewhere in this Agreement.

d. Receipt or delivery of equipment or any other act by an agent or employee of, or independent contractor engaged by, Lessee shall be deemed to be the act of Lessee and shall be binding upon Lessee.

e. Lessor’s equipment is identified by appropriate lettering and numbering, which Lessee agrees not to change or obliterate. Notwithstanding the foregoing, at the written request of Lessor, Lessee shall change or supplement such marks as Lessor shall request. Lessee may, however, add other markings as may be required, provided that such additional markings will be removed and the surface of the equipment shall be in the same condition as prior to the addition of such markings when the equipment is redelivered to Lessor. If Lessee fails to remove such additional markings, Lessor shall remove such markings at Lessee’s cost.

f. Lessee shall be responsible for the cost of removal of any intentional or unintentional amendments, alterations, or modifications made to the equipment and for returning the equipment to the same condition in which it was originally received by Lessee.

g. Lessee shall at its expense comply with all laws, regulations and orders which in any way affect the equipment or its use, operation or storage. Lessor shall have no responsibility for compliance with any such laws, regulations or orders, including, without limitation, all such laws, regulations or orders as may relate to customs, transportation, handling, safety and labor regulation.

h. Lessee shall at its expense comply with all rules and practices of ports, depots, storage areas and transportation companies consistent with the other requirements of this Section 4.

i. Lessor shall deliver containers to Lessee which fully comply with the rules and standards of the International Convention for Safe Containers (“CSC”). Such containers shall have affixed CSC plates or CSC plates with an ACEP (Approved Continuous Examination Program) mark. It shall be the obligation of Lessee to comply with the CSC in all respects and Lessee shall have and exercise Lessor’s responsibilities under the CSC including, without limitation, plating (design-type approval to be obtained and plates to be provided by Lessor), maintenance, examination, re-examination and marking of each container. Such examination or re-examination shall be performed in accordance with the Rules and Regulations for the Safety Approval of Cargo Containers of the United States Department of Transportation. Lessee shall also comply with the Customs Conventions on Containers, 1956 and 1972, including, without limitation, all obligations of the operator relating to temporary admission, transport of goods under customs seal, maintenance of records and reporting to governmental authorities.

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5. DEFAULT, REMEDIES UPON DEFAULT

a. Should Lessee (i) default in the timely payment of any sum due to Lessor with respect to the equipment, or (ii) default in the performance of its other obligations with respect to the equipment hereunder or under any other lease contract(s) made between Lessor and Lessee, or (iii) suffer any distress, execution or other legal process which has the effect of a levy on any of the equipment leased hereunder or thereunder, or (iv) cease doing business as a going concern, become insolvent, commit an act of bankruptcy, or become the subject of any proceeding under any applicable Bankruptcy Act, or (v) be seized or nationalized or should any of Lessee’s assets be seized by a government or government instrumentality; then Lessor may without notice and without relieving Lessee of its obligations hereunder, terminate the leasing of the equipment, involve the default provisions hereof and/or of any other leases made between Lessor and Lessee, declare the balance of all rental accrued and to be accrued hereunder and thereunder to be due and payable, demand and retake possession of the equipment and all other equipment leased by Lessor to Lessee free of any claims of Lessee, assert maritime or other liens against Lessee’s property wherever it may be found, and exercise any other right or remedy available to Lessor under applicable law. In the event Lessor terminates the leasing of equipment or invokes the aforesaid default remedies, Lessee shall no longer be in possession of Lessor’s equipment with Lessor’s consent, and the rental payable therefor shall immediately increase to the spot lease rates charged by Lessor for like type equipment at the time of default. Lessee shall immediately notify Lessor of the exact location of the equipment. If Lessee fails to redeliver such equipment to Lessor within twenty days of Lessor’s demand for redelivery, Lessor may retake possession of any or all of its equipment in the possession of Lessee, and for such purpose may enter upon any premises belonging to or in the occupation or control of Lessee. LESSEE HEREBY WAIVES ANY AND ALL RIGHTS TO A JUDICIAL HEARING PRIOR TO LESSOR’S REPOSSESSION OF THE EQUIPMENT.

b. Lessee shall continue to pay rental charges for equipment until (i) the equipment is returned to Lessor in as good condition as received, normal wear and deterioration excepted, or (ii) the equipment is repaired and fit for subsequent rental, or (iii) settlement for the equipment is made. In the event Lessor retakes possession of all or any part of the equipment, Lessee authorizes Lessor to take possession of any property in, on, or attached to such equipment which is not the property of Lessor, and without liability for its care or safekeeping, to place such property in storage at the risk and expense of Lessee. Lessee further agrees to pay Lessor upon demand the Casualty Value of any equipment which has not been returned within the foregoing twenty day period. Upon such return or repossession of the equipment, Lessee will pay immediately to Lessor, as liquidated damages for loss of a bargain, which the parties agree are fair and reasonable under the circumstances existing at the time this Agreement is entered into, and not as a penalty, and in lieu of any further payments of rent for the equipment, the following: (aa) all rent and other amounts due for such equipment as of such date of return or repossession, (bb) an additional payment of three month’s rent for the equipment to compensate Lessor for the reasonable estimate of the time and expense required to locate a new Lessee, for the equipment (the “Remarketing Period”), (cc) an amount equal to the present value of the difference between the total remaining rental payments for the unexpired minimum lease term, if any, (commencing at the end of the Remarketing Period) and the fair market rent for the same period discounted at a rate per annum equal to the discount rate for 13-week Treasury Bills as of the date on which the

11

equipment is returned or repossessed (as such rate is reported in the Money Rates column in the Wall Street Journal), and (dd) any and all incidental damages suffered by Lessor as a result of Lessee’s default, less any expenses saved by Lessor in consequence of the default.

c. Without in any way limiting the obligations of Lessee hereunder, Lessee hereby inevocably appoints Lessor as the agent and attorney-in-fact of Lessee, with full power and authority at any time that Lessee is obligated to deliver possession of any equipment to Lessor, to demand and take possession of such equipment in the name and on behalf of Lessee from whomsoever shall be at the time in possession of such equipment.

d. Lessee hereby irrevocably waives any immunity from jurisdiction to which it might otherwise by entitled (including but not limited to any immunity afforded to Lessee by the United States Foreign Sovereign Immunities Act or any similar legislations, rules or regulations of any other countries having applicability to Lessee) in any action arising out of or relating to the equipment or to this Agreement which may be instituted in any court or arbitration proceedings in or outside of the United States of America. Lessee further irrevocably waives any immunity from the execution or enforcement of any judgment obtained in any legal action or arbitration proceeding worldwide.

e. Termination of the leasing of the equipment as a result of Lessee’s default shall not relieve Lessee of any liabilities or obligations to Lessor accrued prior to such default and Lessee shall in any event remain fully liable for reasonable damages as provided by law, and for all costs and expenses incurred by Lessor on account of such default including all cost of recovering equipment, legal costs and reasonable attorney’s fees. Nothing in this paragraph shall be construed to waive any remedy or relief available to Lessor hereunder, in equity, in admiralty, or at law upon the occurrence of any event set forth in this section.

f. Any forbearance by Lessor to enforce its rights hereunder in the event of a default by Lessee shall not constitute a waiver of Lessor’s rights, nor shall said forbearance waive Lessor’s rights with respect to any other failure by Lessee to comply strictly with its obligations to Lessor.

6. LIMITATION OF WARRANTIES

a. THIS EQUIPMENT IS LEASED AS IS. PROVIDED THAT LESSEE COMPLIES FULLY WITH ITS OBLIGATIONS UNDER THIS AGREEMENT, LESSOR WARRANTS THAT LESSEE SHALL HAVE QUIET POSSESSION OF THE EQUIPMENT, SAVE AS AFORESAID NO REPRESENTATIONS OR WARRANTIES WHATSOEVER OF ANY KIND HAVE BEEN OR ARE GIVEN BY LESSOR IN RELATION TO THE EQUIPMENT, AND ALL REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS OR IMPLIED, WHETHER IN RELATION TO THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE OR COUNTRY, OR WHETHER IN RELATION TO MERCHANTABILITY OR AS TO DESCRIPTION, STATE, QUALITY, OR CONDITION OF THE EQUIPMENT AT DELIVERY OR AT ANY OTHER TIME ARE HEREBY WAIVED, EXCLUDED AND EXTINGUISHED.

b. LESSEE’S OBLIGATIONS UNDER THIS AGREEMENT ARE ABSOLUTE AND SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCE OR EVENT BEYOND LESSEE’S CONTROL OF WHATEVER NATURE.

c. Lessee will not suffer to be created, nor permit to be continued, nor fail to discharge, any lien or encumbrance incurred by Lessee or its agents against the equipment covered hereunder, nor shall Lessee or its agents procure any document of title which might at any time encumber the owner’s title to or infringe upon Lessor’s possessory rights to the equipment at expiration or earlier termination of the leasing thereof to the Lessee.

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7. NOTICES

All billings, payments and written notices from either party to the other shall be given to the addresses shown herein, to Lessee’s local agent, or to such other address as may be designated in writing by either party from time to time and shall be deemed to have been received upon delivery to the party to whom they are directed.

8. TAXES, FEES AND FINES

a. Lessee shall pay all taxes (other than taxes on Lessor’s net income) and charges levied on the equipment or in connection with the use, storage, operation or possession by Lessee of the equipment or levied against or based upon the amount of rentals paid or to be paid with respect thereto, or any other taxes levied against or based upon the leasing thereof to Lessee or subsequent to delivery to Lessee, including, without limitation, property, sales, use and excise taxes, duties, customs tariffs and impositions of federal, state, foreign and local governments and agencies. Taxes, duties, charges etc. levied on the equipment due solely to the ownership therefor shall be for Lessor’s account unless such taxes are assessed because of the presence of the equipment in a taxing jurisdiction as a result of Lessee’s use of the equipment.

b. Lessee shall pay all charges incurred in ports, depots, storage areas or otherwise arising out of the use of the equipment.

c. Lessee is not entitled to claim any investment tax credits or depreciation deductions or any other tax benefits normally associated with ownership of any of the equipment covered hereunder, Lessee hereby warrants that it will not claim any such investment tax credits, depreciation deductions or other such tax benefits.

9. INDEMNITY

a. Lessee shall indemnify and hold Lessor harmless from all liability, damage, cost and expenses (including, without limitation, expenses in prosecuting or defending any claim or suit such as attorney’s fees, court costs and other expenses) arising out of (i) any failure of Lessee to comply with its obligations hereunder, (ii) any claim whether private or governmental, for personal injury or death, and for loss of or damage to person, property, cargo or vessels arising out of or incident to the ownership, selection, possession, leasing, operation, control, use, storage, loading, unloading, moving, maintenance, delivery or return of the equipment, and (iii) the equipment and any loss of or damage thereto, or any forfeiture, seizure, or impounding of, or charge or lien on the equipment. Each party undertakes promptly to give notice to the other of such claims against it or actions against it, and Lessee agrees not to settle any action without the consent of Lessor.

b. Lessee shall maintain third party liability insurance, cargo damage insurance, and all risk property loss and damage insurance (including General Average) with respect to all equipment covered hereunder. All such insurance shall be written by reputable underwriters and shall be in amounts and on terms which are satisfactory to Lessor. Lessee shall deliver certificates of insurance to Lessor evidencing the aforesaid coverages and naming Lessor as an additional insured and loss payee thereunder as its interests may appear.

10. SUBLEASING, DIRECT INTERCHANGING AND ASSIGNMENT

a. Lessee shall not have the right to assign this Agreement or to assign, sublet, rent, directly interchange or otherwise hire out or part with possession of the equipment to any other party (other than to the care of connecting carriers in the normal course of Lessee’s business) without the prior written consent of Lessor and such consent of Lessor, if given, shall not operate to relieve Lessee of any of its obligations hereunder.

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b. Lessor may delegate, assign, pledge or encumber in whole or in part this Agreement, the equipment, leased hereunder, and/or the rentals and other charges due with respect thereto. Lessee agrees to pay in full rentals and other charges as accrued to Lessor’s assignee, regardless of any defenses, counterclaims or set-offs which Lessee might have against Lessor.

11. GENERAL

a. This agreement is binding upon the parties, their permitted successors and assigns and shall be construed and interpreted in accordance with the laws of the United States of America and, except where inconsistent therewith, with the laws of the State of California. With respect to any claim or controversy arising out of or relating to this agreement, the parties consent to the jurisdiction of the State and Federal Courts located in San Francisco, California, U.S.A.

b. The paragraph headings in this agreement are for convenience only and shall not be deemed to alter or affect any provision hereof.

c. The equipment furnished hereunder is provided to Lessee under a net lease contract. Lessee waives any and all existing and future defenses, set-offs, or counterclaims against rental charges or payments due to Lessor with respect to the equipment, irrespective of the rights which Lessee may have against Lessor or any other party.

d. Lessee agrees to supply on request from Lessor, equipment tracking reports produced in the regular course of Lessee’s business showing the location of all equipment on lease to Lessee from Lessor.

e. Lessee agrees to supply audited financial statements on request to Lessor and Lessor agrees to keep such statements confidential.

f. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and may be amended, modified or changed only by an additional agreement in writing executed by the parties hereto. If Lessee fails , however, to give to Lessor written objection to its contents within seven (7) days after this Agreement is received or if Lessee takes possession of any of the equipment provided hereunder and retains it after receipt of this Agreement then this Agreement shall be effective and binding upon Lessee whether or not signed.

g. Any action by Lessee against Lessor for any default by Lessor under this Agreement, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

Container Applications International, Inc.

CON-GEN (Rev. 8/02)

14

CAI-INTERPOOL, LLC
One Embarcadero Center, Suite 2101
San Francisco, CA 94111, U.S.A.
Tel: (415) 788-0100 • Fax: (415) 788-3430

(Date)

Lessee Name

Lessee Address

Dear                 ,

CAI-Interpool, LLC (“Lessor”), is pleased to present the following terms for leasing containers to                  (“Lessee”). Containers leased hereunder shall be invoiced under Lessor’s customer code                 .

Lessor and Lessee expressly understand and agree that upon the execution hereof, Lessor will simultaneously assign all of Lessor’s right, title and interest in and to this Agreement to Container Applications International, Inc. (“CAI”), and CAI will assume all of Lessor’s obligations hereunder.

Equipment:	Equipment Type, Quantity

Supply:	Lessor Depot Locations in Timing (if applicable) (on an as-available basis if applicable)

Effective Date:

Expiration Date:	Upon 60 days prior written notice from one party to the other. Per Diem:

Minimum Rental Period:

Redelivery:	Lessor Depot Locations in With no monthly redelivery limits and no drop off charges.

Handling:	For Lessor’s account.

OR

Handling:	US$XX.00 outbound and US$XX.00 inbound per container

Damages:	Upon redelivery containers to be repaired to IICL standards at Lessee’s expense.

OR

Damages:	First US$ of repairs, for Lessor’s account. For damages exceeding US$ , containers are to be repaired to IICL standards at Lessee’s expense.

Casualty Value:

Winddown Period:

Per Diem after Winddown:

Payment:	30 days from date of invoice.

All other terms and conditions per Lessor’s standard lease agreement, a copy of which is attached as Exhibit A.

Please confirm your agreement to the above by signing in the space provided below and returning this letter signed to Lessor.

This letter agreement is subject to approval and acceptance by Lessor upon receipt of a copy countersigned by Lessee.

Thank you for allowing us to submit this agreement to fulfill the equipment needs of (Lessee).

Very truly yours,

Frederic M. Bauthier
Vice President, Marketing
Accepted:
Date
(Lessee’s Name)

EXHIBIT A

GENERAL TERMS AND CONDITIONS

1. DELIVERY OF EQUIPMENT

By execution of each ECR with respect to each item of equipment delivered to Lessee under this Agreement, Lessee conclusively acknowledges receipt thereof in good and leasable condition. Lessee agrees to return such equipment to Lessor in as good condition as received from Lessor, normal wear and deterioration excepted, and to execute Lessor’s ECR upon redelivery to Lessor identifying and acknowledging any changes in the condition of the equipment while on lease to Lessee. Any changes in the equipment which could have been prevented by normal maintenance shall not constitute normal wear and deterioration and shall be deemed to be damage.

2. RENTAL AND OTHER CHARGES

a. Lessee agrees to pay rental charges for the equipment in the amount(s) set forth in this Agreement from this day such equipment is delivered and/or interchanged to Lessee until the day such equipment is returned to Lessor. However, if the equipment is not returned in good condition, Lessee agrees to pay for the cost of any necessary repairs together with rental charges through the date such repairs are approved by Lessee. Further, in the event no fixed lease term is specified for the equipment, Lessor may, upon written notice to Lessee, (i) prospectively adjust the initial rental charges to Lessor’s then current average spot lease rate for such equipment on or after the 18 month anniversary of the lease out date of such equipment, or (ii) require that Lessee redeliver the equipment within 30 days of such notice in accordance with the redelivery provisions set forth herein. In the event a fixed lease term is specified for the equipment, Lessor may (unless otherwise provided elsewhere in this Agreement), upon written notice to Lessee (i) prospectively adjust the rental charges for such equipment to Lessor’s then current average spot lease rate for such equipment on or after the 6 month anniversary of the expiration of the fixed term, or (ii) require that Lessee redeliver the equipment within 30 days of such notice in accordance with the redelivery provisions set forth herein.

b. Lessee shall return all equipment to Lessor’s terminal at the point(s) of termination designated herein or, if no point(s) of termination have been so specified, to the locations specified in writing by the Lessor to Lessee. Furthermore, upon such redelivery Lessee agrees to pay Lessor the applicable equipment drop-off charge(s) shown herein, or, if no such charges are specified herein, the applicable drop-off charges contained in Lessor’s current drop-off charge schedule. Lessor may close any redelivery location(s) specified herein or reduce the monthly redelivery limits specified for any such depot location(s) with immediate effect by giving written notice thereof to Lessee if such closure(s) or quantity reduction(s) is/are due to circumstance beyond Lessor’s control, including, but not limited to, changes in applicable law and/or natural disasters.

c. All service charges incurred in transferring the equipment including, but not limited to, handling charges, transportation charges and                      use fees, and all service charges imposed by any bank or other organization in connection with payment of monies due to Lessor, shall be for the account of Lessee.

d. Unless otherwise indicated herein, all payments due to Lessor shall be payable in United States Dollars and shall be paid to Lessor within fifteen (15) days of the date of Lessor’s invoice(s), at the address for Lessor shown herein. In the event Lessor’s invoice(s) is/are not paid when due, Lessor may, without prejudice to any other remedy it may have, charge, as additional rental, a service charge at the rate of the lessor of eighteen (18) percent per annum or the maximum amount permitted by applicable law, until the balance is paid in full.

e. It is expressly understood and agreed that (i) equipment furnished to Lessee hereunder is necessary to and leased for use aboard vessels owned, operated, chartered and/or managed by Lessee for ocean transportation of goods and for land transportation incidental thereto, (ii) equipment furnished to Lessee hereunder is made available not only on the credit of the lessee but also on the credit of such vessels as aforesaid, and (iii) to the extent permitted by law, Lessor has and may assert maritime liens against such vessels for any breach of Lessee’s obligations to Lessor with respect to such equipment as set forth in this Agreement.

3. RISK OF LOSS AND DAMAGE

Lessee is liable to Lessor for all damage to or loss or destruction of the equipment subsequent to its delivery to Lessee and prior to its return to Lessor except that caused by normal wear and deterioration. Normal wear and deterioration shall not include damage caused by forklifts or other handling equipment.

a. DAMAGE. In the event Lessee fails to repair damage to the equipment prior to returning it to Lessor, Lessor or its authorized depot will present a repair estimate to Lessee or Lessee’s local agent for approval. Lessee shall be liable to Lessor for the cost of such repairs and for rental charges for the equipment which shall continue until the day on which Lessee or its authorized agent approves the repairs as set forth in the estimate. Lessee will, at Lessor’s request, make payment of repair costs directly to the appropriate repair company and pay any and all storage charges incurred as a result of Lessee’s failure to approve repairs on a timely basis.

b. LOSS OR TOTAL DAMAGE. In the event of loss, theft or destruction of the equipment (an “Event of Loss”) or damage thereto which Lessor, in its sole discretion, shall determine is not structurally or economically repairable (an “Event of Constructive Loss”), rental charges for the affected equipment shall terminate (1) upon receipt by Lessor of written notice from Lessee of an Event of Loss, or (2) upon issuance by Lessor of a written notice to Lessee of an Event of Constructive Loss, provided in either event that payment of the Casualty Value for a like item of equipment (as set forth herein or in Lessor’s then current Casualty Value Schedule) is made to Lessor within 30 days of such notice. If payment is not made within such 30 days, rental charges shall continue unabated until payment of the Casualty Value is received by Lessor. General payments by Lessee shall not be applied to charges for the Casualty Value of equipment unless so specified by Lessee. Further, if any equipment is subject to an Event of Loss or Event of Constructive Loss prior to the expiration of any fixed term specified for such equipment, Lessor shall have the right but not the obligation to supply a like item of equipment to Lessee, whereupon Lessee agrees either (1) to lease such substitute equipment, or (2) if Lessee elects not to lease the substitute equipment, to pay Lessor any shortfall between the historic rental charges for the original item of equipment and the contractual rental charges for said fixed term.

4. OPERATION, MAINTENANCE AND REPAIR

a. Lessee shall use the equipment properly and shall, at its sole cost and expense, maintain the equipment in good repair and safe operating condition. Such maintenance shall include but not be limited to the replacement of all badly worn or broken parts with new parts of equivalent design and material, as well as the abrasive cleaning, priming and top coating of all corroded areas on a routine, as needed basis. Lessee shall be liable for any repairs wrongly made or incompatible with the standards set forth in the Repair Manuals issued from time to time by the Institute of International Container Lessors. Lessee shall be responsible for all cleaning and decontamination costs with respect to equipment contaminated by cargo or otherwise and for removal of all debris and shoring from any containers leased hereunder prior to their return to Lessor. Lessee shall be liable for all costs and losses to Lessor arising out of Lessee’s failure to repair or maintain the equipment in good condition. If the foregoing obligations are performed by Lessor, all expenses relating thereto will be for the account of Lessee.

b. Lessee shall use the equipment in accordance with good operating practices and so as to comply with all loading limitations, handling procedures and operating instructions prescribed by the manufacturer(s) thereof and by Lessor, including, but not limited to, current Regulations and Recommendations of the International Organization of Standardization and applicable local regulations, and shall prevent usage which may damage or shorten the life of the equipment such as excessive impact and unbalanced loading. Lessee shall not use the equipment for storage or transportation of goods which could damage the equipment including, without limitation, unprotected corrosive substances, poorly secured materials or bulk commodities which may corrode, oxidize, severely dent, puncture, contaminate, stain or damage the equipment.

c. Container(s) supplied hereunder shall be used solely in international trade unless the use thereof in domestic transportation of goods is expressly permitted elsewhere in this Agreement.

d. Receipt or delivery of equipment or any other act by an agent or employee of, or independent contractor engaged by, Lessee shall be deemed to be the act of Lessee and shall be binding upon Lessee.

e. Lessor’s equipment is identified by appropriate lettering and numbering, which Lessee agrees not to change or obliterate. Notwithstanding the foregoing, at the written request of Lessor, Lessee shall change or supplement such marks as Lessor shall request. Lessee may, however, add other markings as may be required, provided that such additional markings will be removed and the surface of the equipment shall be in the same condition as prior to the addition of such markings when the equipment is redelivered to Lessor. If Lessee fails to remove such additional markings, Lessor shall remove such markings at Lessee’s cost.

f. Lessee shall be responsible for the cost of removal of any intentional or unintentional amendments, alterations, or modifications made to the equipment and for returning the equipment to the same condition in which it was originally received by Lessee. Lessee shall at its expense comply with all laws, regulations and orders which in any way affect the equipment or its use, operation or storage. Lessor shall have no responsibility for compliance with any such laws, regulations or orders, including, without limitation, all such laws, regulations or orders as may relate to customs, transportation, handling, safety and labor regulation.

g. Lessee shall at its expense comply with all rules and practices of ports, depots, storage areas and transportation companies consistent with the other requirements of this Section 4.

h. Lessor shall deliver containers to Lessee which fully comply with the rules and standards of the International Convention for Safe Containers (“CSC”). Such containers shall have affixed CSC plates or CSC plates with an ACEP (Approved Continuous Examination Program) mark. It shall be the obligation of Lessee to comply with the CSC in all respects and Lessee shall have and exercise Lessor’s responsibilities under the CSC including, without limitation, plating (design-type approval to be obtained and plates to be provided by Lessor), maintenance, examination, re-examination and marking of each container. Such examination or re-examination shall be performed in accordance with the Rules and Regulations for the Safety Approval of Cargo Containers of the United States Department of Transportation. Lessee shall also comply with the Customs Conventions on Containers, 1956 and 1972, including, without limitation, all obligations of the operator relating to temporary admission, transport of goods under customs seal, maintenance of records and reporting to governmental authorities.

5. DEFAULT, REMEDIES UPON DEFAULT

a. Should Lessee (i) default in the timely payment of any sum due to Lessor with respect to the equipment, or (ii) default in the performance of its other obligations with respect to the equipment hereunder or under any other lease contract(s) made between Lessor and Lessee, or (iii) suffer any distress, execution or other legal process which has the effect of a levy on any of the equipment leased hereunder or thereunder, or (iv) cease doing business as a going concern, become insolvent, commit an act of bankruptcy, or become the subject of any proceeding under any applicable Bankruptcy Act, or (v) be seized or nationalized or should any of Lessee’s assets be seized by a government or government instrumentality; then Lessor may without notice and without relieving Lessee of its obligations hereunder, terminate the leasing of the equipment, involve the default provisions hereof and/or of any other leases made between Lessor and Lessee, declare the balance of all rental accrued and to be accrued hereunder and thereunder to be due and payable, demand and retake possession of the equipment and all other equipment leased by Lessor to Lessee free of any claims of Lessee, assert maritime or other liens against Lessee’s property wherever it may be found, and exercise any other right or remedy available to Lessor under applicable law. In the event Lessor terminates the leasing of equipment or invokes the aforesaid default remedies, Lessee shall no longer be in possession of Lessor’s equipment with Lessor’s consent, and the rental payable therefor shall immediately increase to the spot lease rates charged by Lessor for like type equipment at the time of default. Lessee shall immediately notify Lessor of the exact location of the equipment. If Lessee fails to redeliver such equipment to Lessor within twenty days of Lessor’s demand for redelivery, Lessor may retake possession of any or all of its equipment in the possession of Lessee, and for such purpose may enter upon any premises belonging to or in the occupation or control of Lessee. LESSEE HEREBY WAIVES ANY AND ALL RIGHTS TO A JUDICIAL HEARING PRIOR TO LESSOR’S REPOSSESSION OF THE EQUIPMENT.

b. Lessee shall continue to pay rental charges for equipment until (i) the equipment is returned to Lessor in as good condition as received, normal wear and deterioration excepted, or (ii) the equipment is repaired and fit for subsequent rental, or (iii) settlement for the equipment is made. In the event Lessor retakes possession of all or any part of the equipment, Lessee authorizes Lessor to take possession of any property in, on, or attached to such equipment which is not the property of Lessor, and without liability for its care or safekeeping, to place such property in storage at the risk and expense of Lessee. Lessee further agrees to pay Lessor upon demand the Casualty Value of any equipment which has not been returned within the foregoing twenty day period. Upon such return or repossession of the equipment, Lessee will pay immediately to Lessor, as liquidated damages for loss of a bargain, which the parties agree are fair and reasonable under the circumstances existing at the time this Agreement is entered into, and not as a penalty, and in lieu of any further payments of rent for the equipment, the following: (aa) all rent and other amounts due for such equipment as of such date of return or repossession, (bb) an additional payment of three month’s rent for the equipment to compensate Lessor for the reasonable estimate of the time and expense required to locate a new Lessee, for the equipment (the “Remarketing Period”), (cc) an amount equal to the present value of the difference between the total remaining rental payments for the unexpired minimum lease term, if any, (commencing at the end of the Remarketing Period) and the fair market rent for the same period discounted at a rate per annum equal to the discount rate for 13-week Treasury Bills as of the date on which the equipment is returned or repossessed (as such rate is reported in the Money Rates column in the Wall Street Journal), and (dd) any and all incidental damages suffered by Lessor as a result of Lessee’s default, less any expenses saved by Lessor in consequence of the default.

c. Without in any way limiting the obligations of Lessee hereunder, Lessee hereby inevocably appoints Lessor as the agent and attorney-in-fact of Lessee, with full power and authority at any time that Lessee is obligated to deliver possession of any equipment to Lessor, to demand and take possession of such equipment in the name and on behalf of Lessee from whomsoever shall be at the time in possession of such equipment.

d. Lessee hereby irrevocably waives any immunity from jurisdiction to which it might otherwise by entitled (including but not limited to any immunity afforded to Lessee by the United States Foreign Sovereign Immunities Act or any similar legislations, rules or regulations of any other countries having applicability to Lessee) in any action arising out of or relating to the equipment or to this Agreement which may be instituted in any court or arbitration proceedings in or outside of the United States of America. Lessee further irrevocably waives any immunity from the execution or enforcement of any judgment obtained in any legal action or arbitration proceeding worldwide.

e. Termination of the leasing of the equipment as a result of Lessee’s default shall not relieve Lessee of any liabilities or obligations to Lessor accrued prior to such default and Lessee shall in any event remain fully liable for reasonable damages as provided by law, and for all costs and expenses incurred by Lessor on account of such default including all cost of recovering equipment, legal costs and reasonable attorney’s fees. Nothing in this paragraph shall be construed to waive any remedy or relief available to Lessor hereunder, in equity, in admiralty, or at law upon the occurrence of any event set forth in this section.

f. Any forbearance by Lessor to enforce its rights hereunder in the event of a default by Lessee shall not constitute a waiver of Lessor’s rights, nor shall said forbearance waive Lessor’s rights with respect to any other failure by Lessee to comply strictly with its obligations to Lessor.

6. LIMITATION OF WARRANTIES

a. THIS EQUIPMENT IS LEASED AS IS. PROVIDED THAT LESSEE COMPLIES FULLY WITH ITS OBLIGATIONS UNDER THIS AGREEMENT, LESSOR WARRANTS THAT LESSEE SHALL HAVE QUIET POSSESSION OF THE EQUIPMENT, SAVE AS AFORESAID NO REPRESENTATIONS OR WARRANTIES WHATSOEVER OF ANY KIND HAVE BEEN OR ARE GIVEN BY LESSOR IN RELATION TO THE EQUIPMENT, AND ALL REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS OR IMPLIED, WHETHER IN RELATION TO THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE OR COUNTRY, OR WHETHER IN RELATION TO MERCHANTABILITY OR AS TO DESCRIPTION, STATE, QUALITY, OR CONDITION OF THE EQUIPMENT AT DELIVERY OR AT ANY OTHER TIME ARE HEREBY WAIVED, EXCLUDED AND EXTINGUISHED.

b. LESSEE’S OBLIGATIONS UNDER THIS AGREEMENT ARE ABSOLUTE AND SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCE OR EVENT BEYOND LESSEE’S CONTROL OF WHATEVER NATURE.

c. Lessee will not suffer to be created, nor permit to be continued, nor fail to discharge, any lien or encumbrance incurred by Lessee or its agents against the equipment covered hereunder, nor shall Lessee or its agents procure any document of title which might at any time encumber the owner’s title to or infringe upon Lessor’s possessory rights to the equipment at expiration or earlier termination of the leasing thereof to the Lessee.

7. NOTICES

All billings, payments and written notices from either party to the other shall be given to the addresses shown herein, to Lessee’s local agent, or to such other address as may be designated in writing by either party from time to time and shall be deemed to have been received upon delivery to the party to whom they are directed.

8. TAXES, FEES AND FINES

a. Lessee shall pay all taxes (other than taxes on Lessor’s net income) and charges levied on the equipment or in connection with the use, storage, operation or possession by Lessee of the equipment or levied against or based upon the amount of rentals paid or to be paid with respect thereto, or any other taxes levied against or based upon the leasing thereof to Lessee or subsequent to delivery to Lessee, including, without limitation, property, sales, use and excise taxes, duties, customs tariffs and impositions of federal, state, foreign and local governments and agencies. Taxes, duties, charges etc. levied on the equipment due solely to the ownership therefor shall be for Lessor’s account unless such taxes are assessed because of the presence of the equipment in a taxing jurisdiction as a result of Lessee’s use of the equipment.

b. Lessee shall pay all charges incurred in ports, depots, storage areas or otherwise arising out of the use of the equipment.

c. Lessee is not entitled to claim any investment tax credits or depreciation deductions or any other tax benefits normally associated with ownership of any of the equipment covered hereunder, Lessee hereby warrants that it will not claim any such investment tax credits, depreciation deductions or other such tax benefits.

9. INDEMNITY

a. Lessee shall indemnify and hold Lessor harmless from all liability, damage, cost and expenses (including, without limitation, expenses in prosecuting or defending any claim or suit such as attorney’s fees, court costs and other expenses) arising out of (i) any failure of Lessee to comply with its obligations hereunder, (ii) any claim whether private or governmental, for personal injury or death, and for loss of or damage to person, property, cargo or vessels arising out of or incident to the ownership, selection, possession, leasing, operation, control, use, storage, loading, unloading, moving, maintenance, delivery or return of the equipment, and (iii) the equipment and any loss of or damage thereto, or any forfeiture, seizure, or impounding of, or charge or lien on the equipment. Each party undertakes promptly to give notice to the other of such claims against it or actions against it, and Lessee agrees not to settle any action without the consent of Lessor.

b. Lessee shall maintain third party liability insurance, cargo damage insurance, and all risk property loss and damage insurance (including General Average) with respect to all equipment covered hereunder. All such insurance shall be written by reputable underwriters and shall be in amounts and on terms which are satisfactory to Lessor. Lessee shall deliver certificates of insurance to Lessor evidencing the aforesaid coverages and naming Lessor as an additional insured and loss payee thereunder as its interests may appear.

10. SUBLEASING, DIRECT INTERCHANGING AND ASSIGNMENT

a. LESSEE SHALL NOT HAVE THE RIGHT TO ASSIGN THIS AGREEMENT OR TO ASSIGN, SUBLET, RENT, DIRECTLY INTERCHANGE OR OTHERWISE HIRE OUT OR PART WITH POSSESSION OF THE EQUIPMENT TO ANY OTHER PARTY (OTHER THAN TO THE CARE OF CONNECTING CARRIERS IN THE NORMAL COURSE OF LESSEE’S BUSINESS) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR AND SUCH CONSENT OF LESSOR, IF GIVEN, SHALL NOT OPERATE TO RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

b. Lessor may delegate, assign, pledge or encumber in whole or in part this Agreement, the equipment, leased hereunder, and/or the rentals and other charges due with respect thereto. Lessee agrees to pay in full rentals and other charges as accrued to Lessor’s assignee, regardless of any defenses, counterclaims or set-offs which Lessee might have against Lessor.

11. GENERAL

a. This agreement is binding upon the parties, their permitted successors and assigns and shall be construed and interpreted in accordance with the laws of the United States of America and, except where inconsistent therewith, with the laws of the State of California. With respect to any claim or controversy arising out of or relating to this agreement, the parties consent to the jurisdiction of the State and Federal Courts located in San Francisco, California, U.S.A.

b. The paragraph headings in this agreement are for convenience only and shall not be deemed to alter or affect any provision hereof.

c. The equipment furnished hereunder is provided to Lessee under a net lease contract. Lessee waives any and all existing and future defenses, set-offs, or counterclaims against rental charges or payments due to Lessor with respect to the equipment, irrespective of the rights which Lessee may have against Lessor or any other party.

d. Lessee agrees to supply on request from Lessor, equipment tracking reports produced in the regular course of Lessee’s business showing the location of all equipment on lease to Lessee from Lessor.

e. Lessee agrees to supply audited financial statements on request to Lessor and Lessor agrees to keep such statements confidential.

f. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and may be amended, modified or changed only by an additional agreement in writing executed by the parties hereto. If Lessee fails , however, to give to Lessor written objection to its contents within seven (7) days after this Agreement is received or if Lessee takes possession of any of the equipment provided hereunder and retains it after receipt of this Agreement then this Agreement shall be effective and binding upon Lessee whether or not signed.

g. Any action by Lessee against Lessor for any default by Lessor under this Agreement, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

CAI-INTERPOOL, LLC

CON-GEN (Rev. 8/02)

EXHIBIT A-5 TO THE

MANAGEMENT AGREEMENT

AMONG

P&R EQUIPMENT AND FINANCE CORP,

CONTAINER APPLICATIONS INTERNATIONAL, INCORPORATED, AND

INTERPOOL CONTAINERS LIMITED

OPERATING LEASE—CAI

CONTAINER APPLICATIONS INTERNATIONAL, INC.

LONG TERM AGREEMENT,

(CONTRACT NUMBER:                     -                     )

This is a Long Term Agreement dated                      between                      (“Lessee”) and Container Applications International, Inc., 550 Kearny Street, Suite 950, San Francisco, CA 94108, U.S.A. (“Lessor”).

SCOPE OF AGREEMENT

This Agreement covers the leasing of                      containers which conform to the standards set forth by ISO, TIR, CSC, and TCT (hereinafter referred to individually and collectively as “containers”), on the terms and conditions set forth below.

TERM

This Agreement shall be effective                      and shall expire                      years from the Lease Commencement Date (“LCD”). The LCD shall be defined as the first day of the month following the month in which the last container goes on lease to Lessee.

CONTAINER SUPPLY PROVISIONS

Commencing                      and continuing through                     , Lessor agrees to lease containers to Lessee from Lessor in                     .

Execution by Lessor or its agent and Lessee or Lessee’s agent of Lessor’s Equipment Condition Reports with respect to each container leased hereunder shall constitute conclusive proof of delivery of such containers to Lessee, of redelivery of such containers to Lessor, and of the physical condition of the containers at the time of each such interchange.

CONTAINER REDELIVERY PROVISIONS

No container leased hereunder may be redelivered prior to the                      anniversary of the LCD. Thereafter, Lessor agrees to accept redelivery of containers from Lessee at the following Lessor depot locations with the maximum monthly limitations as noted below:

Lessor Depot Location	Quantity

Containers may be redelivered to depot locations or in numbers other than those shown in Section .4a, provided that such locations, quantities and applicable drop-off charges are mutually agreed upon in writing by Lessor and Lessee before redelivery of any such containers.

RENTAL CHARGES

During the term of this Agreement, Lessee shall pay to Lessor a daily rental charge of US$                     for each container leased hereunder. Lessee agrees to pay daily rental charges for all containers covered under this Agreement from their respective dates of lease-out through the later of (i) the                      anniversary of the LCD, or (ii) their respective dates of off-hire pursuant to the terms of this Agreement.

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HANDLING CHARGES

Lessee shall pay Lessor a handling-out charge and a handling-in charge of US$                     for each 20’ container and US$                     for each 40’ container covered under the terms of this Agreement. Such charges shall be invoiced by Lessor directly to Lessee in accordance with Section 8, and are intended to cover the cost of standard lift-on or lift-off a truck, container inspection, and preparation of an Equipment Condition Report. Any additional costs assessed for lifting the containers on or off any conveyance other than truck, including, but not limited to, barge or rail, will be for the account of Lessee.

LEASING PROCEDURE

The terms and conditions set forth on Exhibit A are hereby incorporated into this Agreement and shall apply to all containers leased under this Agreement. In the event of any conflict between the terms set forth in Exhibit A and the terms of this Agreement, the latter shall prevail.

INVOICING PROCEDURE

Charges for all containers leased by Lessee under this Agreement will be invoiced monthly in US dollars to the following address:

Lessee agrees to pay all Lessor invoices in full within 30 days of invoice date. If any items on the invoices are disputed, Lessee will forward a list and explanation of the disputed items to Lessor’s San Francisco office with payment in full. In turn, Lessor will undertake to reconcile these disputes within 60 days of receipt by either issuing credit or providing verification of correct billing or combination thereof. So long as Lessor acknowledges the dispute and is attempting in good faith to reconcile the disputed items, Lessee agrees not to withhold any money due Lessor which relates to such disputed items.

MAINTENANCE

Lessee shall at its own expense at all times maintain each container in good, safe and efficient working order and keep it fully and properly repaired.

DAMAGE PROCEDURE

Upon redelivery of a container to Lessor’s authorized depot, if Lessor’s Equipment Condition Report, executed by Lessor (or Lessor’s local agent) and Lessee (or Lessee’s local agent), shows the container to be in damaged condition, the following procedure will apply: If the container is found to be damaged, as defined by the Institute of International Container Lessors standards prevailing at the time of redelivery, Lessor or its authorized depot will

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issue a repair estimate to the Lessee. Lessee shall have 10 working days from the date of redelivery (the “Authorization Period”) to authorize the depot to proceed with said repairs as shown on the repair estimate for Lessee’s account. If authorization is received within the Authorization Period, the container shall be retroactively off-hired on its redelivery date. If authorization is not received within the Authorization Period, Lessor reserves the right to continue daily rental charges through the date upon which the depot receives authorization to proceed with repairs as estimated for the Lessee’s account. Lessee or its local agent agrees to pay all repair charges as billed by Lessor or its authorized depot within 30 days of the date of the invoice therefor.

TOTAL LOSS

In the event a container is lost, stolen, destroyed, or damaged beyond structural or economic repair so as to be rendered incapable of return to Lessor (an “Actual Total Loss”), Lessee shall give notice in writing to Lessor of such Actual Total Loss specifying the container number and providing proof of loss satisfactory to Lessor. Provided Lessee is in compliance with its obligations under this Agreement at the time notice of Actual Total Loss is received by Lessor, Lessor shall thereupon issue an invoice to Lessee for the Depreciated Casualty Value (“DCV”) (as set forth in Subsection 11c) of the Actual Total Loss container. Provided that payment of the DCV is made to Lessor within 30 days of the invoice date, daily rental charges will retroactively terminate on the date of Lessor’s receipt of such written notice. If payment is not received as aforesaid, daily rental charges shall continue to accrue until payment of the DCV is received by Lessor. Upon receipt of such payment accompanied by an appropriate request by Lessee, title to the Actual Total Loss container will be transferred to Lessee. Any taxes, duties or charges which become payable by virtue of the transfer of title to Lessee shall be for Lessee’s account.

If Lessee has redelivered a container to Lessor, and Lessee has received a damage estimate in accordance with Section 10, Lessee may, within the Authorization Period, authorize repairs in accordance with the estimate or request that Lessor supply details of the DCV for such container. If Lessor determines that the extent of the damage so warrants (a “Constructive Total Loss”), and provided Lessee is in compliance with its obligations under this Agreement at the time Lessee’s request for information on the DCV is received by Lessor, Lessor will furnish the DCV for such container, and Lessee shall have the option to pay either the estimated damages or the DCV. If Lessee elects the latter, Lessee shall give notice to Lessor of its election to declare Constructive Total Loss within 7 calendar days of receipt of the details of the DCV and Lessor will issue an invoice for the DCV of such Constructive Total Loss container. Provided that payment of the DCV is received by Lessor within 30 days of the date of invoice therefor, daily rental charges shall terminate on the date of redelivery of the Constructive Total Loss container. If payment is not received as aforesaid, daily rental charges shall continue to accrue until payment is received by Lessor. Unless otherwise elected by Lessor, title to the Constructive Total Loss container will remain with Lessor.

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In calculating the DCV, the Casualty Value (as set forth below) of the container is depreciated down to a value not less than 50% of the Casualty Value. The depreciation is calculated on a straight line basis using a 15 year life span for the container with a 15% residual value.

Container Type	Casualty Value

Notwithstanding the provisions of Subsections 11a and b, if Lessee is in default of its obligations under this Agreement, unless and until such default(s) has/have been cured in a timely manner or has/have been waived in writing by Lessor, Lessee shall be obligated to Lessor for the full Casualty Value of all Actual Total Loss containers under Subsection 11 a, and shall be liable to Lessor, in Lessee’s option, far either estimated repair costs or full Casualty Value of Constructive Total Loss containers under Subsection I lb.

INSURANCE

Without prejudice to any other obligations of Lessee under this Agreement, Lessee shall, at its own expense, obtain and continuously maintain in effect while any containers remain on lease to Lessee, insurance policies adequately insuring the containers against all risks of loss or damage, cargo damage and liability to third parties. All such insurance shall be underwritten by reputable underwriters and shall name Lessor as an additional insured and loss payee thereunder as its interests may appear. Lessee agrees to indemnify and hold Lessor harmless from and against all liability to third parties, damage to and/or replacement costs of and/or expenses (including, without limitation, expenses in prosecuting or defending any claim or suit) with respect to the containers, and deductibles and coinsurance obligations under the policies required to be provided by Lessee under this Section.

EXCLUSION OF WARRANTIES AND INDEMNITY

THE CONTAINERS ARE LEASED AS IS. PROVIDED THAT LESSEE COMPLIES FULLY WITH ITS OBLIGATIONS UNDER THIS AGREEMENT, LESSOR WARRANTS THAT LESSEE SHALL HAVE QUIET POSSESSION OF THE CONTAINERS. SAVE AS AFORESAID, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER OF ANY KIND HAVE BEEN GIVEN BY LESSOR IN RELATION TO THE CONTAINERS; AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, WHETHER IN RELATION TO THE FITNESS OF THE CONTAINERS FOR ANY PARTICULAR PURPOSE OR COUNTRY, OR WHETHER IN RELATION TO MERCHANTABILITY OR AS TO DESCRIPTION, STATE, QUALITY, OR CONDITION OF THE CONTAINERS AT DELIVERY OR AT ANY OTHER TIME ARE HEREBY WAIVED, EXCLUDED AND EXTINGUISHED.

Lessee shall indemnify and hold Lessor harmless from all liability, damage, cost or expense, including, without limitation, expenses in prosecuting or defending any claim or suit such as attorney’s fees, court costs and other expenses arising out of (i) any failure of Lessee to comply with its obligations under this Agreement; (ii)

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any claim, whether private or governmental, for personal injury or death, or for loss of or damage to person, property, cargo or vessels arising out of or incident to the ownership, selection, possession, leasing, operation, control, use, storage, loading, unloading, moving, maintenance, delivery, or return of the containers, and

(iii) the containers and any forfeiture, seizure, or impounding of, or charge or lien thereon, and any loss thereof or damage thereto. Each party undertakes promptly to give notice to the other of claims against it or action against it with respect thereto, and Lessee agrees not to settle any action without the consent of Lessor. Lessee agrees to assume, on behalf of Lessor, the defense of any action or proceeding which may be brought by any third party against Lessor and to pay all costs and expenses of whatever nature in connection therewith, and to pay on behalf of Lessor the amount of any judgment or award that may be entered against Lessor with respect thereto.

EXPIRATION

Commencing the first day of the                      month following the expiration of this Agreement, the daily rental charge for each container then on lease under this Agreement shall increase to US$            . Except in regard to daily rental charges, all other terms and conditions of this Agreement shall continue with respect to all containers on lease to Lessee on the date of expiration until all such containers are redelivered to Lessor.

Please indicate your acceptance and agreement to the foregoing by signing and returning three copies of this Agreement to Lessor. Upon Lessor’s receipt and execution of said copies, the Agreement shall constitute a binding agreement between Lessor and Lessee, and one copy will be promptly returned for your files.

LESSEE	CONTAINER APPLICATIONS INTERNATIONAL, INC.

By:	By:

Title:	Title:

Date:	Date:

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EXHIBIT A

GENERAL TERMS AND CONDITIONS

1.	DELIVERY OF EQUIPMENT

By execution of each ECR with respect to each item of equipment delivered to Lessee under this Agreement, Lessee conclusively acknowledges receipt thereof in good and leasable condition. Lessee agrees to return such equipment to Lessor in as good condition as received from Lessor, normal wear and deterioration excepted, and to execute Lessor’s ECR upon redelivery to Lessor identifying and acknowledging any changes in the condition of the equipment while on lease to Lessee. Any changes in the equipment which could have been prevented by normal maintenance shall not constitute normal wear and deterioration and shall be deemed to be damage.

2.	RENTAL AND OTHER CHARGES

(a) Lessee agrees to pay rental charges for the equipment in the amount(s) set forth in this Agreement from this day such equipment is delivered and/or interchanged to Lessee until the day such equipment is returned to Lessor. However, if the equipment is not returned in good condition, Lessee agrees to pay for the cost of any necessary repairs together with rental charges through the date such repairs are approved by Lessee. Further, in the event no fixed lease term is specified for the equipment, Lessor may, upon written notice to Lessee, (i) prospectively adjust the initial rental charges to Lessor’s then current average spot lease rate for such equipment on or after the 18 month anniversary of the lease out date of such equipment, or (ii) require that Lessee redeliver the equipment within 30 days of such notice in accordance with the redelivery provisions set forth herein. In the event a fixed lease term is specified for the equipment, Lessor may (unless otherwise provided elsewhere in this Agreement), upon written notice to Lessee (i) prospectively adjust the rental charges for such equipment to Lessor’s then current average spot lease rate for such equipment on or after the 6 month anniversary of the expiration of the fixed term, or (ii) require that Lessee redeliver the equipment within 30 days of such notice in accordance with the redelivery provisions set forth herein.

(b) Lessee shall return all equipment to Lessor’s terminal at the point(s) of termination designated herein or, if no point(s) of termination have been so specified, to the locations specified in writing by the Lessor to Lessee. Furthermore, upon such redelivery Lessee agrees to pay Lessor the applicable equipment drop-off charge(s) shown herein, or, if no such charges are specified herein, the applicable drop-off charges contained in Lessor’s current drop-off charge schedule. Lessor may close any redelivery location(s) specified herein or reduce the monthly redelivery limits specified for any such depot location(s) with immediate effect by giving written notice thereof to Lessee if such closure(s) or quantity reduction(s) is/are due to circumstance beyond Lessor’s control, including, but not limited to, changes in applicable law and/or natural disasters.

(c) All service charges incurred in transferring the equipment including, but not limited to, handling charges, transportation charges and chassis use fees, and all service charges imposed by any bank or other organization in connection with payment of monies due to Lessor, shall be for the account of Lessee.

(d) Unless otherwise indicated herein, all payments due to Lessor shall be payable in United States Dollars and shall be paid to Lessor within fifteen (15) days of the date

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of Lessor’s invoice(s), at the address for Lessor shown herein. In the event Lessor’s invoice(s) is/are not paid when due, Lessor may, without prejudice to any other remedy it may have, charge, as additional rental, a service charge at the rate of the lessor of eighteen (18) percent per annum or the maximum amount permitted by applicable law, until the balance is paid in full.

(e) It is expressly understood and agreed that (i) equipment furnished to Lessee hereunder is necessary to and leased for use aboard vessels owned, operated, chartered and/or managed by Lessee for ocean transportation of goods and for land transportation incidental thereto, (ii) equipment furnished to Lessee hereunder is made available not only on the credit of the lessee but also on the credit of such vessels as aforesaid, and (iii) to the extent permitted by law, Lessor has and may assert maritime liens against such vessels for any breach of Lessee’s obligations to Lessor with respect to such equipment as set forth in this Agreement.

3.	RISK OF LOSS AND DAMAGE

Lessee is liable to Lessor for all damage to or loss or destruction of the equipment subsequent to its delivery to Lessee and prior to its return to Lessor except that caused by normal wear and deterioration. Normal wear and deterioration shall not include damage caused by forklifts or other handling equipment.

(a) DAMAGE. In the event Lessee fails to repair damage to the equipment prior to returning it to Lessor, Lessor or its authorized depot will present a repair estimate to Lessee or Lessee’s local agent for approval. Lessee shall be liable to Lessor for the cost of such repairs and for rental charges for the equipment which shall continue until the day on which Lessee or its authorized agent approves the repairs as set forth in the estimate. Lessee will, at Lessor’s request, make payment of repair costs directly to the appropriate repair company and pay any and all storage charges incurred as a result of Lessee’s failure to approve repairs on a timely basis.

(b) LOSS OR TOTAL DAMAGE. In the event of loss, theft or destruction of the equipment (an “Event of Loss”) or damage thereto which Lessor, in its sole discretion, shall determine is not structurally or economically repairable (an “Event of Constructive Loss”), rental charges for the affected equipment shall terminate (1) upon receipt by Lessor of written notice from Lessee of an Event of Loss, or (2) upon issuance by Lessor of a written notice to Lessee of an Event of Constructive Loss, provided in either event that payment of the Casualty Value for a like item of equipment (as set forth herein or in Lessor’s then current Casualty Value Schedule) is made to Lessor within 30 days of such notice. If payment is not made within such 30 days, rental charges shall continue unabated until payment of the Casualty Value is received by Lessor. General payments by Lessee shall not be applied to charges for the Casualty Value of equipment unless so specified by Lessee. Further, if any equipment is subject to an Event of Loss or Event of Constructive Loss prior to the expiration of any fixed term specified for such equipment, Lessor shall have the right but not the obligation to supply a like item of equipment to Lessee, whereupon Lessee agrees either (1) to lease such substitute equipment, or (2) if Lessee elects not to lease the substitute equipment, to pay Lessor any shortfall between the historic rental charges for the original item of equipment and the contractual rental charges for said fixed term.

4.	OPERATION, MAINTENANCE AND REPAIR

(a) Lessee shall use the equipment properly and shall, at its sole cost and expense, maintain the equipment in good repair and safe operating condition. Such maintenance

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shall include but not be limited to the replacement of all badly worn or broken parts with new parts of equivalent design and material, as well as the abrasive cleaning, priming and top coating of all corroded areas on a routine, as needed basis. Lessee shall be liable for any repairs wrongly made or incompatible with the standards set forth in the Repair Manuals issued from time to time by the Institute of International Container Lessors. Lessee shall be responsible for all cleaning and decontamination costs with respect to equipment contaminated by cargo or otherwise and for removal of all debris and shoring from any containers leased hereunder prior to their return to Lessor. Lessee shall be liable for all costs and losses to Lessor arising out of Lessee’s failure to repair or maintain the equipment in good condition. If the foregoing obligations are performed by Lessor, all expenses relating thereto will be for the account of Lessee.

(b) Lessee shall use the equipment in accordance with good operating practices and so as to comply with all loading limitations, handling procedures and operating instructions prescribed by the manufacturer(s) thereof and by Lessor, including, but not limited to, current Regulations and Recommendations of the International Organization of Standardization and applicable local regulations, and shall prevent usage which may damage or shorten the life of the equipment such as excessive impact and unbalanced loading. Lessee shall not use the equipment for storage or transportation of goods which could damage the equipment including, without limitation, unprotected corrosive substances, poorly secured materials or bulk commodities which may corrode, oxidize, severely dent, puncture, contaminate, stain or damage the equipment.

(c) Container(s) supplied hereunder shall be used solely in international trade unless the use thereof in domestic transportation of goods is expressly permitted elsewhere in this Agreement.

(d) Receipt or delivery of equipment or any other act by an agent or employee of, or independent contractor engaged by, Lessee shall be deemed to be the act of Lessee and shall be binding upon Lessee.

(e) Lessor’s equipment is identified by appropriate lettering and numbering, which Lessee agrees not to change or obliterate. Notwithstanding the foregoing, at the written request of Lessor, Lessee shall change or supplement such marks as Lessor shall request. Lessee may, however, add other markings as may be required, provided that such additional markings will be removed and the surface of the equipment shall be in the same condition as prior to the addition of such markings when the equipment is redelivered to Lessor. If Lessee fails to remove such additional markings, Lessor shall remove such markings at Lessee’s cost.

(f) Lessee shall be responsible for the cost of removal of any intentional or unintentional amendments, alterations, or modifications made to the equipment and for returning the equipment to the same condition in which it was originally received by Lessee.

(g) Lessee shall at its expense comply with all laws, regulations and orders which in any way affect the equipment or its use, operation or storage. Lessor shall have no responsibility for compliance with any such laws, regulations or orders, including, without limitation, all such laws, regulations or orders as may relate to customs, transportation, handling, safety and labor regulation.

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(h) Lessee shall at its expense comply with all rules and practices of ports, depots, storage areas and transportation companies consistent with the other requirements of this Section 4.

(i) Lessor shall deliver containers to Lessee which fully comply with the rules and standards of the International Convention for Safe Containers (“CSC”). Such containers shall have affixed CSC plates or CSC plates with an ACEP (Approved Continuous Examination Program) mark. It shall be the obligation of Lessee to comply with the CSC in all respects and Lessee shall have and exercise Lessor’s responsibilities under the CSC including, without limitation, plating (design-type approval to be obtained and plates to be provided by Lessor), maintenance, examination, re-examination and marking of each container. Such examination or re-examination shall be performed in accordance with the Rules and Regulations for the Safety Approval of Cargo Containers of the United States Department of Transportation. Lessee shall also comply with the Customs Conventions on Containers, 1956 and 1972, including, without limitation, all obligations of the operator relating to temporary admission, transport of goods under customs seal, maintenance of records and reporting to governmental authorities.

5.	DEFAULT, REMEDIES UPON DEFAULT

(a) Should Lessee (i) default in the timely payment of any sum due to Lessor with respect to the equipment, or (ii) default in the performance of its other obligations with respect to the equipment hereunder or under any other lease contract(s) made between Lessor and Lessee, or (iii) suffer any distress, execution or other legal process which has the effect of a levy on any of the equipment leased hereunder or thereunder, or (iv) cease doing business as a going concern, become insolvent, commit an act of bankruptcy, or become the subject of any proceeding under any applicable Bankruptcy Act, or (v) be seized or nationalized or should any of Lessee’s assets be seized by a government or government instrumentality; then Lessor may without notice and without relieving Lessee of its obligations hereunder, terminate the leasing of the equipment, involve the default provisions hereof and/or of any other leases made between Lessor and Lessee, declare the balance of all rental accrued and to be accrued hereunder and thereunder to be due and payable, demand and retake possession of the equipment and all other equipment leased by Lessor to Lessee free of any claims of Lessee, assert maritime or other liens against Lessee’s property wherever it may be found, and exercise any other right or remedy available to Lessor under applicable law. In the event Lessor terminates the leasing of equipment or invokes the aforesaid default remedies, Lessee shall no longer be in possession of Lessor’s equipment with Lessor’s consent, and the rental payable therefor shall immediately increase to the spot lease rates charged by Lessor for like type equipment at the time of default. Lessee shall immediately notify Lessor of the exact location of the equipment. If Lessee fails to redeliver such equipment to Lessor within twenty days of Lessor’s demand for redelivery, Lessor may retake possession of any or all of its equipment in the possession of Lessee, and for such purpose may enter upon any premises belonging to or in the occupation or control of Lessee. LESSEE HEREBY WAIVES ANY AND ALL RIGHTS TO A JUDICIAL HEARING PRIOR TO LESSOR’S REPOSSESSION OF THE EQUIPMENT.

(b) Lessee shall continue to pay rental charges for equipment until (i) the equipment is returned to Lessor in as good condition as received, normal wear and deterioration excepted, or (ii) the equipment is repaired and fit for subsequent rental, or (iii) settlement for the equipment is made. In the event Lessor retakes possession of all or any part of the equipment, Lessee authorizes Lessor to take possession of any property in, on, or attached to such equipment

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which is not the property of Lessor, and without liability for its care or safekeeping, to place such property in storage at the risk and expense of Lessee. Lessee further agrees to pay Lessor upon demand the Casualty Value of any equipment which has not been returned within the foregoing twenty day period. Upon such return or repossession of the equipment, Lessee will pay immediately to Lessor, as liquidated damages for loss of a bargain, which the parties agree are fair and reasonable under the circumstances existing at the time this Agreement is entered into, and not as a penalty, and in lieu of any further payments of rent for the equipment, the following: (aa) all rent and other amounts due for such equipment as of such date of return or repossession, (bb) an additional payment of three month’s rent for the equipment to compensate Lessor for the reasonable estimate of the time and expense required to locate a new Lessee, for the equipment (the “Remarketing Period”), (cc) an amount equal to the present value of the difference between the total remaining rental payments for the unexpired minimum lease term, if any, (commencing at the end of the Remarketing Period) and the fair market rent for the same period discounted at a rate per annum equal to the discount rate for 13-week Treasury Bills as of the date on which the equipment is returned or repossessed (as such rate is reported in the Money Rates column in the Wall Street Journal), and (dd) any and all incidental damages suffered by Lessor as a result of Lessee’s default, less any expenses saved by Lessor in consequence of the default.

(c) Without in any way limiting the obligations of Lessee hereunder, Lessee hereby irrevocably appoints Lessor as the agent and attorney-in-fact of Lessee, with full power and authority at any time that Lessee is obligated to deliver possession of any equipment to Lessor, to demand and take possession of such equipment in the name and on behalf of Lessee from whomsoever shall be at the time in possession of such equipment.

(d) Lessee hereby irrevocably waives any immunity from jurisdiction to which it might otherwise by entitled (including but not limited to any immunity afforded to Lessee by the United States Foreign Sovereign Immunities Act or any similar legislations, rules or regulations of any other countries having applicability to Lessee) in any action arising out of or relating to the equipment or to this Agreement which may be instituted in any court or arbitration proceedings in or outside of the United States of America. Lessee further irrevocably waives any immunity from the execution or enforcement of any judgment obtained in any legal action or arbitration proceeding worldwide.

(e) Termination of the leasing of the equipment as a result of Lessee’s default shall not relieve Lessee of any liabilities or obligations to Lessor accrued prior to such default and Lessee shall in any event remain fully liable for reasonable damages as provided by law, and for all costs and expenses incurred by Lessor on account of such default including all cost of recovering equipment, legal costs and reasonable attorney’s fees. Nothing in this paragraph shall be construed to waive any remedy or relief available to Lessor hereunder, in equity, in admiralty, or at law upon the occurrence of any event set forth in this section.

(f) Any forbearance by Lessor to enforce its rights hereunder in the event of a default by Lessee shall not constitute a waiver of Lessor’s rights, nor shall said forbearance waive Lessor’s rights with respect to any other failure by Lessee to comply strictly with its obligations to Lessor.

6.	LIMITATION OF WARRANTIES

(a) THIS EQUIPMENT IS LEASED AS IS. PROVIDED THAT LESSEE COMPLIES FULLY WITH ITS OBLIGATIONS UNDER THIS AGREEMENT, LESSOR

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WARRANTS THAT LESSEE SHALL HAVE QUIET POSSESSION OF THE EQUIPMENT, SAVE AS AFORESAID NO REPRESENTATIONS OR WARRANTIES WHATSOEVER OF ANY KIND HAVE BEEN OR ARE GIVEN BY LESSOR IN RELATION TO THE EQUIPMENT, AND ALL REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS OR IMPLIED, WHETHER IN RELATION TO THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE OR COUNTRY, OR WHETHER IN RELATION TO MERCHANTABILITY OR AS TO DESCRIPTION, STATE, QUALITY, OR CONDITION OF THE EQUIPMENT AT DELIVERY OR AT ANY OTHER TIME ARE HEREBY WAIVED, EXCLUDED AND EXTINGUISHED.

(b) LESSEE’S OBLIGATIONS UNDER THIS AGREEMENT ARE ABSOLUTE AND SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCE OR EVENT BEYOND LESSEE’S CONTROL OF WHATEVER NATURE.

(c) Lessee will not suffer to be created, nor permit to be continued, nor fail to discharge, any lien or encumbrance incurred by Lessee or its agents against the equipment covered hereunder, nor shall Lessee or its agents procure any document of title which might at any time encumber the owner’s title to or infringe upon Lessor’s possessory rights to the equipment at expiration or earlier termination of the leasing thereof to the Lessee.

7.	NOTICES

All billings, payments and written notices from either party to the other shall be given to the addresses shown herein, to Lessee’s local agent, or to such other address as may be designated in writing by either party from time to time and shall be deemed to have been received upon delivery to the party to whom they are directed.

8.	TAXES, FEES AND FINES

(a) Lessee shall pay all taxes (other than taxes on Lessor’s net income) and charges levied on the equipment or in connection with the use, storage, operation or possession by Lessee of the equipment or levied against or based upon the amount of rentals paid or to be paid with respect thereto, or any other taxes levied against or based upon the leasing thereof to Lessee or subsequent to delivery to Lessee, including, without limitation, property, sales, use and excise taxes, duties, customs tariffs and impositions of federal, state, foreign and local governments and agencies. Taxes, duties, charges etc. levied on the equipment due solely to the ownership therefor shall be for Lessor’s account unless such taxes are assessed because of the presence of the equipment in a taxing jurisdiction as a result of Lessee’s use of the equipment.

(b) Lessee shall pay all charges incurred in ports, depots, storage areas or otherwise arising out of the use of the equipment.

(c) Lessee is not entitled to claim any investment tax credits or depreciation deductions or any other tax benefits normally associated with ownership of any of the equipment covered hereunder, Lessee hereby warrants that it will not claim any such investment tax credits, depreciation deductions or other such tax benefits.

9.	INDEMNITY

(a) Lessee shall indemnify and hold Lessor harmless from all liability, damage, cost and expenses (including, without limitation, expenses in prosecuting or defending any claim or suit such as attorney’s fees, court costs and other expenses) arising out of (i) any

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failure of Lessee to comply with its obligations hereunder, (ii) any claim whether private or governmental, for personal injury or death, and for loss of or damage to person, property, cargo or vessels arising out of or incident to the ownership, selection, possession, leasing, operation, control, use, storage, loading, unloading, moving, maintenance, delivery or return of the equipment, and (iii) the equipment and any loss of or damage thereto, or any forfeiture, seizure, or impounding of, or charge or lien on the equipment. Each party undertakes promptly to give notice to the other of such claims against it or actions against it, and Lessee agrees not to settle any action without the consent of Lessor.

(b) Lessee shall maintain third party liability insurance, cargo damage insurance, and all risk property loss and damage insurance (including General Average) with respect to all equipment covered hereunder. All such insurance shall be written by reputable underwriters and shall be in amounts and on terms which are satisfactory to Lessor. Lessee shall deliver certificates of insurance to Lessor evidencing the aforesaid coverages and naming Lessor as an additional insured and loss payee thereunder as its interests may appear.

10.	SUBLEASING, DIRECT INTERCHANGING AND ASSIGNMENT

(a) LESSEE SHALL NOT HAVE THE RIGHT TO ASSIGN THIS AGREEMENT OR TO ASSIGN, SUBLET, RENT, DIRECTLY INTERCHANGE OR OTHERWISE HIRE OUT OR PART WITH POSSESSION OF THE EQUIPMENT TO ANY OTHER PARTY (OTHER THAN TO THE CARE OF CONNECTING CARRIERS IN THE NORMAL COURSE OF LESSEE’S BUSINESS) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR AND SUCH CONSENT OF LESSOR, IF GIVEN, SHALL NOT OPERATE TO RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

(b) Lessor may delegate, assign, pledge or encumber in whole or in part this Agreement, the equipment, leased hereunder, and/or the rentals and other charges due with respect thereto. Lessee agrees to pay in full rentals and other charges as accrued to Lessor’s assignee, regardless of any defenses, counterclaims or set-offs which Lessee might have against Lessor.

11.	GENERAL

(a) This agreement is binding upon the parties, their permitted successors and assigns and shall be construed and interpreted in accordance with the laws of the United States of America and, except where inconsistent therewith, with the laws of the State of California. With respect to any claim or controversy arising out of or relating to this agreement, the parties consent to the jurisdiction of the State and Federal Courts located in San Francisco, California, U.S.A.

(b) The paragraph headings in this agreement are for convenience only and shall not be deemed to alter or affect any provision hereof.

(c) The equipment furnished hereunder is provided to Lessee under a net lease contract. Lessee waives any and all existing and future defenses, set-offs, or counterclaims against rental charges or payments due to Lessor with respect to the equipment, irrespective of the rights which Lessee may have against Lessor or any other party.

(d) Lessee agrees to supply on request from Lessor, equipment tracking reports produced in the regular course of Lessee’s business showing the location of all equipment on lease to Lessee from Lessor.

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(e) Lessee agrees to supply audited financial statements on request to Lessor and Lessor agrees to keep such statements confidential.

(f) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and may be amended, modified or changed only by an additional agreement in writing executed by the parties hereto. If Lessee fails , however, to give to Lessor written objection to its contents within seven (7) days after this Agreement is received or if Lessee takes possession of any of the equipment provided hereunder and retains it after receipt of this Agreement then this Agreement shall be effective and binding upon Lessee whether or not signed.

(g) Any action by Lessee against Lessor for any default by Lessor under this Agreement, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

Container Applications International, Inc.

CON-GEN (Rev. 8/02)

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